UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ASTRONOVA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION, DATED JULY 16, 2026

ASTRONOVA, INC.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

[●], 2026

To the Shareholders of AstroNova, Inc.:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of AstroNova, Inc., a Rhode Island corporation (“AstroNova” or the “Company”), to be held virtually via live audio webcast on [●], 2026, at [●] [a.m./p.m.], Eastern Time. The Special Meeting will be a virtual meeting of shareholders conducted exclusively online. You will be able to attend the Special Meeting, vote your shares, and submit questions during the meeting by first registering in advance by visiting https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting.

The Special Meeting has been called for the following purposes, each of which is described in detail in the accompanying proxy statement (the “Proxy Statement”). We urge you to read the Proxy Statement carefully and in its entirety before voting.

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among AstroNova, Orion Merger Parent, Inc., a Delaware corporation (“Parent”), and Orion MergerCo X, Inc., a Rhode Island corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds managed by Arcline Investment Management LP (“Arcline”). Pursuant to the Merger Agreement, Merger Sub will merge with and into AstroNova (the “Merger”), with AstroNova surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Proposal”).

At the Special Meeting, you will also be asked to consider and vote upon a proposal to approve, (i) by non-binding advisory vote, certain compensation arrangements for AstroNova’s named executive officers that are based on or otherwise related to the Merger (the “Advisory Compensation Proposal”) and (ii) the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

If the Merger is completed, each share of common stock, $0.05 par value per share, of AstroNova (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by AstroNova as treasury stock and shares held by Parent or any of its subsidiaries) will be converted into the right to receive $29.00 per share in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”).

The Board of Directors of AstroNova (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of AstroNova and its shareholders and (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the Rhode Island Business Corporation Act.

After careful consideration, the Board has unanimously recommended that you vote “FOR” the approval of the Merger Agreement, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

The Proxy Statement includes information about the Special Meeting and describes the Merger Agreement, the Merger, and the other matters to be considered at the Special Meeting. The Proxy Statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the Proxy Statement carefully, including all annexes and exhibits thereto, before casting your vote. You may also obtain more information about the Company from documents we file with the U.S. Securities and Exchange Commission (the “SEC”) from time to time.

Your vote is very important, regardless of the number of shares you own. The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Whether or not you plan to attend the Special Meeting, we urge you to vote as soon as possible by following the instructions in the Proxy Statement and on the enclosed proxy card or voting instruction form. The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person (including virtually) at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, but will not have any effect on the Advisory Compensation Proposal or the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal and will not have any effect on the Advisory Compensation Proposal or the Adjournment Proposal.

If you have any questions about the accompanying Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact Alliance Advisors, LLC, our proxy solicitor, at 1-844-202-6164.

On behalf of the Board of Directors of AstroNova, we thank you for your continued support and confidence in AstroNova.

Sincerely,

Darius G. Nevin

Executive Chairman

Jorik E. Ittmann

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials: The Proxy Statement and form of proxy card are available at https://web.viewproxy.com/ALOT/2026. Neither the Proxy Statement nor the proxy card is incorporated into this letter by reference.

If you have any questions or need assistance voting your shares, please call Alliance Advisors, LLC at:

Alliance Advisors, LLC

150 Clove Road, Suite 400

Little Falls, NJ 07424

Toll-Free Phone:

1-(844) 202-6164

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying Proxy Statement, including the Merger, or determined if the information contained in this document or the accompanying Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The Proxy Statement and accompanying form of proxy card are first being provided to shareholders on or about [●], 2026.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION, DATED JULY 16, 2026

ASTRONOVA, INC.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date and Time: [●], 2026, at [●] [a.m./p.m.], Eastern Time

Place: The Special Meeting of shareholders of AstroNova, Inc. (the “Special Meeting”) will be conducted exclusively online via live audio webcast. There will be no physical meeting location.

Record Date: [●], 2026 (the “Record Date”)

NOTICE IS HEREBY GIVEN that the Special Meeting of AstroNova, Inc. (“AstroNova” or the “Company”), a Rhode Island corporation (Nasdaq: ALOT), will be held virtually via live audio webcast on [●], 2026, at [●] [a.m./p.m.], Eastern Time. The Special Meeting will be a completely virtual meeting of shareholders; there will be no physical meeting location. Shareholders may attend, vote their shares, and submit questions online by first registering in advance at https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time. Upon completing the registration, shareholders will receive further instructions via email, including a unique link that will allow access to the meeting. The Special Meeting is being held for the following purposes:

1.

Merger Proposal. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of June 16, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among AstroNova, Orion Merger Parent, Inc. (“Parent”), and Orion MergerCo X, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into AstroNova (the “Merger”), with AstroNova surviving the Merger as a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.05 per share, of AstroNova (“Common Stock”) (other than excluded shares) will be converted into the right to receive $29.00 per share in cash, without interest and subject to any applicable withholding taxes, and approve the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). The Board of Directors recommends a vote “FOR” the Merger Proposal.

2.

Advisory Compensation Proposal. To consider and vote upon a proposal to approve, by non-binding advisory vote, certain compensation arrangements for AstroNova’s named executive officers that are based on or otherwise relate to the Merger (the “Advisory Compensation Proposal”), as described in the accompanying proxy statement (the “Proxy Statement”). The Board of Directors recommends a vote “FOR” the Advisory Compensation Proposal.

3.

Adjournment Proposal. To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

Only shareholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available for inspection by shareholders for any purpose germane to the Special Meeting during the ten days immediately preceding the Special Meeting at AstroNova’s principal offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, and also at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Approval of the Advisory Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Board of Directors urges you to vote as soon as possible. Instructions for voting via the Internet, by telephone, or by completing and returning the enclosed proxy card (or, for shares held in street name, the voting instruction form provided by your bank, broker, or other nominee) are set forth in the Proxy Statement. The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person (including virtually) at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, but will not have any effect on the Advisory Compensation Proposal or the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal and will not have any effect on the Advisory Compensation Proposal or the Adjournment Proposal. A broker, bank or other nominee holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the beneficial owner’s shares with respect to “routine” matters if their client does not provide voting instructions.

All of the proposals in the Proxy Statement are non-routine matters. When a matter is not routine and the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that matter. This is called a broker “non-vote.” Broker non-votes will have the effect of votes “AGAINST” the Merger Proposal, but will not have any effect on the Advisory Compensation Proposal or the Adjournment Proposal.

If you attend the virtual Special Meeting and wish to vote during the meeting, you may withdraw your proxy and vote your shares online at https://web.viewproxy.com/ALOT/2026 by entering your control number included on your proxy card. Please note that if your shares are held in “street name” by a bank, broker, or other nominee, you should follow the instructions provided by your nominee in order to attend and vote at the virtual Special Meeting.

PLEASE READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY. The Proxy Statement contains important information about the Special Meeting, the Merger Agreement, the Merger, and the proposals to be considered at the Special Meeting. This Notice of Special Meeting of Shareholders does not contain all of the information that is important to you. We urge you to read the entire Proxy Statement, including all annexes and exhibits.

By Order of the Board of Directors of AstroNova, Inc.

[●], 2026

Darius G. Nevin

Executive Chairman

Jorik E. Ittmann

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials: The Proxy Statement, Annual Report on Form 10-K and amendment to Annual Report on Form 10-K/A and form of proxy card are available at https://web.viewproxy.com/ALOT/2026. If you need assistance in voting your shares, please contact Alliance Advisors, LLC, at 1-844-202-6164.

i

ii

SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”) and might not contain all the information that is important to you with respect to the Merger and the other matters being considered at a virtual Special Meeting of our shareholders to be held on [●], 2026 at [●] [a.m./p.m.] Eastern Time (the “Special Meeting”). The Special Meeting will be a virtual meeting conducted exclusively online via live audio webcast. We urge you to read carefully the entirety of the remainder of this Proxy Statement, including the attached annexes, and the other documents to which we have referred you. For additional information on AstroNova, see the section entitled “Where You Can Find More Information.” We have included page references in this summary to direct you to a more complete description of the topics presented below. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this Proxy Statement, “AstroNova,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to AstroNova, Inc., a Rhode Island corporation, including, in certain cases, our subsidiaries. Throughout this Proxy Statement we refer to Orion Merger Parent, Inc. as “Parent” and Orion MergerCo X, Inc. as “Merger Sub.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated as of June 16, 2026, as it may be amended from time to time, by and among the Company, Parent and Merger Sub as the “Merger Agreement.”

The Merger (page 18)

The Company is seeking shareholder approval of a merger in which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Arcline Investment Management LP (“Arcline”). The Merger is structured as a reverse triangular merger pursuant to the Rhode Island Business Corporation Act (“RIBCA”).

Each issued and outstanding share of common stock of the Company, par value $0.05 per share (“Common Stock”) (other than shares to be cancelled) will be converted into the right to receive $29.00 in cash, without interest and less applicable withholding taxes.

On June 16, 2026, the Company entered into the Agreement and Plan of Merger, dated as of June 16, 2026, by and among the Company, Parent, and Merger Sub (the “Merger Agreement”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”). On June 17, 2026, the Company and Parent issued a joint press release announcing the transaction.

Parties to the Merger (page 14)

AstroNova is a Rhode Island corporation with its principal offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s Common Stock is listed on the Nasdaq Global Market under the ticker symbol “ALOT.” AstroNova designs, manufactures, and markets specialty printing equipment, test and measurement products, and related supplies.

Parent is a Delaware corporation, and an affiliate of investment funds managed by Arcline Investment Management LP. Parent is the entity that has agreed to acquire the Company through the Merger and was formed in 2026 solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Parent has not conducted any business and has no assets, liabilities, or obligations other than those incidental to its formation and the transactions contemplated by the Merger Agreement. The principal offices of Parent are located at c/o Arcline Investment Management LP, 4 Embarcadero Center, Suite 2660, San Francisco, CA 94111, and its telephone number is 615-270-5870.

Merger Sub is a Rhode Island corporation and a wholly owned subsidiary of Parent formed in 2026 solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business and has no assets, liabilities, or obligations other than those incidental to its formation and the transactions contemplated by the Merger Agreement. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at c/o Arcline Investment Management LP, 4 Embarcadero Center, Suite 2660, San Francisco, CA 94111 and its telephone number is 615-270-5870.

The Special Meeting (page 15)

The Company will hold the Special Meeting virtually via live audio webcast on [●], 2026, at [●] (Eastern Time). The Special Meeting will be a virtual meeting conducted exclusively online. Shareholders may attend, vote their shares, and submit questions online by first registering in advance at https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time. Upon completing the registration, shareholders will receive further instructions via email, including a unique link that will allow access to the meeting. There will be no physical meeting location. Holders of record of Common Stock as of the close of business on [●], 2026 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, shareholders will be asked to vote on: (i) a proposal to adopt the Merger Agreement; (ii) a non-binding, advisory proposal to approve certain compensation that may become payable to the Company’s named executive officers in connection with the Merger; and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote at the Special Meeting.

Merger Consideration (page 51)

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Merger Sub, or the Company as treasury shares) will be converted into the right to receive $29.00 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The Merger Consideration will be paid by Parent to each shareholder promptly after the Effective Time in accordance with the payment procedures set forth in the Merger Agreement. Shareholders will not receive any interest on the Merger Consideration regardless of any delay in making such payment.

Treatment of Equity Awards (page 51)

At the Effective Time, each outstanding and unexercised Company stock option (“Stock Option”), whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the per-share exercise price of such option, less applicable withholding taxes. Stock options with a per-share exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration.

Each outstanding Company restricted stock unit (“RSU”), performance stock unit (“PSU”), and restricted stock award (“RSA”), whether or not vested, will become fully vested (with each PSU vesting based on the number of shares determined to be earned and vested under the applicable award agreement) and will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to

(or, in the case of a PSU, earned and vested under) such award and (ii) the Merger Consideration, less applicable withholding taxes. In addition, each outstanding Company stock-settled performance award (“SSPA”) will be cancelled and converted into the right to receive a cash payment, without interest, in an amount determined by the Human Capital and Compensation Committee of the Board in its reasonable discretion no later than the fifth day prior to the Effective Time, with any such payment reducing, on a dollar-for-dollar basis, the transaction bonuses available for award to the Company’s officers and employees.

Recommendation of the Board of Directors (page 25)

The Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its shareholders; (ii) approved and declared advisable the Merger Agreement and the Merger; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s shareholders; and (iv) resolved to recommend that the Company’s shareholders vote to adopt the Merger Agreement.

The Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the non-binding, advisory proposal to approve merger-related executive compensation, and “FOR” the proposal to adjourn the Special Meeting if necessary.

Opinion of Rockefeller Financial LLC (page 27)

AstroNova retained Rockefeller Financial LLC (“Rockefeller”) as its exclusive financial advisor with respect to the Merger and the other transactions contemplated by the Merger Agreement. In connection with this engagement, the Board requested that Rockefeller evaluate the fairness, from a financial point of view, to the holders of Common Stock, other than shares of Common Stock that are owned by Parent or AstroNova (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries (the “Cancelled Shares”), of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. On June 16, 2026, Rockefeller rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 16, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion, the Merger Consideration to be received by the holders of Common Stock (other than Cancelled Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Rockefeller’s written opinion, dated June 16, 2026, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Rockefeller’s financial advisory services and opinion were intended solely for the benefit and use of the Board in considering the Merger and the other transactions contemplated by the Merger Agreement, and Rockefeller’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Common Stock (other than Cancelled Shares) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. Rockefeller’s opinion did not address any other term or aspect of the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger or the other transactions contemplated by the Merger Agreement and does not constitute a recommendation to any shareholder of AstroNova or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger and the other transactions contemplated by the Merger Agreement or any other matter.

For a more detailed description of Rockefeller’s opinion, see the section titled “The Merger—Opinion of Rockefeller Financial LLC”. The full text of Rockefeller’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion.

Interests of Directors and Executive Officers in the Merger (page 42)

In considering the Board’s recommendation that you vote “FOR” the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the Merger that may differ from, or be in addition to, the interests of the Company’s shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and in recommending that the Merger Agreement be adopted by the Company’s shareholders.

These interests include, among other things: (i) the accelerated vesting and cash-out of equity awards held by directors and executive officers as described above under “Treatment of Equity Awards”; (ii) certain change-in-control benefits that may become payable to executive officers pursuant to existing agreements or plans; and (iii) the right to continued indemnification and the maintenance of directors’ and officers’ liability insurance following the Merger.

Shareholders should also be aware that Alexis P. Michas, a director of the Company, is the managing member of Juniper Investment Company, LLC and Juniper HF, LLC (together, “Juniper”). Juniper Targeted Opportunity Fund, L.P., an affiliate of Juniper, holds approximately [●]% of the outstanding shares of Common Stock.

No Solicitation (page 54)

The Merger Agreement prohibits the Company and its subsidiaries, and their respective officers, directors, employees, agents, and representatives, from directly or indirectly (i) soliciting, initiating, encouraging, or facilitating any Takeover Proposal or any inquiry relating thereto, (ii) engaging in discussions or negotiations with any person regarding a Takeover Proposal, (iii) providing any non-public information to any person in connection with a Takeover Proposal or any inquiry relating thereto, (iv) amending or granting any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, (v) approving any transaction under the Rhode Island Business Combination Act, (vi) entering into any agreement, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contracts related to any Takeover Proposal, (vii) effecting any Company Adverse Recommendation Change (as defined below), or (viii) submitting to a vote of its shareholders, approving, endorsing or recommending any Takeover Proposal. A “Takeover Proposal” means an inquiry, proposal, or offer from any person or group (other than Parent and its subsidiaries, including Merger Sub) relating to a transaction or series of related transactions (other than the Merger) involving, among other things, the direct or indirect acquisition of 15% or more of the consolidated assets of the Company and its subsidiaries (or assets to which 15% or more of their net revenues or net income are attributable), the direct or indirect acquisition of 15% or more of the voting equity interests of the Company, a tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the voting power of the company, or a merger, consolidation, or other business combination involving the Company representing 15% or more of its consolidated net revenues, net income, or assets.

Notwithstanding the foregoing, the Merger Agreement provides the Board with a “fiduciary out” that allows the Company, prior to the adoption of the Merger Agreement by the Company’s shareholders, to engage in negotiations or discussions with, and to provide non-public information to, a third party that has made a bona fide, unsolicited Takeover Proposal that did not result from a breach of the Company’s “no shop” obligations and the Board determines in good faith (after consultation with its outside legal counsel and financial advisor) constitutes, or could reasonably be expected to lead to, a Superior Proposal. A “Superior Proposal” means a bona fide written Takeover Proposal (except that each reference to “15% or more” in the definition of Takeover Proposal is instead “more than 50%”) that did not result from a breach of the Company’s “no shop” obligations and the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, is (a) reasonably likely to be consummated in accordance with its terms and (b) if consummated, more favorable to the holders of Common Stock from a financial point of view than the Merger, taking into account all financial, legal, regulatory, timing, and other aspects of the proposal.

Prior to effecting a Company Adverse Recommendation Change or terminating the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, the Company must provide Parent with written notice and a matching period of three (3) Business Days (the “Superior Proposal Notice Period”), during which Parent may propose revisions to the terms of the Merger Agreement so that the Superior Proposal would no longer constitute a Superior Proposal. A “Company Adverse Recommendation Change” means, generally, (i) the Board withholding, withdrawing, amending, modifying, or materially qualifying (or publicly proposing to do so), in a manner adverse to Parent, its recommendation that the Company’s shareholders vote to approve the Merger Agreement, (ii) the Board failing to include its recommendation that shareholders vote in favor of the approval of the Merger in this Proxy Statement, (iii) the Board adopting, approving, endorsing, declaring advisable, or recommending, or publicly proposing to adopt, approve, endorse, declare advisable, or recommend, a Takeover Proposal, (iv) the Board failing to recommend against any tender or exchange offer for shares of Common Stock within five Business Days of commencement of such offer, or (v) the Board failing to reaffirm (publicly, if so requested by Parent) the recommendation within five Business Days after the date any Takeover Proposal is first publicly disclosed by the Company or the person making such Takeover Proposal. A “Business Day” means any day other than a Saturday, Sunday, or any day on which the SEC or banking institutions located in Providence, Rhode Island are authorized or required by applicable law or other governmental action to close.

Conditions to the Merger (page 55)

The obligation of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions: (i) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock; (ii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and the receipt of any other required regulatory approvals; and (iii) the absence of any law, injunction, order, or decree issued by a court or governmental authority of competent jurisdiction that enjoins, restrains, or prohibits the consummation of the Merger.

The obligation of Parent and Merger Sub to consummate the Merger is also subject to: (i) the accuracy of the Company’s representations and warranties as of the closing date, subject to certain materiality and Company Material Adverse Effect qualifiers; (ii) the Company’s compliance in all material respects with its covenants and obligations under the Merger Agreement; and (iii) the absence of a Company Material Adverse Effect since the date of the Merger Agreement. A “Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by the Merger Agreement, subject to customary exceptions (including, among others, changes generally affecting the economy or financial, securities, or political conditions; the announcement, pendency, or consummation of the Merger; changes in applicable law or GAAP; acts of war, sabotage, or terrorism; and natural disasters, epidemics, or pandemics), except that certain of those exceptions apply only to the extent they do not disproportionately affect the Company and its subsidiaries relative to other participants in their industries.

Termination (page 56)

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Company’s shareholders, under certain specified circumstances, including: (i) by mutual written consent of the Company and Parent; (ii) by either party if the Merger has not been consummated on or before the date that is 150 days after June 16, 2026 (the “Outside Date”), subject to a single 30-day extension in specified circumstances; (iii) by either party if a governmental authority has issued a final, non-appealable order permanently enjoining or prohibiting the consummation of the Merger; or (iv) by either party if the Company’s shareholders fail to adopt the Merger Agreement at the Special Meeting.

The Merger Agreement may also be terminated by Parent if the Board effects a Company Adverse Recommendation Change, or by the Company if the Board determines to accept a Superior Proposal and the Company has complied with its matching right obligations. Additionally, either party may terminate the Merger Agreement if the other party has breached any of its representations, warranties, covenants, or agreements such that the applicable closing condition would not be satisfied, subject to a cure period.

If the Merger Agreement is terminated under certain specified circumstances (generally, where the Company pursues or accepts an alternative acquisition proposal) the Company may be required to pay Parent a termination fee of $9,648,000 (the “Termination Fee”). Conversely, if the Merger Agreement is terminated because the Merger cannot be completed because the required antitrust approvals are not obtained, Parent may be required to pay the Company a reverse termination fee of $9,648,000 (the “Reverse Termination Fee”).

Under the Merger Agreement, Parent has represented that, immediately after giving effect to the Merger, Parent, the surviving corporation, and their subsidiaries, taken as a whole, will be solvent and will have sufficient funds to pay the aggregate Merger Consideration and all related fees and expenses. The consummation of the Merger is not conditioned on the availability of any financing to Parent or Merger Sub.

Investment funds affiliated with Arcline (Arcline Capital Partners IV LP and Arcline Capital Partners IV-A LP (collectively, the “Guarantors”)) have entered into a limited guarantee in favor of the Company guaranteeing, severally and not jointly, and in accordance with each Guarantor’s pro rata share, certain payment obligations of Parent under the Merger Agreement (including payment of the Merger Consideration), subject to an aggregate cap of $280,000,000 and to the other terms, conditions, and limitations set forth in the Merger Agreement and the limited guarantee.

Material U.S. Federal Income Tax Consequences (page 61)

The exchange of shares of Common Stock for the Merger Consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined in this Proxy Statement) who exchanges shares of Common Stock for cash in the Merger will generally recognize capital gain or loss equal to the difference between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in the shares surrendered.

Capital gain or loss will be long-term if the U.S. holder held the shares for more than one year as of the Effective Time. Long-term capital gains of non-corporate U.S. holders are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Non-U.S. holders may also be subject to U.S. federal income tax withholding depending on their circumstances. You are urged to consult your own tax advisor regarding the specific tax consequences of the Merger to you.

Market Price of Common Stock (page 60)

The Company’s Common Stock is listed for trading on Nasdaq Global Market under the symbol “ALOT”. The closing price of the Common Stock on Nasdaq on June 16, 2026, the last trading day completed prior to the public announcement of the execution of the Merger Agreement, was $16.69 per share of Common Stock. On [●], 2026, the most recent practicable date before this Proxy Statement was mailed to our shareholders, the closing price for Common Stock on Nasdaq was $[●] per share of Common Stock. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock.

Delisting and Deregistration (page 42)

If the Merger is completed, the Common Stock will no longer be listed on the Nasdaq Global Market, and price quotations with respect to sales of shares of Common Stock in the public market will no longer be available. Following the consummation of the Merger, the Common Stock will be deregistered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to its Common Stock.

As a result of the Merger, the Company will become a privately held company and a wholly-owned subsidiary of Parent. The Company will seek to terminate its reporting obligations under the Exchange Act as promptly as practicable following the Effective Time.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q: Why am I receiving this Proxy Statement?

A: You are receiving this proxy statement because AstroNova’s Board of Directors is asking shareholders to vote on a proposed merger in which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. The Board has scheduled a special meeting at which you will be asked to approve the Merger Agreement and related matters. This document explains the proposed transaction and provides important information about the special meeting, so you should read it carefully in its entirety. Your vote is important, regardless of the number of shares you own.

Q: What will I receive in the Merger?

A: If the Merger is completed, you will receive $29.00 in cash for each share of AstroNova Common Stock you own (other than certain excluded shares, such as treasury stock and shares owned by Parent or its subsidiaries). This payment will be made without interest and will be subject to any applicable withholding taxes.

Q: Who is acquiring AstroNova?

A: AstroNova has agreed to be acquired by affiliates of investment funds managed by Arcline. On June 16, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub, each an affiliate of Arcline. Upon completion of the Merger, AstroNova will become a privately held company.

Q: When and where is the Special Meeting?

A: The special meeting of AstroNova shareholders will be held virtually via live audio webcast on [●], 2026, at [●] (Eastern Time). The special meeting will be a completely virtual meeting conducted exclusively online as there will be no physical meeting location. Shareholders may attend, vote, and submit questions online by first registering in advance at https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time. Upon completing the registration, shareholders will receive further instructions via email, including a unique link that will allow access to the meeting.

Q: What am I being asked to vote on?

A: At the Special Meeting, you will be asked to vote on three proposals:

•	Proposal No. 1 — To approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

•

Proposal No. 2 — To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to AstroNova’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

•

Proposal No. 3 — To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q: What vote is required to approve each proposal?

A: Approval of the Merger Proposal (Proposal No. 1) requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Approval of the Advisory Compensation Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3) each requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present.

Abstentions will be counted as votes “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the outcome of the Advisory Compensation Proposal or Adjournment Proposal. Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the outcome of the Advisory Compensation Proposal or Adjournment Proposal.

Q: What is the record date for the Special Meeting?

A: The record date for the Special Meeting is [●], 2026. Only holders of record of Common Stock as of the close of business on the record date are entitled to notice of, and to vote, at the Special Meeting. As of the record date, there were approximately [●] shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Q: How does the Board of Directors recommend I vote?

A: The AstroNova Board of Directors unanimously recommends that you vote FOR the Merger Proposal, FOR the Advisory Compensation Proposal, and FOR the Adjournment Proposal.

The Board unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to a vote of the Company’s shareholders for approval and adoption, and (iv) resolved to recommend that the shareholders of the Company vote to approve the Merger Agreement, in each case in accordance with the RIBCA.

In reaching its determination that the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders, the Board considered a number of factors, including the all-cash Merger Consideration of $29.00 per share and the premium it represents over recent trading prices of the Company’s Common Stock, the certainty of value provided by the all-cash consideration, the results of the Company’s review of strategic alternatives, the opinion of Rockefeller Financial LLC as described under “The Merger — Opinion of Rockefeller Financial LLC”, and the favorable terms and conditions of the Merger Agreement. These factors are described more fully in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors”.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Inc., you are considered a “shareholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares held in “street name.”

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not approved by AstroNova shareholders, or if the Merger is not completed for any other reason, shareholders will not receive any consideration for their shares of Common Stock pursuant to the Merger Agreement. Instead, AstroNova will remain an independent public company and its Common Stock will continue to be listed and traded on Nasdaq. Depending on the circumstances under which the Merger Agreement is terminated, AstroNova may be required to pay a termination fee to the acquiror. In certain antitrust-related circumstances, the acquiror may instead be required to pay AstroNova a reverse termination fee. See the section of this proxy statement captioned “The Merger Agreement” for additional information.

Q: Am I entitled to dissenters’ rights or appraisal rights in connection with the Merger?

A: No. Holders of Common Stock are not entitled to dissenters’ rights or appraisal rights under the RIBCA in connection with the Merger.

Q: What are the material U.S. federal income tax consequences of the Merger to me?

A: The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Generally, a U.S. holder of Common Stock who receives cash in the Merger will recognize gain or loss measured by the difference between the amount of cash received and the holder’s adjusted tax basis in the shares surrendered.

You should consult your own tax advisor regarding the particular tax consequences of the Merger to you in light of your specific circumstances, including the applicability of U.S. federal, state, local, or non-U.S. tax laws. See “Material U.S. Federal Income Tax Consequences of the Merger” for additional information.

Q: When do you expect the Merger to be completed?

A: AstroNova and Parent are working to complete the Merger as promptly as practicable following the satisfaction or waiver of all closing conditions, including shareholder approval and required regulatory approvals.

The Merger Agreement provides that the Merger must be consummated on or before the Outside Date, subject to a single 30-day extension in the circumstances specified in the Merger Agreement.

Q: What is a proxy?

A: A proxy is your authorization for another person to vote your shares of Common Stock on your behalf. The document describing the matters to be voted on is called the proxy statement, and the document used to appoint a proxy is called a proxy card.

Q: What different methods can I use to vote?

A: Whether you hold your shares as a shareholder of record or beneficially in “street name,” you may vote by proxy without attending the Special Meeting. You may vote by:

•

Internet: If you are a shareholder of record, visit https://web.viewproxy.com/ALOT/2026, select “VOTE,” and enter the control number included on your proxy card. If you are a beneficial owner, please follow the internet voting instructions provided in the materials or voting instruction form you receive from your bank, broker, or other nominee.

•	Telephone: Call the toll-free telephone number provided on your proxy card or voting instruction form and follow the recorded instructions.

•	Mail: Complete, sign, and date your proxy card or voting instruction form and return it in the postage-paid envelope provided.

•

Virtual Meeting: If you are a shareholder of record, you can vote at the Special Meeting by registering in advance at https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time and you may vote at the Special Meeting by entering the control number included on your proxy card. If you are a beneficial owner, you may not vote at the Special Meeting unless you first obtain and provide a valid legal proxy from your broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting. Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares in advance.

Internet and telephone voting facilities will be available until 11:59 p.m. Eastern Time on [●], 2026. Mailed proxy cards with respect to shares of record must be received no later than [●], 2026.

Q: If I submit a proxy, how will my shares be voted?

A: Your shares will be voted in accordance with your instructions. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on each proposal.

If you submit a proxy without indicating how your shares should be voted, your shares will be voted in accordance with the Board’s recommendations—that is, “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Q: What can I do if I change my mind after I vote my shares?

A: You can change your vote by revoking your proxy at any time before it is voted, in one of three ways:

•	submitting a later dated proxy (by internet, telephone, or mail);

•	providing written notice to AstroNova’s Corporate Secretary at AstroNova, Inc., Attn: Corporate Secretary, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893; or

•	voting online at the Special Meeting.

If your shares are held in “street name,” you will need to contact the bank, broker, or other nominee to revoke your proxy.

Q: What if I am a beneficial owner and do not give voting instructions to my broker?

A: As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee. A “broker non-vote” occurs when shares held in “street name” are present or represented at the Special Meeting but the broker, bank, or other nominee does not have discretionary authority to vote on a particular proposal and has not received voting instructions from the beneficial owner.

Because brokers, banks, and other nominees do not have discretionary authority to vote on any of the proposals to be considered at the Special Meeting, if you do not provide voting instructions for any proposal, your shares will not be voted on any proposal and will not be counted as present at the meeting for purposes of determining a quorum.

The vote required to approve the Merger Proposal is based on the total number of outstanding shares of Common Stock entitled to vote. If you do not provide voting instructions to your broker, bank, or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal. If you do not provide voting instructions for the Advisory Compensation Proposal or the Adjournment Proposal, each of which requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present, the broker non-vote will not have any effect on the outcome.

For further information regarding the votes required to approve each proposal, see the section entitled “The Special Meeting of the Shareholders — Required Vote”.

Q: Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A: No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the Internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q: Who is soliciting my proxy? Who will pay for the cost of this proxy solicitation?

A: The Board is soliciting your proxy, and AstroNova will bear the cost of soliciting proxies. AstroNova has engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of approximately $13,000, plus reimbursement of reasonable, documented out-of-pocket expenses. AstroNova will also indemnify the proxy solicitor and its affiliates against certain claims, liabilities, losses, damages, and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks, and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by the proxy solicitor or, without additional compensation, by certain of AstroNova’s directors, officers, and employees.

Q: Who can help answer my questions about the Merger or the Special Meeting?

A: If you have any questions or need assistance voting your shares, please call Alliance Advisors, LLC at:

Alliance Advisors, LLC

150 Clove Road, Suite 400

Little Falls, NJ 07424

Toll-Free Phone:

1-(844) 202-6164

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Proxy Statement, including statements regarding the proposed merger, the expected timing of the completion of the Merger, the anticipated benefits of the Merger, the satisfaction of the conditions to the completion of the Merger, and any statements regarding AstroNova’s plans, objectives, expectations, or intentions, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.

Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation:

•

the risk that the proposed merger may not be completed in a timely manner or at all, including the risk that the requisite approval of AstroNova shareholders may not be obtained at the special meeting;

•

the risk that any of the conditions to the consummation of the Merger set forth in the Merger Agreement may not be satisfied or waived, including the expiration or termination of the applicable waiting period under the HSR Act and the receipt of other required regulatory approvals;

•

the effect of the announcement or pendency of the proposed merger on AstroNova’s business relationships, operating results, and business generally, including the potential for disruption to AstroNova’s operations and the potential diversion of management’s attention from ongoing business operations;

•	the risk that the proposed merger disrupts AstroNova’s current plans and operations;

•	the risk that AstroNova may be unable to retain and motivate key employees during the pendency of the proposed merger;

•

risks related to the potential impact of the announcement or pendency of the proposed merger on AstroNova’s stock price, including the risk that the market price of Common Stock may decline significantly if the proposed merger is not completed;

•	the outcome of any legal proceedings that may be instituted against AstroNova or its directors relating to the proposed merger or the Merger Agreement; and

•	other risks described in AstroNova’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings made with the SEC.

The foregoing list of risks and uncertainties is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in AstroNova’s filings with the SEC. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement. Except as required by applicable law, AstroNova undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. All subsequent written and oral forward-looking statements attributable to AstroNova or any person acting on AstroNova’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE PARTIES TO THE MERGER AGREEMENT

AstroNova, Inc.

AstroNova, Inc. is a Rhode Island corporation with shares of Common Stock listed on the Nasdaq Global Market under the symbol “ALOT”. AstroNova’s principal executive offices are located at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, and its telephone number is (401) 828-4000.

AstroNova operates through two business segments: Product Identification and Aerospace.

The Product Identification segment is a global provider of digital color printing solutions for labels, packaging, and product identification, with an installed base of printers across manufacturing and printing-as-a-service industries. Its platform spans the design, manufacture and sales of hardware, inks, label media, and workflow software operating under the QuickLabel, TrojanLabel, GetLabels, AstroJet, and Astro Machine brands.

The Aerospace segment designs and manufactures flight deck printers, networking hardware, and data acquisition products for commercial and military aircraft, operating under the ToughWriter and ToughSwitch brands, among others, and provides data acquisition systems for defense and government applications.

AstroNova’s products and solutions are sold in more than 90 countries worldwide. For the fiscal year ended January 31, 2026, AstroNova reported total net revenue of approximately $150.5 million.

Parent

Orion Merger Parent, Inc. is a Delaware corporation and an affiliate of investment funds managed by Arcline Investment Management LP. Parent is the counterparty to the Merger Agreement and is the sole stockholder of Merger Sub. Parent was formed in 2026 solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Parent has not conducted any business and has no assets, liabilities, or obligations other than those incidental to its formation and the transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at c/o Arcline Investment Management LP, 4 Embarcadero Center, Suite 2660, San Francisco, CA 94111 and its telephone number is 615-270-5870.

Merger Sub

Orion MergerCo X, Inc. is a Rhode Island corporation and a wholly owned subsidiary of Parent formed in 2026 solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business and has no assets, liabilities, or obligations other than those incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into AstroNova, with AstroNova continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result, Common Stock will cease to be publicly traded. The principal executive offices of Merger Sub are located at c/o Arcline Investment Management LP, 4 Embarcadero Center, Suite 2660, San Francisco, CA 94111 and its telephone number is 615-270-5870.

THE SPECIAL MEETING OF THE SHAREHOLDERS

Date, Time and Place

The Special Meeting will be held virtually via live audio webcast on [●], 2026, at [●] (Eastern Time). The Special Meeting will be a completely virtual meeting of shareholders conducted exclusively online; there will be no physical meeting location. Shareholders may attend, vote their shares, and submit questions during the Special Meeting by first registering in advance at https://web.viewproxy.com/ALOT/2026 prior to the meeting registration deadline on [●], 2026, at 11:59 p.m., Eastern Time. Upon completing the registration, shareholders will receive further instructions via email, including a unique link that will allow access to the meeting.

Purpose of the Special Meeting

At the Special Meeting, shareholders of AstroNova will be asked to consider and vote upon the following proposals:

Proposal 1 — The Merger Proposal: To adopt and approve the Agreement and Plan of Merger, dated as of June 16, 2026 (the “Merger Agreement”), among AstroNova, Parent, and Merger Sub, to approve the Merger contemplated by the Merger Agreement (the “Merger”) and the other transactions contemplated by the Merger Agreement.

Proposal 2 — The Advisory Compensation Proposal: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to AstroNova’s named executive officers in connection with the Merger.

Proposal 3 — The Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Record Date; Shares Entitled to Vote

The Board has fixed the close of business on [●], 2026 as the Record Date for determining the shareholders of AstroNova entitled to receive notice of and to vote at the Special Meeting. Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote at the Special Meeting.

As of the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock outstanding as of the Record Date entitles its holder to one vote on each proposal properly brought before the Special Meeting.

Quorum

The presence, in person (including virtually) or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions will be counted toward the quorum. Broker non-votes, if any, will also be counted toward the quorum. In the absence of a quorum, the Special Meeting may be adjourned.

Required Vote

Proposal 1 — The Merger Proposal: Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon. Accordingly, a failure to vote, an abstention, or a broker non-vote will have the same effect as a vote “AGAINST” this proposal.

Proposal 2 — The Advisory Compensation Proposal: Approval of the advisory, non-binding compensation proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this proposal. Because this vote is advisory and non-binding, it will not affect any compensation previously owed or paid to AstroNova’s named executive officers.

Proposal 3 — The Adjournment Proposal: Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this proposal.

Voting by Directors and Executive Officers

As of [●], 2026, AstroNova’s directors and current executive officers beneficially owned, in the aggregate, approximately [●] shares of Common Stock, representing approximately [●]% of the outstanding shares of Common Stock. AstroNova currently expects that its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal, although none of them (other than as described below) have entered into any agreement requiring them to do so.

Alexis P. Michas, a director of AstroNova, is the managing member of Juniper Investment Company, LLC and Juniper HF, LLC, the general partner and investment manager, respectively, of Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”), which beneficially owns approximately [●] shares of Common Stock (representing approximately [•]% of the outstanding shares). Mr. Michas may be deemed to beneficially own the shares held by Juniper Fund and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Proxies; Revocation

Shares of Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on a properly executed proxy, the shares represented by the proxy will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

A shareholder who has submitted a proxy may revoke it at any time before it is voted at the Special Meeting by: (i) submitting a new proxy with a later date before the Special Meeting; (ii) delivering a written notice of revocation to AstroNova’s Corporate Secretary at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, before the Special Meeting; or (iii) attending the virtual Special Meeting and voting electronically during the meeting. Attendance at the Special Meeting alone will not revoke a proxy.

If your shares are held in street name through a bank, broker, or other nominee, you should follow the instructions provided by your bank, broker, or nominee to revoke or change your voting instructions.

Solicitation of Proxies

Proxies are being solicited on behalf of the Board. AstroNova has retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $13,000, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers, and employees of AstroNova may solicit proxies personally, by telephone, by facsimile, or by other electronic means, without additional compensation. AstroNova will bear all costs and expenses in connection with the solicitation of proxies for the Special Meeting, including the fees of the proxy solicitor. AstroNova will also reimburse banks, brokers, and other nominees for their reasonable out-of-pocket expenses incurred in forwarding proxy solicitation materials to beneficial owners of Common Stock.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned to another time or place if a quorum is not present at the Special Meeting or if additional time is needed to solicit additional proxies. If the Special Meeting is adjourned due to the lack of a quorum, the time and place of the adjourned meeting shall be announced at the Special Meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

Proposal 3 specifically authorizes the Board and the chairman of the Special Meeting to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. If the adjournment is approved, the proxyholder will adjourn the Special Meeting to a time and place to be announced.

PROPOSAL NO. 1 — THE MERGER

Background of the Merger

The following chronology summarizes the material events, meetings, negotiations, and contacts that led to the execution of the Merger Agreement. It does not purport to catalogue every conversation or communication among the Company, its representatives, and the other parties described below.

As part of their ongoing evaluation of the Company’s business, the Board and the Company’s senior management have regularly reviewed and assessed the Company’s performance, financial condition, competitive position, near- and long-term strategic prospects, and opportunities to enhance shareholder value, including the potential benefits and risks of remaining an independent public company as compared with pursuing a strategic transaction.

In September 2025, representatives of the Company met with representatives of Company A, a strategic party focused on the Company’s aerospace business. Following that meeting, Company A submitted to the Company a non-binding indication of interest to acquire the Company’s Aerospace business for a purchase price equal to 14 times the Aerospace business’ trailing EBITDA. Following the Board’s review of the indication of interest, the Company rejected Company A’s offer. On September 29, 2025, Company A submitted to the Company a non-binding letter of intent to acquire the Company as a whole for a purchase price of $20.00, and the Company continued to engage in discussions with representatives of Company A.

On October 12, 2025, the Company’s senior management recommended to the Board that the Company engage Rockefeller to assist it in evaluating a potential transaction with Company A, as well as other strategic alternatives for the Company. The Board approved management’s recommendation.

On October 14, 2025, the Company engaged Rockefeller as its investment banking firm to assist the Company with the evaluation and negotiation of the indication of interest received from Company A. Company A was advised by its own financial advisor in connection with the negotiation of its proposal.

Following further discussions, on October 20, 2025, the Company and Company A entered into a confidentiality agreement after which time the Company made available to Company A non-public information concerning the Company.

On November 6, 2025, the Company and Company A entered into a non-binding letter of intent pursuant to which Company A would purchase all of the issued and outstanding shares of the Company’s capital stock for $20.00 per share. The letter of intent granted Company A exclusivity for a period of 45 days, subject to one 30-day extension if certain conditions were satisfied. During the exclusivity period, Company A and its advisors conducted business, financial, and operational due diligence, including diligence sessions with the Company’s management team regarding the Company’s Aerospace and Product Identification businesses.

On January 20, 2026, the exclusivity period expired in accordance with the terms of the letter of intent without Company A having submitted a binding offer to acquire the Company.

On January 23, 2026, after considering the status of its discussions with Company A and receiving an update from the Company’s senior management and Rockefeller, the Board determined that a transaction with Company A was not in the best interest of the Company’s shareholders and ceased negotiations with Company A. At the same meeting, senior management made a presentation to the Board regarding discussions undertaken with potential providers of a quality of earnings report of the Company.

Following the termination of discussions with Company A, the Company and its senior management continued to work with Rockefeller to explore strategic alternatives to maximize value for the Company and its shareholders.

On February 26, 2026, the Board held a meeting at which representatives of Rockefeller made a presentation to the Board regarding proposed outreach to potential buyers of the Company as a whole or the Company’s Product Identification business.

On March 12, 2026, the Company entered into a Confidentiality and Engagement Agreement with James A. Ratigan and Seabrook Partners LLC (“Seabrook”) to provide for Mr. Ratigan’s continued work on the Company’s consideration of strategic alternatives following his departure from Rockefeller.

On April 7, 2026, the Company announced by press release that the Board had initiated a review and evaluation of strategic alternatives to maximize shareholder value, including a possible sale of the Company, a merger, or another business combination transaction.

On April 9, 2026, at a meeting of the Board, the Company’s senior management and representatives of Seabrook and Rockefeller described the status of early engagement with potentially interested acquirors of the Company as a whole or its Product Identification business. A representative of Foley Hoag LLP, the Company’s outside counsel (“Foley Hoag”), described the Board’s fiduciary duties in connection with the consideration of any such transaction.

On April 23, 2026, the Company’s senior management and representatives of Seabrook and Rockefeller provided an update to the Board on the status of the strategic alternatives review. A representative of Seabrook described to the Board the engagement with potentially interested counterparties and the materials that had been provided to date.

As part of the evaluation of strategic alternatives, Rockefeller made affirmative outreach at the direction of the Company to, or received inbound inquiries from, 13 potential acquirors of the Company as a whole (which the Company understood to be primarily interested in its Aerospace business) and 48 potential acquirors of the Company’s Product Identification business. The outreach encompassed both strategic parties and financial sponsors. Between October 20, 2025 and May 14, 2026, the Company entered into confidentiality agreements with 30 parties, including Company A and two other parties with which the Company entered into confidentiality agreements prior to the commencement of its strategic process. In each case, the Company’s willingness to provide non-public information was conditioned on the execution of a confidentiality agreement. During the period of the Company’s exclusivity with Company A, such outreach and the execution of confidentiality agreements were limited to a small number of potential acquirors of the Company’s Product Identification business and were conducted with Company A’s consent.

Over the course of April and May 2026, the Company provided diligence to interested parties that had executed confidentiality agreements, including distribution of confidential information presentations and financial materials, management presentations, quality-of-earnings materials, access to an electronic data room, and, for a number of parties, in-person site visits at the Company’s headquarters in West Warwick, Rhode Island. Among the parties that engaged in this phase of the Company’s consideration of strategic alternatives were Company B, a financial sponsor, Company C, a strategic party, Company D, a financial sponsor, Company E, a strategic party, and Company F, a strategic party. The Company understood that Arcline, Company B, Company C, Company D, Company E and Company F were all primarily interested in the Company’s Aerospace business, but each was evaluating an acquisition of the entire Company.

On May 12, 2026, representatives of Seabrook and Rockefeller exchanged emails with Arcline and shared the Company’s strategic alternatives announcement, and a meeting between representatives of Seabrook, Rockefeller and Arcline was held that day. On May 14, 2026, Arcline and the Company entered into a confidentiality agreement, and the Company made available to Arcline the confidential information presentations, financial supplement, quality-of-earnings materials, and related diligence materials provided to other participants in the Company’s consideration of strategic alternatives. Prior to May 12, 2026, neither the Company nor, to the Company’s knowledge, any of its representatives had engaged in material contacts or negotiations with Arcline, Parent, Merger Sub, the Guarantors, or their respective affiliates regarding a potential acquisition of the Company.

The Company requested that first-round indications of interest be submitted by potential acquirors of the Company or its Product Identification business on May 14, 2026. Between May 14 and May 15, 2026, the Company received all-cash indications of interest to acquire the whole Company from Company B at a price of $20 to $22 per share, Company C at a price of $22 per share, Company D at a price of $17.50 per share, Company E at a price of $20 per share and Company F at a price of $16 per share, and three indications of interest to acquire the Company’s Product Identification business. Two of these were all-cash bids valuing the Product Identification business between $30 million and $32.5 million, and the third contemplated a purchase price of up to $40 million comprised of cash and deferred consideration. On May 19, 2026, Arcline submitted an indication of interest to acquire the Company as a whole for $18 to $20 per share. All of the indications of interest from Arcline, Company B, Company C, Company D, Company E and Company F contemplated an all-cash purchase price with no financing conditions.

Following its review of the indications of interest, and in consultation with Seabrook, Rockefeller and Foley Hoag, the Board determined to move forward only with potential buyers of the Company as a whole. On May 20, 2026, Rockefeller distributed a draft of the Merger Agreement prepared by Foley Hoag to Arcline, Company B, Company C, Company D, Company E and Company F.

During the second half of May 2026, the Company continued to provide diligence to the parties that remained in the process, including additional management sessions, site visits, and quality-of-earnings and tax diligence sessions.

On May 21, 2026, the Company made an online management presentation regarding the Company’s Aerospace segment to Nik Venkatasubramanian, a Principal on Arcline’s investment team, and other representatives of Arcline. Representatives of Seabrook and Rockefeller were also in attendance. During the presentation, Mr. Venkatasubramanian stated that Arcline’s interest extended to both of the Company’s segments and directed the discussion to detailed questions regarding the Aerospace product line and its history. Arcline was granted full access to the Company’s electronic data room later that day. Following the Aerospace segment management presentation, Mr. Venkatasubramanian communicated to Rockefeller that, given Arcline’s knowledge of the Aerospace business model and market, and its operating experience in the Product Identification business’s paper and packaging markets, Arcline was confident it could complete confirmatory due diligence and execute a definitive agreement within two to three weeks, and on that basis requested that the Product Identification management session and a site visit at the Company’s West Warwick, Rhode Island headquarters be scheduled at the earliest opportunity.

On May 27 and 28, 2026, representatives of Arcline attended management diligence sessions and conducted a site visit at the Company’s headquarters. On May 28, 2026, members of Company management together with representatives of Arcline, Seabrook and Rockefeller attended a management dinner.

On May 29, 2026, Mr. Venkatasubramanian and Andrey Yoffe, a partner of Arcline’s business development team, held a telephonic conversation with representatives of Seabrook and Rockefeller, during which Mr. Venkatasubramanian requested that the diligence timeline be further accelerated, including a follow-up session with the Company’s Product Identification team on May 31, 2026, to review Arcline’s analysis of that business’s historical data. Mr. Venkatasubramanian reiterated Arcline’s interest in the whole Company and communicated the elements of certainty Arcline intended its proposal to include: fully committed equity financing, no financing condition and readiness to execute within 24 hours of finalizing documentation. The parties agreed on the scope of Arcline’s confirmatory diligence, including quality of earnings and tax sessions.

On May 30, 2026, the Company’s senior management and representatives of Seabrook and Rockefeller updated the Board on the status of Arcline’s and the other remaining bidders’ diligence process and engagement with the Company, Rockefeller, and Seabrook. A representative of Seabrook advised the Board that updated proposals had been requested from each of the remaining bidders on June 2, 2026.

Also on May 30, 2026, Mr. Venkatasubramanian delivered to Seabrook a written summary of Arcline’s interest, together with an overview of the firm. In the summary, Mr. Venkatasubramanian reiterated that Arcline’s interest was in the whole Company and that Arcline would invest behind both of the Company’s businesses rather than treat either as non-core, and communicated that Arcline had completed its commercial and business diligence with respect to both segments. The summary detailed Arcline’s operating experience across each of the Company’s product groups and end markets, including in avionic subsystems (relevant to the Aerospace segment), test and measurement (relevant to the Company’s Test & Measurement product line), and packaging and labeling (relevant to the Product Identification segment), through historical platform investments in Kaman Corporation, Dwyer Instruments, Precision Fuzing & Sensors, and American Holt, as well as Arcline’s experience acquiring and investing behind businesses comprising multiple operating segments. The summary also stated that Arcline would fund the transaction entirely from its $6 billion committed fund with no financing contingencies.

On May 31, 2026, at Mr. Venkatasubramanian’s request, the Company conducted a diligence session with representatives of Arcline to review exhibits Arcline had prepared and shared in advance summarizing the Product Identification business’s historic sales data.

On June 2, 2026, the Company received revised all-cash proposals from five potential acquirors: Arcline at a price of $25.00 per share, Company B at a price of $21.70 per share, Company C at a price of $24.00 per share, Company D at a price of $24.50 per share, and Company E at a price of $22.00 per share. Each of Arcline, Company B and Company E accompanied their proposals with a mark-up of the draft Merger Agreement prepared by Foley Hoag, while Company C and Company D provided an issues list describing their areas of concern in the draft Merger Agreement. Another potential acquiror, Company F, verbally expressed to a representative of Seabrook its continued interest in acquiring the Company and indicated that it could improve on its prior valuation, but likely not to a competitive level. Company F never submitted a revised proposal in writing.

Also on June 2, 2026, Mr. Venkatasubramanian requested a meeting in London with Padraig Finn, the Company’s Senior Vice President, Product Identification, to discuss the Product Identification business.

On June 3, 2026, the Board met with senior management, representatives of Seabrook, Rockefeller and Foley Hoag to review the revised proposals. A representative of Seabrook described the financial terms of the revised proposals, and a representative of Foley Hoag described the material issues raised in the mark-ups of the Merger Agreement and issues lists provided by the bidders. After reviewing the revised bids with Seabrook, Rockefeller and Foley Hoag, and taking into account the price, certainty, and other terms reflected in the proposals, the Board determined to continue the process only with Arcline and Company D.

On June 4, 2026, at the direction of the Company, a representative of Seabrook communicated to both Mr. Venkatasubramanian and a representative of Company D that the Company intended to narrow the process to two parties, that the proposals from Arcline and Company D were competitive in price, and that the Board was focused on pushing to a signed and announced transaction by the middle of June. The representative of Seabrook informed the representative of Company D that the Board would not grant exclusivity to Company D. The representative of Seabrook further advised the representative of Company D that if Company D wished to remain competitive, it should provide a revised draft of the Merger Agreement to the Company as soon as possible. Mr. Venkatasubramanian and other Arcline representatives delivered a confirmatory diligence roadmap to Seabrook and Rockefeller the same day and committed to a June 15 target signing date.

Also on June 4, 2026, Mr. Venkatasubramanian, together with Ben Raper, a Partner in Arcline’s Value Creation Group, traveled to London to meet Padraig Finn, the Company’s Senior Vice President, Product Identification, for dinner, during which Mr. Venkatasubramanian communicated Arcline’s intention to acquire, invest in and operate both of the Company’s segments. Post-closing employment compensation arrangements with Mr. Finn were not discussed during this meeting.

On June 5, 2026, representatives of Foley Hoag participated in a call with representatives of Company D’s outside legal counsel, at which the parties discussed the Merger Agreement and the status of Company D’s due diligence inquiry. Following that call, Company D’s outside legal counsel delivered a revised draft of the Merger Agreement to Foley Hoag.

Also on June 5, 2026, Company C submitted a revised proposal to acquire the Company at a price of $26.00 per share and requested that a call be arranged between representatives of Foley Hoag and Company C’s legal counsel. In light of Company C’s revised proposal, the Company instructed Foley Hoag to continue engaging with Company C.

On June 6, 2026, members of the Company’s management team and representatives of Foley Hoag participated in a legal due diligence call with representatives of Company D’s outside legal counsel.

Also on June 6, 2026, Foley Hoag provided a revised draft of the Merger Agreement to Arcline’s outside legal counsel at Bass Berry & Sims PLC (“Bass Berry”).

On June 8, 2026, the Company issued its earnings release and filed its quarterly report on Form 10-Q for its fiscal first quarter ended April 30, 2026. The Company’s reported first quarter fiscal 2027 results included revenue growth of $1.7 million to $39.4 million compared to the first quarter of fiscal 2026, driven by a 16.3% increase in Aerospace sales; consolidated operating profit of $1.6 million, reflecting a 250 basis point expansion in operating margin to 4.0%; and net income of $0.7 million, or $0.08 per diluted share, a $1.0 million year-over-year improvement from a prior-year loss.

On June 8, 2026, members of the Company’s management team and representatives of Foley Hoag participated in a legal due diligence call with representatives of Bass Berry.

Also on June 8, 2026, representatives of Foley Hoag participated in a call with Company C’s inside and outside legal counsel at which the parties discussed Company C’s revised proposal. On June 9, 2026, Company C withdrew its improved $26 per share proposal but stood by its June 2nd $24 per share proposal.

On June 9, 2026, Bass Berry sent a revised draft of the Merger Agreement to Foley Hoag, and Foley Hoag sent a draft of the Company’s disclosure letter to the Merger Agreement to Bass Berry.

Also on June 9, 2026, Foley Hoag sent a revised draft of the Merger Agreement and the Company’s disclosure letter to the Merger Agreement to Company D’s legal counsel.

On June 10, 2026, representatives of Foley Hoag participated in a call with representatives of Company D’s outside legal counsel at which the parties discussed the Merger Agreement, including the circumstances in which a reverse termination fee may become payable by Company D pursuant to the Merger Agreement.

On June 11, 2026, Mr. Venkatasubramanian communicated to a representative of Seabrook that Arcline’s business and confirmatory diligence was substantially complete, three days ahead of the schedule Arcline had previously communicated, and that Arcline was prepared to review and finalize the latest drafts of the Merger Agreement and the Company’s disclosure letter to the Merger Agreement upon receipt. Also on June 11, 2026, representatives of Foley Hoag participated in a call with representatives of Bass Berry at which the parties discussed the Merger Agreement, including the termination fee.

On June 12, 2026, Bass Berry sent a revised draft of the Company’s disclosure letter to the Merger Agreement to Foley Hoag.

Also on June 12, 2026, Company D’s legal counsel sent revised drafts of the Merger Agreement and the Company’s disclosure letter to the Merger Agreement to Foley Hoag.

On June 13, 2026, Foley Hoag sent revised drafts of the Merger Agreement and limited guarantee to Bass Berry and a revised draft of the Merger Agreement to Company D’s legal counsel. Also on June 13, 2026, Mr. Venkatasubramanian and a representative of Seabrook held a telephonic conversation, during which they discussed the status of the transaction documents and the proposed timing for signing and announcing a transaction. Mr. Venkatasubramanian confirmed Arcline’s readiness to complete the transaction and requested introductory calls with Messrs. Ittmann and Carll in advance of submitting its updated offer. In order to accelerate the timeline, Mr. Venkatasubramanian also stated that Arcline was prepared to enter into the Merger Agreement and announce the transaction before the market opened on June 15th.

On June 14, 2026, Mr. Venkatasubramanian and a representative of Seabrook held a telephonic conversation in which they discussed open items in the transaction documents, including the treatment of transaction expenses, executive transaction bonuses, the size of the Termination Fee and the need for the Reverse Termination Fee. Mr. Venkatasubramanian communicated Arcline’s position that its fully committed equity financing and the absence of any financing conditions or further diligence conditions provided the Company certainty of close without the need for a reverse termination fee beyond the specified antitrust-related circumstances. On that day, Mr. Venkatasubramanian also held discussions with Mr. Ittmann and Mr. Carll during which Mr. Venkatasubramanian discussed Arcline’s interest in the Company and its plans for the business. Mr. Venkatasubramanian did not discuss or negotiate post-closing employment compensation arrangements with Mr. Ittmann or Mr. Carll during these calls.

Also on June 14, 2026, senior management presented to the Board its financial forecast for fiscal years 2030 and 2031, and the Board authorized Rockefeller to utilize the forecasts described in the section entitled “The Merger — Projected Financial Information” in the preparation of its fairness opinion to the Board. At that meeting, a representative of Seabrook presented an update to the Board on the status of the negotiations with Arcline and Company D, as well as the discussions with Company C and its withdrawal of its prior proposal. Next, a representative of Rockefeller presented certain preliminary financial analyses. A representative of Foley Hoag advised the Board regarding its fiduciary duties in connection with the negotiation of the Merger Agreement. Each member of the Board confirmed that he or she did not have any relationship with Arcline or Company D or any other interest in the proposed transaction, other than as a result of his or her beneficial ownership of Company securities.

On June 15, 2026, at the direction of the Company a representative of Seabrook communicated with representatives of Arcline and Company D regarding the status of the transaction and requested that each party submit its best and final offer. Following those communications, Arcline delivered a revised proposal in which it increased its proposed price to acquire the Company from $25.00 per share to $26.00 per share, and Company D delivered a revised proposal in which it increased its proposed price to acquire the Company from $24.50 to $25.50 per share. Neither Arcline nor Company D characterized their updated proposal as their final offer.

Also on June 15, 2026, Bass Berry sent to Foley Hoag a revised draft of the Merger Agreement pursuant to which Arcline proposed that the termination fee be fixed at 4% of the equity value of the transaction, resulting in a Termination Fee of $9,648,000 and a Reverse Termination Fee in the same amount payable by Parent in specified antitrust-related termination circumstances. Arcline also agreed to be subject to obligations to take any and all actions necessary or advisable to avoid or eliminate impediments under applicable antitrust, competition, foreign investment, or trade regulations laws. Later that same day, Bass Berry confirmed that Arcline accepted the Company’s latest drafts of the limited guarantee and provided a revised draft of the Company’s disclosure letter to the Merger Agreement.

On June 15, 2026, legal counsel for Company D sent a revised draft of the Merger Agreement to Foley Hoag, which reflected minimal changes to the Company’s prior draft of the Merger Agreement, a revised draft of the company disclosure letter and initial drafts of a limited guaranty and equity commitment letter. Later on June 15, 2026, Foley Hoag provided revised drafts of the limited guaranty and equity commitment letter to counsel for Company D.

On the morning of June 16, 2026, members of the Company’s senior management, along with representatives of Seabrook, Rockefeller and Foley Hoag, provided an update to the Board on the status of negotiations with Arcline and Company D. The Board requested the representative of Seabrook to ask for an improvement in the price to at least $27.00 per share from Arcline, which was the lead bidder at that time, and a commitment to enter into definitive transaction documents as soon as practicable.

Following that meeting, the representative of Seabrook relayed to Mr. Venkatasubramanian that the Board was prepared to transact and asked for an improved offer from Arcline with a purchase price greater than $27.00 per share. Mr. Venkatasubramanian orally relayed to the representative of Seabrook an improved offer to acquire the Company in an all-cash transaction at a purchase price of $27.25 per share. Mr. Venkatasubramanian stated that Arcline had completed its due diligence, required no financing arrangements, and had received full approval from its investment committee to execute definitive documentation immediately. The representative of Seabrook also spoke to a representative of Company D and informed him that the Company was moving to finalize the transaction with Arcline.

Following the discussion between Mr. Venkatasubramanian and the representative of Seabrook, Company D delivered an unsolicited written proposal pursuant to which it increased its proposed price to acquire the Company from $25.50 per share to $27.50 per share, and legal counsel for Company D returned revised drafts of the limited guaranty and equity commitment letter and a revised draft of the Company’s disclosure letter to the Merger Agreement to Foley Hoag. Company D’s written proposal required the Company to grant exclusivity to Company D. Later that day, representatives of Foley Hoag and legal counsel for Company D met telephonically to discuss the Merger Agreement and other transaction documents.

After receiving the updated proposal from Company D, and after Mr. Venkatasubramanian had emailed and called the representative of Seabrook to follow up on the status of Arcline’s offer, the representative of Seabrook informed Mr. Venkatasubramanian that the other finalist in the transaction had submitted a revised proposal, which the Board was evaluating. Mr. Venkatasubramanian stated that Arcline had engaged with the Company in good faith throughout the process, had completed its confirmatory diligence three days ahead of the schedule it had previously communicated, had returned a fully agreed Merger Agreement, and had improved its proposal on multiple occasions, and indicated it would be submitting an updated offer for the Board to consider.

The representative of Seabrook informed Mr. Venkatasubramanian and the representative of Company D that the Board was ready to enter into definitive agreements and expected to announce the Merger on the morning of June 17th. He also again asked for final proposals from both parties and relayed that the Company was prepared to engage in negotiations with both parties throughout the evening.

Also on June 16, 2026, representatives of Foley Hoag and Bass Berry met telephonically to discuss the Merger Agreement and the Company’s disclosure letter to the Merger Agreement. Later that day, Bass Berry sent a revised draft of the Merger Agreement to Foley Hoag. Subsequent to Bass Berry sending a revised draft of the Merger Agreement to Foley Hoag, representatives of Foley Hoag and Bass Berry engaged in discussions telephonically throughout the day to finalize the Merger Agreement, the company’s disclosure letter to the Merger Agreement and the transaction documents.

Following the close of the markets in the afternoon of June 16, 2026, Mr. Venkatasubramanian and the representative of Seabrook spoke by telephone, and Mr. Venkatasubramanian advised the representative of Seabrook that Arcline was prepared to submit an improved offer, in writing, subject to the Board being promptly convened to consider the offer and the final Merger Agreement. Mr. Venkatasubramanian asked for further assurance that AstroNova would not communicate the terms of the offer to Company D. Arcline delivered to Darius Nevin, the Chairman of the Board, Jorik Ittmann, the Company’s Chief Executive Officer, and the representative of Seabrook an updated proposal addressed to the Board pursuant to which it increased its proposed price to acquire the Company from $27.25 per share to $29.00 per share. Arcline’s updated proposal was accompanied by an agreed form of the Merger Agreement, an agreed form of the Company’s disclosure letter to the Merger Agreement and limited guarantee, and stated that Arcline was prepared to execute definitive documentation that evening and announce the transaction before the start of trading on June 17, 2026. Following the Company’s receipt of the revised Arcline proposal, Messrs. Venkatasubramanian, Nevin, and

Ittmann and the representative of Seabrook held a telephonic conversation during which Mr. Venkatasubramanian characterized Arcline’s updated proposal as offering the Board a fully executable transaction at a superior value, stated that it would be of great interest to the Company’s shareholders, confirmed that Arcline’s terms required no further diligence, financing arrangements or negotiation, and stated Arcline’s expectation that the Board would act on its proposal that evening. Representatives of Foley Hoag and Bass Berry finalized the Merger Agreement and the Company’s disclosure letter to the Merger Agreement.

On the evening of June 16, 2026, the Board held a meeting, at which members of senior management and representatives of Seabrook, Rockefeller and Foley Hoag were present. Prior to such meeting, a customary relationships disclosure letter from Rockefeller was distributed to the Board. Foley Hoag reviewed with the Board its fiduciary duties and the terms of the proposed Merger Agreement, and Rockefeller reviewed with the Board its financial analyses of the proposed Merger Consideration. Also at the meeting, Rockefeller rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Rockefeller as set forth in its opinion, the Merger Consideration of $29.00 per share in cash to be received by the holders of Common Stock (other than Cancelled Shares) pursuant to the Merger was fair, from a financial point of view, to such holders, as more fully described under “The Merger Agreement — Opinion of Rockefeller Financial LLC”. The Board considered, among other things, Arcline’s $29.00 per share proposal as compared to Company D’s then-current $27.50 per share proposal, the terms and execution certainty reflected in the proposed Merger Agreement and related transaction documents, the status of each bidder’s due diligence, and the terms of each bidder’s financing and support arrangements. After discussion, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, the Company and its shareholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) directed that the Merger Agreement be submitted to a vote of the Company’s shareholders; and (iv) resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement, in each case in accordance with the RIBCA.

Later on June 16, 2026, the Company, Parent, and Merger Sub executed the Merger Agreement, and investment funds affiliated with Arcline delivered the limited guarantee in favor of the Company.

On June 17, 2026, shortly prior to the public announcement of the Merger, Company D delivered to Rockefeller a revised proposal pursuant to which it increased its proposed price to purchase the Company to $27.80 per share. Before the opening of trading on June 17, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, and, consistent with its obligations under the Merger Agreement, the Board determined not to engage with Company D on its revised proposal.

The Board was aware of, and considered, the compensation arrangements with Rockefeller, including that approximately $1.0 million of Rockefeller’s fee was payable upon delivery of its opinion and the remainder was contingent upon consummation of the Merger, in evaluating Rockefeller’s advice and opinion.

Reasons for the Merger; Recommendation of the Board of Directors

In evaluating the Merger Agreement and the Merger, the Board consulted with the Company’s senior management and with the Company’s outside legal counsel and financial advisor. After careful consideration, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (iii) directed that the Merger Agreement be submitted to a vote of the Company’s shareholders; and (iv) resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement, in each case in accordance with the RIBCA.

After careful consideration, the Board of Directors of AstroNova unanimously recommends that shareholders vote FOR the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

In reaching its determination and recommendation, the Board considered a number of factors, including the following material factors that the Board viewed as supporting its decision (which are not presented in any relative order of importance):

Premium to Market Price. The Merger Consideration of $29.00 per share in cash represents a premium of approximately 208.5% over AstroNova’s unaffected closing share price of the last full trading day prior to the April 7, 2026 announcement of the strategic alternatives review (April 6, 2026), and a premium of approximately 120% over the volume weighted average price of Common Stock for the 90 days ending June 16, 2026.

Certainty of Value — All-Cash Consideration. The Merger Consideration of $29.00 per share is payable entirely in cash. The all-cash nature of the Merger consideration provides shareholders with certainty of value and eliminates exposure to the risks associated with the combined company following closing.

Results of the Strategic Alternatives Review. The Board considered that as part of the Company’s strategic alternatives review announced on April 7, 2026, at the direction of the Company, Rockefeller contacted 61 potential strategic and financial acquirors of all or a portion of the Company’s business and that 27 of those potential acquirors entered into non-disclosure agreements with the Company. The Board further considered that following a due diligence process, six potential acquirors submitted proposals to acquire the whole Company and that, after multiple rounds of bidding, Arcline’s was the highest bid received. As a result, the Board concluded that the transactions contemplated by the Merger Agreement represent the most favorable outcome reasonably available to AstroNova shareholders resulting from the strategic review process.

Opinion of the Financial Advisor. The Board considered the opinion of Rockefeller, rendered orally on June 16, 2026 and subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Rockefeller as set forth in its opinion, the Merger Consideration of $29.00 per share in cash to be received by the holders of Common Stock (other than Cancelled Shares) pursuant to the Merger was fair, from a financial point of view, to such holders, as more fully described under “The Merger — Opinion of Rockefeller Financial LLC”.

Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, including: the all-cash Merger Consideration of $29.00 per share; the limited number and nature of the conditions to closing and the absence of a financing condition; the limited guarantee provided by investment funds affiliated with Arcline in favor of the Company; the Board’s ability, in specified circumstances and prior to obtaining the Requisite Company Vote, to furnish information to and engage in discussions or negotiations with a third party that has made an unsolicited Takeover Proposal that constitutes or could reasonably be expected to lead to a Superior Proposal, and to make a Company Adverse Recommendation Change or terminate the Merger Agreement to accept a Superior Proposal, in each case subject to the terms of the Merger Agreement (including Parent’s matching rights and the Company’s payment of the Termination Fee of $9,648,000); Parent’s obligations to take actions necessary or advisable to obtain antitrust and other required regulatory approvals and Parent’s obligation to pay a reverse termination fee of $9,648,000 in certain circumstances if antitrust approval is not obtained; the provisions of the Merger Agreement requiring the Surviving Corporation to continue to indemnify and advance expenses to, and to obtain and maintain a six-year “tail” directors’ and officers’ liability insurance policy for the benefit of, the Company’s current and former directors and officers with respect to acts or omissions occurring at or prior to the Effective Time; and Parent’s agreement to provide the Company’s employees who remain employed following the Effective Time, for a period of twelve months following the Effective Time, with base salary or wage levels and annual target bonus opportunities that are no less favorable, and other employee benefits that are no less favorable in the aggregate, than those provided by the Company immediately prior to the Effective Time.

Likelihood of Completion. The Board considered the likelihood that the Merger would be completed on a timely basis, based on, among other things, the absence of a financing condition, the limited guarantee provided by the Guarantors of certain payment obligations of Parent, Parent’s obligations with respect to obtaining required antitrust and other regulatory approvals, and the availability of specific performance to the Company under the Merger Agreement.

Current Conditions. The Board considered the current state of the U.S. and global economies, including the current and potential impact in both the near term and long term on the Company’s industry and the trading price of the Company’s Common Stock.

In the course of its deliberations, the Board also considered a variety of risks and other potentially negative factors, including: that shareholders will not participate in any future earnings or growth of the Company or benefit from any future appreciation in its value; the restrictions on the conduct of the Company’s business during the pendency of the Merger; the risk that the Merger might not be completed and the potential consequences of non-completion, including the possible payment of the Termination Fee in specified circumstances and the potential effect on the Company’s business, operations, and stock price; the potential for litigation by the Company’s shareholders in connection with the transactions contemplated by the Merger Agreement, which, even where lacking in merit, could nonetheless result in distraction and expense for the Company; and the interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of shareholders generally.

The foregoing discussion of the information and factors considered by the Board is not exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of Rockefeller Financial LLC

On June 16, 2026, Rockefeller rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion, the Merger Consideration to be received by the holders of Common Stock (other than Cancelled Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Rockefeller’s written opinion, dated June 16, 2026, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Rockefeller set forth below is qualified in its entirety by reference to the full text of Rockefeller’s written opinion attached as Annex B. Rockefeller’s financial advisory services and opinion were intended solely for the benefit and use of the Board in considering the Merger and the other transactions contemplated by the Merger Agreement, and Rockefeller’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Common Stock (other than Cancelled Shares) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. Rockefeller’s opinion did not address any other term or aspect of the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger and the other transactions contemplated by the Merger Agreement and does not constitute a recommendation to any shareholder of AstroNova or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger and the other transactions contemplated by the Merger Agreement or any other matter.

The full text of Rockefeller’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Rockefeller in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Rockefeller has, among other things:

•	reviewed the financial terms and conditions of a draft of the Merger Agreement furnished to Rockefeller on June 16, 2026;

•	reviewed certain publicly available financial statements and other business and financial information relating to AstroNova;

•

reviewed certain internal financial statements and other financial and operating data concerning AstroNova, including certain projected financial forecasts, analyses and projections relating to AstroNova (which are referred to in this summary of Rockefeller’s opinion as the “Forecasts” and described further below under the section entitled “The Merger — Projected Financial Information” beginning on page 38 of this proxy statement), in each case as prepared and furnished to Rockefeller by AstroNova’s management and approved for Rockefeller’s use by AstroNova (which are collectively referred to in this summary of Rockefeller’s opinion as the “Internal Data”);

•	discussed with members of the senior management of AstroNova the past and current operations, financial condition and prospects of AstroNova and the Internal Data, including the Forecasts;

•	reviewed the reported prices and trading activity of the Common Stock;

•	compared the financial performance of AstroNova and the trading multiples of the Common Stock with those of certain other publicly traded companies that Rockefeller deemed relevant;

•

compared the financial performance of AstroNova and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Rockefeller deemed relevant; and

•	performed such other studies and analyses and reviewed such other information and considered such other factors as Rockefeller has deemed appropriate.

Rockefeller has, with AstroNova’s consent, relied upon the accuracy, reasonableness and completeness of all the information supplied or otherwise made available to Rockefeller, and Rockefeller does not assume responsibility for the accuracy, reasonableness or completeness of, and has not independently verified, any such information. Rockefeller has not undertaken, or been provided with, any evaluation, appraisal or physical inspection of any assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of AstroNova or a third party, and does not express any view or opinion as to the value of any of the foregoing.

Rockefeller’s opinion does not address the underlying business decision of AstroNova to engage in the Merger and the other transactions contemplated by the Merger Agreement, or the relative merits of such transactions as compared to any other business or financial strategies that may be available to AstroNova or in which AstroNova might engage. With respect to the Forecasts, Rockefeller has assumed, with AstroNova’s consent, that they have been reasonably prepared and reflect the best currently available estimates and judgment of AstroNova’s management, and Rockefeller has relied, with AstroNova’s consent, on the Internal Data for purposes of Rockefeller’s analysis and the opinion described above. Rockefeller expresses no view or opinion as to the Internal Data or the assumptions on which it is based.

Rockefeller’s opinion addresses only the fairness, from a financial point of view, as of the date of Rockefeller’s written opinion, to the holders of the Common Stock (other than Cancelled Shares) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. Rockefeller does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement, including, without limitation, the fairness of the Merger and the other transactions contemplated by the Merger Agreement or any term or aspect of the Merger Agreement to, or any consideration to be received in connection therewith by, or the impact of the Merger and the other transactions contemplated by the Merger Agreement on, the holders of any other class of securities, employees, creditors or any other constituency of AstroNova or any other party. In rendering its opinion, Rockefeller has assumed, with AstroNova’s consent, that the final executed Merger Agreement would not differ from the draft of the Merger Agreement reviewed by Rockefeller in any way meaningful to its analysis or its opinion. Rockefeller has also assumed, with AstroNova’s consent, that the Merger and the other transactions contemplated by the Merger Agreement will be consummated in accordance with the terms set forth therein and in accordance with all applicable laws without any waiver, amendment or delay. Rockefeller has assumed, with AstroNova’s consent, that any and all governmental, regulatory or other consents, approvals, waivers or releases necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement will be obtained without any adverse effect on AstroNova or the expected benefits of the Merger and the other transactions contemplated by the Merger Agreement in any way meaningful to Rockefeller’s analysis or its opinion. The credit, financial and stock markets have experienced and continue to experience volatility, and Rockefeller expresses no view or opinion as to any potential effects of such volatility on the parties to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement.

Rockefeller is not an accountant or legal, tax or regulatory advisor. Rockefeller is a financial advisor only and has relied upon, without independent verification, the assessment of AstroNova and its accountants and legal, tax and regulatory advisors with respect to accounting, legal, tax and regulatory matters. Rockefeller expresses no opinion with respect to the fairness of the amount or nature of compensation to any of AstroNova’s officers, directors or employees or any class of such persons, relative to any amounts to be paid in the Merger or any of the other transactions contemplated by the Merger Agreement. Rockefeller’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions as in effect on, and the information made available to Rockefeller as of, the date of its written opinion. Events occurring after the date of Rockefeller’s written opinion may affect its opinion and the assumptions used in preparing it, and Rockefeller does not assume any obligation or responsibility to update, revise or reaffirm its opinion. Rockefeller’s opinion does not constitute a recommendation to any shareholder of AstroNova or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger and the other transactions contemplated by the Merger Agreement or any other matter.

Rockefeller’s opinion has been approved by a fairness committee of Rockefeller Financial LLC. Rockefeller’s opinion (i) was intended solely for the benefit and use of the Board in considering the Merger and the other transactions contemplated by the Merger Agreement, (ii) is not a recommendation to AstroNova, the Board or any comparable governing body with respect to the Merger and the other transactions contemplated by the Merger Agreement or any other matter and (iii) does not constitute a recommendation to AstroNova’s potential investors, shareholders, creditors or employees or any other constituency with respect to the Merger and the other transactions contemplated by the Merger Agreement. In addition, Rockefeller did not express any opinion as to the prices at which the Common Stock would or will trade at any time or as to the impact of the Merger and the other transactions contemplated by the Merger Agreement on the solvency or viability of AstroNova or any other party or the ability of AstroNova or any other party to pay their respective obligations when they come due.

Summary of Rockefeller Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Rockefeller’s opinion, dated June 16, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Rockefeller, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Rockefeller. Rockefeller may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Rockefeller’s view of the actual value of AstroNova. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Rockefeller. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Rockefeller’s financial analyses and its opinion. In performing its analyses, Rockefeller made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AstroNova or any other parties to the Merger Agreement. None of AstroNova, Parent, Merger Sub, Rockefeller nor any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of AstroNova do not purport to be appraisals or reflect the prices at which AstroNova may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as of June 8, 2026, and is not necessarily indicative of current market conditions.

Based on Rockefeller’s experience and professional judgment, Rockefeller performed its selected public company analysis, selected precedent transactions analysis and discounted cash flow analysis on a sum-of-the-parts basis, and, for purposes of such analyses, AstroNova’s business was divided into three segments (each, a “Segment”): (i) its aerospace segment (the “Aerospace Segment”), (ii) its product identification segment (the “Product Identification Segment”) and (iii) its corporate operating expenses (the “Corporate Expenses”). In each such sum-of-the-parts analysis, Rockefeller analyzed the net present value range of AstroNova’s Corporate Expenses separately on a discounted cash flow basis, using the projected Corporate Expenses set forth in the Forecasts (and calculated in the same manner as described with respect to Rockefeller’s discounted cash flow analysis below). The sum-of-the-parts analyses do not imply the value at which the individual Segments could be sold. Each analysis is described more fully below.

Historical Stock Trading Analysis

Rockefeller analyzed the Merger Consideration of $29.00 per share of Common Stock to be paid to holders of shares of Common Stock pursuant to the Merger Agreement in relation to:

•

the closing price per share of Common Stock on April 6, 2026, the trading day prior to the issuance of AstroNova’s press release announcing that the Board had initiated a review of strategic alternatives, of $9.40;

•	the volume weighted average price (“VWAP”) per share of Common Stock for the 90-trading-day period ended April 6, 2026 of $8.74;

•	the closing price per share of Common Stock on June 8, 2026 of $15.68;

•	the highest closing price per share of Common Stock during the 52-week period ended April 6, 2026 of $12.47; and

•	the lowest closing price per share of Common Stock during the 52-week period ended April 6, 2026 of $7.01.

Rockefeller’s analysis observed that the price per share of Common Stock to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement represented:

•	a premium of 208.5% based on the closing price per share of Common Stock on April 6, 2026;

•	a premium of 231.9% based on the VWAP per share of Common Stock for the 90-trading-day period ended April 6, 2026; and

•	a premium of 84.9% based on the closing price per share of Common Stock on June 8, 2026.

Premia Paid Analysis

Rockefeller reviewed and analyzed, using publicly available information, the acquisition premia for (i) change-of-control transactions announced from January 2016 through May 2026 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $50 million and $500 million (such transactions, “All Applicable Transactions”) and (ii) all-cash change-of-control transactions announced from January 2016 through May 2026 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $50 million and $500 million (such transactions, “Applicable Cash Transactions”). This analysis excluded, in each case, energy, mining, healthcare, real estate and blank-check company transactions. For the entire period, Rockefeller calculated the median, 25th percentile, 75th percentile and 90th percentile premia of the price paid in All Applicable Transactions and Applicable Cash Transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated (a) a median premium of approximately 31.1% for All Applicable Transactions and 40.3% for Applicable Cash Transactions, (b) a 25th percentile premium of approximately 13.9% for All Applicable Transactions and 21.9% for Applicable Cash Transactions, (c) a 75th percentile premium of approximately 56.6% for All Applicable Transactions and 82.1% for Applicable Cash Transactions, and (d) a 90th percentile premium of approximately 116.9% for All Applicable Transactions and 155.3% for Applicable Cash Transactions.

Based on this analysis, Rockefeller applied a reference range of illustrative premiums, using the 25th and 75th percentile premiums for All Applicable Transactions of approximately 13.9% to 56.6%, to the hypothetical undisturbed stock price per share on April 6, 2026 of $9.40 and calculated a range of implied equity values per share of $10.70 to $14.72.

Selected Public Company Analysis

Aerospace Segment

Rockefeller reviewed certain financial information of AstroNova’s Aerospace Segment and compared it to corresponding financial information of certain publicly traded companies that Rockefeller selected based on its experience and professional judgment and its familiarity with the aerospace industry (the “Selected Aerospace Companies”). Although none of the Selected Aerospace Companies is directly comparable to the Aerospace Segment, the companies listed below were chosen by Rockefeller because, among other reasons, they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Rockefeller’s analysis, may be considered similar to those of the Aerospace Segment. The Selected Aerospace Companies were as follows:

•	Astronics Corporation

•	Ducommun Incorporated

•	Hexcel Corporation

•	Innovative Solutions and Support, Inc.

However, because none of the Selected Aerospace Companies is exactly the same as the Aerospace Segment, Rockefeller believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Rockefeller also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Aerospace Segment and the Selected Aerospace Companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of June 8, 2026, Rockefeller calculated, for each Selected Aerospace Company, such company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) (“EV”), as a multiple of Wall Street research analyst consensus estimated adjusted EBITDA for such company for the calendar year 2027 ( “CY2027E EV/Adj. EBITDA Multiple”). The CY2027E EV/Adj. EBITDA Multiple for the Selected Aerospace Companies were as follows:

Selected Companies	CY2027E EV/Adj. EBITDA Multiple
Astronics Corporation	17.2x
Ducommun Incorporated	15.3x
Hexcel Corporation	16.5x
Innovative Solutions and Support, Inc.	12.1x

Mean	15.3x
Median	15.9x

Based on its analysis and other considerations that Rockefeller deemed relevant in its experience and professional judgment, Rockefeller selected a reference range of CY2027E EV/Adj. EBITDA Multiples for the Aerospace Segment of 12.0x to 14.0x. In selecting this range of CY2027E EV/Adj. EBITDA Multiples, Rockefeller made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Aerospace Segment and the Selected Aerospace Companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Rockefeller then applied such reference range to the adjusted EBITDA of the Aerospace Segment for the fiscal year 2027 as set forth in the Forecasts to derive an implied EV range for the Aerospace Segment. The foregoing analysis indicated an implied EV range for the Aerospace Segment of $176.9 million to $206.3 million.

Product Identification Segment

Rockefeller reviewed certain financial information of AstroNova’s Product Identification Segment and compared it to corresponding financial information of certain publicly traded companies that Rockefeller selected based on its experience and professional judgment and its familiarity with the product identification industry (the “Selected Product Identification Companies” in this sub-section). Although none of the Selected Product Identification Companies is directly comparable to the Product Identification Segment, the companies listed below were chosen by Rockefeller because, among other reasons, they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Rockefeller’s analysis, may be considered similar to those of the Product Identification Segment. The Selected Product Identification Companies were as follows:

•	Brother Industries, Ltd.

•	Canon Inc.

•	Heidelberger Druckmaschinen AG

•	Mimaki Engineering Co., Ltd.

•	Sato Corporation

•	Seiko Epson Corp.

However, because none of the Selected Product Identification Companies is exactly the same as the Product Identification Segment, Rockefeller believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Rockefeller also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Product Identification Segment and the Selected Product Identification Companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of June 8, 2026, Rockefeller calculated, for each Selected Product Identification Company, such company’s EV, as a multiple of Wall Street research analyst consensus estimated EBITDA for such company for the calendar year 2027 ( “CY2027E EV/EBITDA Multiple”) (in the same manner as performed with respect to the Selected Aerospace Companies). The CY2027E EV/EBITDA Multiple for the Selected Product Identification Companies were as follows:

Selected Companies	CY2027E EV/EBITDA Multiple
Brother Industries, Ltd.	5.4x
Canon Inc.	6.3x
Heidelberger Druckmaschinen AG	5.5x
Mimaki Engineering Co., Ltd.	3.5x
Sato Corporation	3.6x
Seiko Epson Corp.	5.6x

Mean	5.0x
Median	5.5x

Based on its analysis and other considerations that Rockefeller deemed relevant in its experience and professional judgment, Rockefeller selected a reference range of CY2027E EV/EBITDA Multiples for the Product Identification Segment of 4.0x to 6.0x. In selecting this range of CY2027E EV/EBITDA Multiples, Rockefeller made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Product Identification Segment and the Selected Product Identification Companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Rockefeller then applied such reference range to the adjusted EBITDA of the Product Identification Segment for the fiscal year 2027 as set forth in the Forecasts to derive an implied EV range for the Product Identification Segment. The foregoing analysis indicated an implied EV range for the Product Identification Segment of $36.8 million to $55.2 million.

Total Implied Value of AstroNova

To determine the equity value range per share of Common Stock based on the foregoing analyses, Rockefeller added the foregoing implied EV ranges for each of the Aerospace Segment and the Product Identification Segment to the range of net present values for the Corporate Expenses (such net present value range being calculated in the same manner as described with respect to Rockefeller’s discounted cash flow analysis below) to calculate an implied EV range for AstroNova as a whole. From those totals, Rockefeller then subtracted AstroNova’s total debt and added cash, in each case as set forth in the Forecasts for the first quarter of fiscal year 2027, to calculate an implied equity value range for AstroNova.

Rockefeller divided the result of the foregoing calculations by the estimated number of fully diluted outstanding shares of Common Stock, determined using the treasury stock method and taking into account the dilutive impact of outstanding in-the-money Stock Options, RSUs and PSUs, as of July 31, 2026, based on the Internal Data, resulting in an implied equity value range per share of Common Stock of approximately $14.93 to $21.92. Based on the Internal Data and as directed by AstroNova’s management, such estimated diluted outstanding shares of Common Stock reflected no outstanding RSAs or SSPAs. Rockefeller then compared this equity value range per share of Common Stock to the Merger Consideration per share of Common Stock of $29.00.

Selected Precedent Transactions Analysis

Aerospace Segment

Rockefeller reviewed and compared certain information relating to certain transactions that Rockefeller, based on its experience and professional judgment and its familiarity with the aerospace industry, deemed relevant to consider in relation to AstroNova’s Aerospace Segment and the Merger. These transactions (the “Selected Aerospace Transactions”) were selected because of, among other reasons, their participants, size or other factors and, for purposes of Rockefeller’s analysis, may be considered similar to the Aerospace Segment and the Merger. Rockefeller used its experience, expertise and knowledge of the aerospace industry to select transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of the Aerospace Segment.

However, because none of the Selected Aerospace Transactions used in this analysis is identical or directly comparable to the Aerospace Segment or the Merger, Rockefeller believed that it was inappropriate to rely solely on the quantitative results of the selected transaction analysis. Accordingly, Rockefeller also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Aerospace Segment and each target company, as well as the Merger and the Selected Aerospace Transactions, that could affect the enterprise values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of June 8, 2026, Rockefeller calculated, for each Selected Aerospace Transaction, the enterprise value (calculated as the offer value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents implied for each target company based on the consideration payable in the applicable Selected Aerospace Transaction) as a multiple of the target company’s EBITDA (“EV/EBITDA Multiple”).

The Selected Aerospace Transactions considered in this analysis are summarized below:

Month / Year	Target	Acquirer	EV/EBITDA Multiple(1)
July 2025	Servotronics, Inc.	TransDigm Group Inc.	29.5x
June 2025	Baker Hughes Company	Crane Company	17.7x
February 2025	TRIUMPH Group, Inc.	Berkshire Partners; Warburg Pincus	13.7x
July 2024	Applied Avionics, Inc.	Loar Holdings Inc.	18.3x
June 2024	Heroux-Dévtek Inc.	Platinum Equity	14.7x
January 2024	Kaman Corporation	Arcline	17.1x
January 2024	Vian Enterprises, Inc.	Crane Company	12.9x
August 2023	Wencor Group	HEICO Corporation	13.4x
June 2023	MB Aerospace	Barnes Group Inc.	11.4x
June 2023	CIRCOR International, Inc.	KKR	11.6x
August 2021	Meggitt PLC	Parker-Hannifin Corporation	16.3x)
February 2021	Cobham Mission Systems	Eaton Corporation plc	14.0x
November 2020	Cobham Aero Connectivity	TransDigm Group Inc.	12.0x
October 2018	Esterline Technologies Corporation	TransDigm Group Inc.	13.0x
March 2015	Sargent Aerospace & Defense	RBC Bearings Incorporated	13.3x

Median			13.7x

(1)	EBITDA (or Adjusted EBITDA) for the LTM or last full fiscal or calendar year prior to the transaction (or the expected figure for the full fiscal or calendar year of the transaction) was utilized.

Based on its analysis and other considerations that Rockefeller deemed relevant in its experience and professional judgment, Rockefeller selected a reference range of EV/EBITDA Multiple of the Aerospace

Segment of 13.0x to 18.0x. In selecting this range of EV/EBITDA Multiples, Rockefeller made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Aerospace Segment and the target companies included in the Selected Aerospace Transactions and other factors that could affect each transaction or other values in order to provide a context in which to consider the results of the quantitative analysis.

Rockefeller then applied this range of EV/EBITDA Multiples to the adjusted EBITDA of the Aerospace Segment for the fiscal year 2027 as set forth in the Forecasts to derive an implied EV range for the Aerospace Segment. The foregoing analysis indicated an implied EV range for the Aerospace Segment of $191.6 million to $265.3 million.

Product Identification Segment

Rockefeller reviewed and compared certain information relating to certain transactions that Rockefeller, based on its experience and professional judgment and its familiarity with the product identification industry, deemed relevant to consider in relation to AstroNova’s Product Identification Segment and the Merger. These transactions (the “Selected Product Identification Transactions”) were selected because of, among other reasons, their participants, size or other factors and, for purposes of Rockefeller’s analysis, may be considered similar to the Product Identification Segment and the Merger. Rockefeller used its experience, expertise and knowledge of the product identification industry to select transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of the Product Identification Segment.

However, because none of the Selected Product Identification Transactions used in this analysis is identical or directly comparable to the Product Identification Segment or the Merger, Rockefeller believed that it was inappropriate to rely solely on the quantitative results of the selected transaction analysis. Accordingly, Rockefeller also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Product Identification Segment and each target company, as well as the Merger and the Selected Product Identification Transactions, that could affect the enterprise values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of June 8, 2026, Rockefeller calculated, for each Selected Product Identification Transaction, the noted EV/EBITDA Multiple (in the same manner as performed with respect to the Aerospace Segment).

The Selected Product Identification Transactions considered in this analysis are summarized below:

Month / Year	Target	Acquirer	EV/EBITDA Multiple(1)
December 2024	Lexmark International, Inc.	Xerox Holdings Corporation	4.7x
July 2016	Lexmark International, Inc.	Apex Technology; PAG Asia Capital	7.5x
April 2016	Checkpoint Systems, Inc.	CCL Industries Inc.	6.7x
April 2014	Motorola Enterprise	Zebra Technologies Corporation	10.9x
December 2012	Intermec, Inc.	Honeywell International Inc.	10.0x

Median			7.5x

(1)	Adjusted EBITDA for the LTM or last full fiscal or calendar year prior to the transaction (or the expected figure for the full fiscal or calendar year of the transaction) was utilized.

Based on its analysis and other considerations that Rockefeller deemed relevant in its experience and professional judgment, Rockefeller selected a reference range of EV/EBITDA Multiples for the Product Identification Segment of 4.5x to 7.5x. In selecting this range of EV/EBITDA Multiples, Rockefeller made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Product Identification Segment and the target companies included in the Selected Product Identification Transactions and other factors that could affect each transaction or other values in order to provide a context in which to consider the results of the quantitative analysis.

Rockefeller then applied this range of EV/EBITDA Multiples to the adjusted EBITDA of the Product Identification Segment for the fiscal year 2027 as set forth in the Forecasts to derive an implied EV range for the Product Identification Segment. The foregoing analysis indicated an implied EV range for the Product Identification Segment of $41.4 million to $69.0 million.

Total Implied Value of AstroNova

To determine the equity value range per share of Common Stock based on the foregoing analyses, Rockefeller added the foregoing implied EV ranges for each of the Aerospace Segment and the Product Identification Segment to the range of net present values for the Corporate Expenses (such net present value range being calculated in the same manner as described with respect to Rockefeller’s discounted cash flow analysis below) to calculate an implied EV range for AstroNova as a whole. From those totals, Rockefeller then subtracted AstroNova’s total debt and added cash, in each case as set forth in the Forecasts for the first quarter of fiscal year 2027, to calculate an implied equity value range for AstroNova.

Rockefeller divided the result of the foregoing calculations by the estimated number of fully diluted outstanding shares of Common Stock, determined using the treasury stock method and taking into account the dilutive impact of outstanding in-the-money Stock Options, RSUs and PSUs, as of July 31, 2026, based on the Internal Data, resulting in an implied equity value range per share of Common Stock of approximately $17.26 to $30.55. Rockefeller then compared this equity value range per share of Common Stock to the Merger Consideration per share of Common Stock of $29.00.

Discounted Cash Flow Analysis

Rockefeller performed a sum-of-the-parts discounted cash flow analysis of AstroNova in which Rockefeller (i) separately performed discounted cash flow analyses for each Segment and (ii) subsequently derived a range of implied equity value per share of Common Stock.

Rockefeller performed each such analysis based on the Forecasts and the calculations of after-tax unlevered free cash flows with respect to each Segment set forth in the section entitled “The Merger — Projected Financial Information” beginning on page 38 of this proxy statement. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. With respect to each Segment, the after-tax unlevered free cash flows and ranges of terminal values were discounted to present value using ranges of discount rates that reflect Rockefeller’s analysis of the weighted average cost of capital with respect to such Segment using the capital asset pricing model and based on considerations that Rockefeller deemed relevant in its experience and professional judgment, taking into account certain metrics including, with respect to the Aerospace Segment, unlevered betas for comparable group companies and, in each case, using a mid-year convention. Rockefeller calculated ranges of terminal values for each Segment at the end of the forecast period by applying terminal growth rates as indicated below to the after-tax unlevered free cash flows during the terminal year based on the Forecasts. The methodologies, assumptions and considerations utilized by Rockefeller with respect to each Segment are noted below:

Segment	Methodology
Aerospace Segment	For the Aerospace Segment, Rockefeller calculated the EV range by discounting to present value as of September 30, 2026 using discount rates ranging from 11.1% to 13.1%: (i) the forecasted after-tax unlevered free cash flows of the Aerospace Segment over the period beginning on September 30, 2026 and ending on January 31, 2031 based on the Forecasts and (ii) an implied terminal value of the Aerospace Segment, calculated by Rockefeller by assuming, based on Rockefeller’s professional judgment and experience, that unlevered free cash flows would grow in perpetuity after January 31, 2031 at a free cash flow growth of 2.5% to 3.5% year over year. The foregoing analysis indicated an implied EV range for the Aerospace Segment of $152 million to $205 million.

Product Identification Segment	For the Product Identification Segment, Rockefeller calculated the EV range by discounting to present value as of September 30, 2026 using discount rates ranging from 16.0% to 18.0%: (i) the forecasted after-tax unlevered free cash flows of the Product Identification Segment over the period beginning on September 30, 2026 and ending on January 31, 2031 based on the Forecasts and (ii) an implied terminal value of the Product Identification Segment, calculated by Rockefeller by assuming, based on Rockefeller’s professional judgment and experience, that unlevered free cash flows would grow in perpetuity after January 31, 2031 at a free cash flow growth of 1.0% to 3.0% year over year. The foregoing analysis indicated an implied EV range for the Product Identification Segment of $74 million to $92 million.

Corporate Expenses	Rockefeller calculated the net present value range of Corporate Expenses by discounting to present value as of September 30, 2026 using discount rates ranging from 12.7% to 14.7%: (i) the forecasted after-tax unlevered free cash flows of the Corporate Expenses over the period beginning on September 30, 2026 and ending on January 31, 2031 based on the Forecasts and (ii) an implied terminal value of the Corporate Expenses, calculated by Rockefeller by assuming, based on Rockefeller’s professional judgment and experience, that unlevered free cash flows would grow in perpetuity after January 31, 2031 at a free cash flow growth of 0.0% to 1.0% year over year. The foregoing analysis indicated an implied net present value range Corporate Expenses of negative $59 million to negative $49 million.

In performing this analysis, Rockefeller added the foregoing implied EV ranges for the Aerospace Segment and the Product Identification Segment and the net present value range for the Corporate Expenses to calculate an implied EV range for AstroNova as a whole. From those totals, Rockefeller then subtracted AstroNova’s total debt and added cash, in each case as set forth in the Forecasts for the first quarter of fiscal year 2027, to calculate an implied equity value range for AstroNova. Rockefeller then divided the result of the foregoing calculations by the estimated number of fully diluted outstanding shares of Common Stock, determined using the treasury stock method and taking into account the dilutive impact of outstanding in-the-money Stock Options, RSUs and PSUs, as of July 31, 2026, based on the Internal Data, resulting in an implied equity value range per share of Common Stock of approximately $16.34 to $26.19. Rockefeller then compared this equity value range per share of Common Stock to the Merger Consideration per share of Common Stock of $29.00.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Rockefeller did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Rockefeller made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Rockefeller’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Merger and the other transactions contemplated by the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of AstroNova with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The Merger Consideration was determined through arm’s-length negotiations between AstroNova and Parent and was approved by the Board. Rockefeller provided advice to AstroNova during these negotiations. Rockefeller did not, however recommend any specific amount of consideration to AstroNova or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

During the two year period prior to the date of Rockefeller’s written opinion, neither Rockefeller Financial LLC nor any controlled affiliate of Rockefeller Capital Management, L.P. has had any investment banking, capital markets or lending engagements with AstroNova, Parent, Merger Sub or Arcline, for which fees have been paid or are payable by AstroNova, Parent, Merger Sub or Arcline. Rockefeller and its affiliates may provide financial or other services to AstroNova, Parent, Merger Sub or Arcline or their respective affiliates in the future, and, in connection with any such services, Rockefeller may receive compensation.

Rockefeller and its affiliates and related entities engage in a wide range of financial services activities for their own accounts and the accounts of customers, including, without limitation, asset, wealth and investment management, strategic advisory services and family office services. In the ordinary course of these activities, Rockefeller and its affiliates and related entities may (i) provide such financial services to AstroNova, Parent, Merger Sub or Arcline and their respective directors, officers, employees, affiliates, subsidiaries, investment funds and portfolio companies (collectively, the “Interested Parties”), for which services Rockefeller and its affiliates and related entities have received, and may receive, compensation, and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to any Interested Party. Furthermore, Rockefeller and its affiliates and related entities and its and their respective managers, partners, members, directors, officers and employees may have investments in the Interested Parties.

The Board selected Rockefeller as AstroNova’s exclusive financial advisor with respect to the Merger and the other transactions contemplated by the Merger Agreement based on Rockefeller’s familiarity with the industries in which the Company operates and Rockefeller’s experience in providing M&A advisory services generally.

In connection with Rockefeller’s services as financial advisor to AstroNova, AstroNova has agreed to pay Rockefeller an aggregate fee of approximately $4.2 million, $1.0 million of which was payable upon the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is payable contingent upon consummation of the Merger. In addition, AstroNova has agreed to reimburse certain of Rockefeller’s expenses arising, and indemnify Rockefeller against certain liabilities that may arise, out of its engagement.

Projected Financial Information

The Company does not as a matter of course make public forecasts or projections as to future performance or earnings covering extended periods. However, the Company has presented below for your information the forward-looking financial information that was generated for internal use and was available to Rockefeller to aid in the preparation of its fairness opinion and to the Board to aid its evaluation of the Merger. This forward-looking information was also made available to Arcline and Company D, and, in part, to Company B, Company C, Company E, and Company F.

In the fourth quarter of fiscal year 2026, the Company’s senior management prepared and presented to the Board management’s long-range plan for fiscal years 2027, 2028 and 2029. In accordance with the Company’s historic practices, the Company’s management prepared and presented updates to the long-range plan at the Board’s subsequent quarterly meetings to reflect the impact of ongoing developments in the Company’s business. On April 23, 2026, the Company’s senior management prepared and presented to the Board its updated long-range plan which included management’s projections as of that date for the Company’s consolidated revenue, Aerospace segment revenue, Product Identification segment revenue, gross profit, operating expenses, operating income, net income, adjusted EBITDA, Aerospace segment adjusted EBITDA, Product Identification segment adjusted EBITDA, unlevered free cash flow, Aerospace segment unlevered free cash flow and Product Identification segment unlevered free cash flow for fiscal years 2027, 2028 and 2029. In order to facilitate the discounted cash flow analyses performed by Rockefeller in connection with its June 16, 2026, fairness opinion, management provided to the Board and Rockefeller management’s projections that included the same metrics for fiscal years 2030 and 2031. The fiscal year 2030 and 2031 projections were prepared on the same basis as the projections for fiscal years 2027 through 2029 and reflected management’s long-range plan for the Company’s future performance.

	Long-Range Plan (in millions)
	Fiscal year ended January 31,
	2027E	2028E	2029E	2030E	2031E
Revenue	$161.1	$175.3	$187.6	$195.8	$203.1
Aerospace segment revenue	$48.4	$52.6	$57.5	$61.3	$64.8
Product Identification segment revenue	$112.7	$122.7	$130.2	$134.5	$138.3
Gross profit	$57.1	$62.8	$74.1	$77.8	$81.1
Operating expenses	$49.0	$50.3	$49.6	$51.1	$52.5
Operating income	$8.1	$12.5	$24.5	$26.7	$28.6
Net income	$3.7	$7.3	$16.6	$18.2	$19.7
Adjusted EBITDA (1)	$17.9	$24.2	$32.2	$34.4	$36.4
Aerospace segment adjusted EBITDA (1)	$14.7	$17.6	$19.9	$21.5	$22.8
Product Identification segment adjusted EBITDA	$9.2	$12.9	$18.7	$19.6	$20.4
Unlevered free cash flow (2)	$17.2	$19.3	$31.8	$30.8	$33.2
Aerospace segment unlevered free cash flow (2)	$15.9	$17.4	$19.1	$21.0	$22.5
Product Identification segment unlevered free cash flow (2)	$7.5	$8.2	$19.2	$16.5	$17.5
Corporate Expense segment unlevered free cash flow (2)	$(6.2)	$(6.3)	$(6.4)	$(6.6)	$(6.9)

(1)

Estimated adjusted EBITDA is calculated as estimated net income excluding the estimated impact of interest expense, tax, depreciation and amortization, and adding back share-based compensation, restructuring and retention, and Product Identification segment restructuring expense as follows:

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Net income	$3.7	$7.3	$16.6	$18.2	$19.7
Interest expense	$3.2	$2.8	$2.4	$2.4	$2.4
Tax	$1.2	$2.4	$5.5	$6.1	$6.6
Depreciation and amortization	$5.1	$5.1	$5.1	$5.1	$5.1
Share-based compensation	$2.5	$2.5	$2.6	$2.6	$2.7
Restructuring and retention expense	$1.7	$—	$—	$—	$—
Project Identification segment restructuring expense	$0.6	$4.0	$0.1	$—	$—
Adjusted EBITDA	$17.9	$24.2	$32.2	$34.4	$36.4

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Aerospace segment net income	$12.7	$16.0	$18.3	$19.8	$21.2
Interest expense	$—	$—	$—	$—	$—
Tax	$—	$—	$—	$—	$—
Depreciation and amortization	$1.4	$1.4	$1.4	$1.4	$1.4
Share-based compensation	$0.2	$0.2	$0.2	$0.2	$0.3
Restructuring and retention expense	$0.4	$—	$—	$—	$—
Aerospace segment adjusted EBITDA	$14.7	$17.6	$19.9	$21.5	$22.8

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Product Identification segment net income	$3.5	$4.7	$14.5	$15.5	$16.3
Interest expense	$—	$—	$—	$—	$—
Tax	$—	$—	$—	$—	$—
Depreciation and amortization	$3.7	$3.7	$3.7	$3.7	$3.7
Share-based compensation	$0.4	$0.4	$0.4	$0.4	$0.4
Restructuring and retention expense	$1.1	$—	$—	$—	$—
Project Identification segment restructuring expense	$0.6	$4.0	$0.1	$—	$—
Product Identification segment adjusted EBITDA	$9.2	$12.9	$18.7	$19.6	$20.4

(2)

Estimated unlevered free cash flow is calculated as estimated operating income plus estimated depreciation and amortization, plus estimated share-based compensation, plus any estimated decrease or minus any estimated increase in net working capital, minus estimated capital expenditures as follows:

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Operating income	$8.1	$12.5	$24.5	$26.7	$28.6
Depreciation and amortization	$5.1	$5.1	$5.1	$5.1	$5.1
Share-based compensation	$2.5	$2.5	$2.6	$2.6	$2.7
Change in net working capital	$3.5	$—	$0.5	$(1.8)	$(1.4)
Capital expenditures	$2.0	$0.8	$0.8	$1.8	$1.8
Unlevered free cash flow	$17.2	$19.3	$31.8	$30.8	$33.2

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Aerospace segment operating income	$12.7	$16.0	$18.3	$19.8	$21.2
Depreciation and amortization	$1.4	$1.4	$1.4	$1.4	$1.4
Share-based compensation	$0.2	$0.2	$0.2	$0.2	$0.3
Change in net working capital	$2.1	$—	$(0.6)	$(0.2)	$(0.1)
Capital expenditures	$0.5	$0.2	$0.2	$0.2	$0.2
Aerospace segment unlevered free cash flow	$15.9	$17.4	$19.1	$21.0	$22.5

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Product Identification segment operating income	$3.5	$4.7	$14.5	$15.5	$16.3
Depreciation and amortization	$3.7	$3.7	$3.7	$3.7	$3.7
Share-based compensation	$0.4	$0.4	$0.4	$0.4	$0.4
Change in net working capital	$1.4	$—	$1.1	$(1.6)	$(1.3)
Capital expenditures	$1.5	$0.6	$0.6	$1.6	$1.6
Product Identification segment unlevered free cash flow	$7.5	$8.2	$19.2	$16.5	$17.5

	Fiscal year ended January 31, (in millions)
	2027E	2028E	2029E	2030E	2031E
Corporate Expense segment operating loss	$(8.0)	$(8.2)	$(8.3)	$(8.6)	$(8.8)
Depreciation and amortization	$—	$—	$—	$—	$—
Share-based compensation	$1.8	$1.9	$1.9	$2.0	$1.9
Change in net working capital	$—	$—	$—	$—	$—
Capital expenditures	$—	$—	$—	$—	$—
Corporate Expense segment unlevered free cash flow	$(6.2)	$(6.3)	$(6.4)	$(6.6)	$(6.9)

These projections are presented to assist the reader in understanding the information that was considered by the Board in evaluating the Merger and by Rockefeller in preparing its fairness opinion. The Company’s future financial results may materially differ from those expressed in the forward-looking information presented above, due to factors that are beyond the Company’s ability to control or predict and numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement and in the Company’s public filings with the SEC. The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. The Company cannot assure you that any of these projections will be realized or that the Company’s future financial results will not materially vary from the projections. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. The forward-looking information does not give effect to any changes or expenses as a result of the Merger or any other effects of the Merger. These projections should not be utilized as public guidance and will not be provided in the ordinary course of the Company’s business in the future.

Furthermore:

•

while presented with numerical specificity, the projections necessarily are estimates that are based on numerous assumptions, many of which are beyond the Company’s control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, which assumptions may not prove to have been, or may no longer be, accurate;

•

the projections were prepared in the context of the business, economic, regulatory, market and financial conditions that existed at the time of their preparation, and have not been updated to reflect revised prospects for the Company’s business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time they were prepared; and

•	the five-year projections cover multiple years, and such estimates become inherently less reliable as they extend further into the future.

The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the foregoing projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The inclusion of this forward-looking information should not be regarded as an indication that the Board, Rockefeller, Seabrook, Arcline or any other recipient of this information considered, or now considers, the forecasts and projections included therein to be a reliable prediction of future results, nor is it included because the Company or they believe it should influence your decision whether to vote in favor of the Merger Proposal. No person has made or makes any representation or warranty to any shareholder regarding the information included in the projections.

The projections are forward-looking statements. These and other forward-looking statements in this proxy statement or otherwise issued by the Company are expressly qualified in their entirety by the risks and uncertainties detailed under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement and in the Company’s public filings with the SEC.

Certain of the measures included in the projections may be considered non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA means earnings, adjusted for certain non-continuing or recurring items, before interest, taxes, depreciation and amortization. Non-GAAP financial measures have limitations as analytical tools, which may include the omission of certain material costs, such as depreciation, amortization and interest, necessary to operate the Company’s business, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by Rockefeller for purposes of its financial analysis and opinion or by the Board in connection with its consideration and evaluation of the Merger. Further, the Company did not provide Arcline or any other potential counterparty with a reconciliation of the non-GAAP financial measures included in the projections to the relevant GAAP financial measures.

For the foregoing and other reasons, readers of this proxy statement are cautioned that the inclusion in this proxy statement of the forward-looking information described above should not be regarded as a representation that the projections will be achieved and that readers should not place undue reliance on the projections.

Delisting and Deregistration

Following the Effective Time, shares of Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Securities Exchange Act of 1934, as amended. As a result, AstroNova will no longer be required to file periodic reports and other documents with the Securities and Exchange Commission. AstroNova expects that delisting and deregistration of its Common Stock will be completed within approximately 10 days following the closing of the Merger.

Interests of Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors, shareholders should be aware that certain of AstroNova’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of AstroNova shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in recommending the Merger to shareholders.

Consideration for Outstanding Shares

In connection with the consummation of the Merger, AstroNova’s directors and executive officers will receive the same Merger Consideration on the same terms and conditions as other AstroNova shareholders. The following table sets forth, as of [●], 2026, the cash consideration that each of the Company’s directors, executive officers, and their respective affiliates would be entitled to receive in respect of outstanding shares of Common Stock beneficially owned by him, her or it (excluding shares underlying Stock Options, RSUs, PSUs, RSAs and

SSPAs, which are reflected in the table below under “The Merger Agreement—Treatment of Equity Awards” beginning on page 51).

Name	Number of Shares Held (#) *		Merger Consideration Payable in Respect of Shares ($)
Executive Officers
Darius G. Nevin	4,313		$125,077
Jorik E. Ittmann	2,581		$74,849
Tom W. Carll	33,952		$984,608
Thomas D. DeByle	6,170		$178,930
Padraig Finn	1,685		$48,865
Michael J. Natalizia	47,632		$1,381,328
Non-Employee Directors
Shawn W. Kravetz	9,464		$274,456
Alexis P. Michas	564,522	(1)	$16,371,138
Mitchell I. Quain	125,611	(2)	$3,642,719
Yvonne E. Schlaeppi	51,921		$1,505,709
Richard S. Warzala	75,711		$2,195,619

*	Fractional shares rounded to the nearest whole number.
(1)	Includes 535,203 shares held by a fund affiliated with Juniper. Mr. Michas disclaims beneficial ownership of holdings of Juniper Fund except to the extent of his pecuniary interest therein.
(2)	Includes 16,701 shares held in a trust of which Mr. Quain is a trustee.

Treatment of Equity Awards

As of June 15, 2026, there were outstanding under the Company Stock Plans (i) Company Stock Options covering 201,874 shares of Common Stock, (ii) RSUs covering 444,225 shares of Common Stock, (iii) Company SSPAs covering 278,933 shares of Common Stock, and (iv) no RSAs. At the Effective Time, each outstanding Stock Option, RSU, PSU, RSA, and SSPA, whether or not vested, will be treated as described under “The Merger Agreement — Treatment of Equity Awards”, and the cash amounts payable in respect of such awards held by the Company’s directors and executive officers are described below.

Name	Stock Options (#) (1)	RSUs and PSUs (#) (2)	SSPAs ($) (3)	Consideration Payable in Respect of Equity Awards
Executive Officers
Darius G. Nevin	30,000	—	—	$537,000
Jorik E. Ittmann	—	149,242	—	$4,328,018
Tom W. Carll	17,500	51,551	—	$1,683,104
Thomas D. DeByle	—	116,342	—	$3,373,918
Padraig Finn	—	51,552	—	$1,495,008
Michael J. Natalizia	17,500	29,722	—	$1,050,063
Non-Employee Directors
Shawn W. Kravetz		—	—
Alexis P. Michas		—	—
Mitchell I. Quain	10,000	—	—	$129,250
Yvonne E. Schlaeppi	10,000	—	—	$119,000
Richard S. Warzala	10,000	—	—	$126,500

(1)

Stock Options held by Mr. Nevin have an exercise price of $11.10 per share; Stock Options held by Messrs. Carll and Natalizia have an exercise price of $18.25 per share; Stock Options held by Mr. Quain have a weighted-average exercise price of $16.08 per share, and Stock Options held by Mr. Warzala have a weighted-average exercise price of $16.35 per share; Stock Options held by Ms. Schlaeppi have a weighted-average exercise price of $17.10 per share.
(2)

Amounts reported for Messrs. Carll and Natalizia include 47 shares and 56 shares, respectively, underlying PSUs that were previously earned and are subject to time-based vesting. All other amounts consist solely of RSUs.

(3)

In connection with the granting of certain transaction-based bonuses described below, each of the executive officers agreed to waive amounts that would otherwise be payable to them under the SSPAs in connection with the consummation of the Merger. Estimated amounts payable to the Company’s executive officers SSPAs were:

Jorik E. Ittmann: $33,516

Tom W. Carll: $15,283

Thomas D. DeByle: $46,148

Padraig Finn: $9,577

Michael J. Natalizia: $15,059

Transaction-based Bonuses and Senior Executive Short-Term Incentive Program Payments. In connection with the Merger, the Company may pay transaction bonuses to certain of its executive officers and employees in an aggregate amount of up to $3.0 million, payable at the Effective Time. The following table provides the amount of transaction bonuses and amounts payable under the Company’s Senior Executive Short-Term Incentive Program (“STIP”) allocated by the Human Capital and Compensation Committee of the Board of Directors to each of the Company’s executive officers.

Name	Transaction Bonus	STIP Payment	Total
Darius G. Nevin	$250,000	—	$250,000
Jorik E. Ittmann	$1,750,000	$147,000	$1,897,000
Tom W. Carll	$250,000	—	$250,000
Thomas D. DeByle	$250,000	$173,542	$423,542
Padraig Finn	$250,000	—	$250,000
Michael J. Natalizia	—	—	—

Indemnification and Insurance

The Merger Agreement provides that the surviving corporation will indemnify and hold harmless all current and former directors and executive officers of AstroNova to the fullest extent permitted by applicable law for acts and omissions occurring prior to the Effective Time. In addition, the surviving corporation will maintain directors’ and officers’ liability tail insurance coverage for a period of six (6) years following the closing of the Merger on terms not less favorable than those in effect immediately prior to closing; provided that the surviving corporation will not be required to pay an annual premium in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement (the “Maximum Premium”). If such coverage cannot be obtained for the Maximum Premium, the surviving corporation will obtain the greatest coverage available for a cost not exceeding the Maximum Premium.

Named Executive Officers

The Named Executive Officers of AstroNova for fiscal year 2026 are: Darius G. Nevin (former Interim Chief Executive Officer and current Executive Chairman); Jorik E. Ittmann (President and Chief Executive Officer); Thomas D. DeByle (Chief Financial Officer); Thomas W. Carll (Senior Vice President, Aerospace); and Gregory A. Woods (former Chief Executive Officer). Additional information regarding amounts payable to the Named Executive Officers in connection with the Merger may be found in the Section entitled “Proposal No. 2 — Advisory (non-binding) Vote on Merger-related Executive Compensation”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

PROPOSAL NO. 2 — ADVISORY (NON-BINDING) VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION

As required by SEC Rule 14a-21(c), the Company’s shareholders are being asked to approve, on an advisory (non-binding) basis, compensation that will or may become payable to AstroNova’s Named Executive Officers in connection with the Merger. The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to the Company’s Named Executive Officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on the latest practicable date prior to the filing of this Proxy Statement, [●], 2026.

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present. Accordingly, a failure to vote or a broker non-vote, if any, will not have any effect on this proposal, except to the extent that it results in there being insufficient shares present in person (including virtually) or represented by proxy at the Special Meeting to establish a quorum.

The Company believes that the information regarding compensation that may be paid or become payable to its Named Executive Officers that is based on or otherwise relates to the Merger is reasonable and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that has, will or may be paid or become payable to the Company’s Named Executive Officers that is based on or otherwise relates to the Merger. In addition, this vote is separate and independent from the vote to approve the completion of the Merger. The Company asks that AstroNova shareholders vote “FOR” the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in this Proposal No. 2, including the tables, associated footnotes and narrative discussion, is hereby APPROVED on a non-binding, advisory basis.”

This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board of Directors (or any committee thereof) to take any action. Because the Merger-related executive compensation that may be paid or become payable to the Company’s Named Executive Officers that is based on or otherwise relates to the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements with the named executive officers, such compensation may be paid or become payable, regardless of the outcome of this advisory vote, if the Merger Proposal is approved (subject only to the contractual conditions applicable thereto).

The amounts indicated below are estimates based on the material assumptions described in the assumptions and notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a Named Executive Officer may differ in material respects from the amounts set forth below. All of the amounts reflected in the table below are “single-trigger” benefits, meaning that they arise solely as a result of the completion of the Merger. Furthermore, for purposes of calculating such amounts, the Company has assumed:

•	the named executive officers’ outstanding Stock Options, RSUs, PSUs and SSPAs are those that are outstanding as of July [●], 2026; and

•	a price per share of Common Stock equal to the Merger Consideration of $29.00.

Golden Parachute Compensation

Named Executive Officer	Cash (1)	Equity (2)	Total
Jorik E. Ittmann President and Chief Executive Officer	$1,897,000	$4,328,018	$6,225,018
Darius G. Nevin Executive Chairman of the Board of Directors, former Interim Chief Executive Officer	$250,000	$537,000	$787,000
Thomas D. DeByle Vice President, Chief Financial Officer and Treasurer	$423,542	$3,373,918	$3,797,460
Thomas W. Carll Senior Vice President and General Manager – Aerospace	$250,000	$1,683,104	$1,933,104
Gregory A. Woods (3) Former President and Chief Executive Officer	—	—	—

1)	The amounts reflected in this column include transaction-related bonuses, as follows:

Mr. Ittmann	$1,750,000
Mr. Nevin	$250,000
Mr. DeByle	$250,000
Mr. Carll	$250,000
Mr. Woods	—

In addition, in connection with the closing of the Merger, Messrs. Ittmann and DeByle will receive prorated payments under the Company’s Senior Executive Short-Term Incentive Plan in the estimated amounts of $147,000 and $173,542, respectively.

2)

The amounts reflected in this column consist of the acceleration and payout of equity awards upon the consummation of the Merger, consistent with the treatment described in the section entitled “The Merger Agreement — Treatment of Equity Awards”:

	Stock Options	RSUs	PSUs	SSPAs (a)
Mr. Ittmann	—	$4,328,018	—	—
Mr. Nevin	$537,000	—	—	—
Mr. DeByle	—	$3,373,918	—	—
Mr. Carll	$188,125	$1,493,616	$1,363	—
Mr. Woods	—	—	—	—

a)

As a condition to their receipt of the transaction-related bonuses described above, each of Messrs. Ittmann, DeByle and Carll agreed to waive any amounts that would otherwise be payable under the SSPAs in connection with the consummation of the Merger. Estimated amounts payable to Messrs. Ittmann, DeByle and Carll under the SSPAs were: Mr. Ittmann: $33,516; Mr. DeByle: $46,148; Mr. Carll: $15,283.

3)	Mr. Woods resigned from his positions as President and Chief Executive Officer of the Company and as a member of the Board on June 29, 2025.

The payments and benefits described above will not be reduced to avoid the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and none of the Named Executive Officers will be entitled to any gross-up, reimbursement or other payment in respect of any excise tax imposed under Section 4999 of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

PROPOSAL NO. 3 — VOTE ON POSSIBLE ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Shareholders are being asked to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes to approve the Merger at the time of the meeting. If Company shareholders approve the proposal to adjourn the Special Meeting, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the proposal to adjourn the Special Meeting could mean that, even if the Company had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, the Company could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

If the Special Meeting is adjourned, no notice of the adjourned meeting need be given if the time, date, and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, as permitted under the RIBCA.

Required Vote. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon which are cast, by attendance (including virtually) or represented by proxy, assuming a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the entire Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The representations, warranties, covenants and agreements described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent and Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have been changed and may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or its business. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and its business. Please see the attached section entitled “Where You Can Find More Information” beginning on page 67 of this Proxy Statement.

Structure of the Merger

The Merger is structured as a reverse triangular merger pursuant to the RIBCA. Pursuant to the Merger Agreement, Merger Sub will merge with and into AstroNova, with AstroNova continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. The Merger will become effective upon the issuance of a certificate of merger by the Rhode Island Secretary of State following the filing of Articles of Merger with the Rhode Island Secretary of State (or such later time as specified in the Articles of Merger).

Closing

The closing of the Merger will take place as promptly as practicable after the satisfaction or waiver of all conditions to closing set forth in the Merger Agreement, but no earlier than the third business day after all such conditions have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing, which conditions will be satisfied at the closing), or at such other time as the parties may agree in writing.

Merger Consideration

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than cancelled shares) will be converted into the right to receive $29.00 in cash, without interest and less any applicable withholding taxes.

Cancelled shares consist of shares held in the treasury of AstroNova and shares owned directly or indirectly by Parent immediately prior to the Effective Time. Such cancelled shares will be automatically cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

Treatment of Equity Awards

At the Effective Time, each outstanding equity award of AstroNova will be treated as follows, in each case less applicable tax withholding:

Stock Options. Each outstanding stock option will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the per-share exercise price of such option. Any stock option with an exercise price equal to or greater than the Merger Consideration (an “underwater” option) will be cancelled for no consideration.

Restricted Stock Units (RSUs). Each outstanding RSU will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to such RSU and (ii) the Merger Consideration.

Performance Stock Units (PSUs). Each outstanding PSU will be deemed earned based on actual performance as determined in accordance with the applicable award agreement and will then be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares so earned and (ii) the Merger Consideration.

Restricted Stock Awards (RSAs). Each outstanding RSA will vest in full as of the Effective Time and will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to such RSA and (ii) the Merger Consideration.

Stock-Settled Performance Awards (SSPAs). Each outstanding SSPA will be cancelled and converted into the right to receive a cash payment to be determined by the Human Capital and Compensation Committee in its reasonable discretion and shall reduce, on a dollar-for-dollar basis the amount available under the Transaction Bonus Pool.

All cash payments in respect of equity awards are subject to applicable tax withholding and will be paid as promptly as practicable following the Effective Time, but in no event later than the next regularly scheduled payroll date occurring at least ten days following the Effective Time (or such later date as required by applicable law).

Exchange and Payment Procedures

Prior to the Effective Time, Parent will designate a paying agent reasonably acceptable to the Company to act as the paying agent for the payment of the Merger Consideration. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent an amount of cash sufficient to pay the aggregate Merger Consideration.

As soon as reasonably practicable after the Effective Time, the paying agent will mail to each holder of record of shares of Common Stock a letter of transmittal and instructions for surrendering such shares in exchange for the

Merger Consideration. Upon surrender of such shares together with a properly completed and validly executed letter of transmittal (and any other required documents), the holder will be entitled to receive the applicable Merger Consideration.

Any portion of the funds deposited with the paying agent that remains unclaimed by former holders of Common Stock on the date that is twelve (12) months after the Effective Time will be returned to the surviving corporation upon demand. Thereafter, any former shareholders who have not exchanged their shares may look only to the surviving corporation for payment of the Merger Consideration, subject to applicable abandoned property, escheat, or similar laws. No interest will accrue or be paid on the Merger Consideration.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by the Company to Parent and Merger Sub, subject in each case to the exceptions and qualifications set forth in the Merger Agreement and in the confidential disclosure letter delivered by the Company to Parent (the “Company Disclosure Letter”) and, in certain cases, to matters disclosed in the Company’s SEC filings made since February 1, 2023. These representations and warranties relate to, among other things: corporate organization, standing, power, and charter documents, and the Company’s subsidiaries; the Company’s capital structure; the Company’s corporate power and authority to enter into the Merger Agreement, the absence of conflicts with or violations of the Company’s organizational documents, applicable law, or material contracts, the governmental consents and approvals required in connection with the Merger, and the unanimous determination, approval, and recommendation of the Merger Agreement by the Board, together with the inapplicability of state anti-takeover statutes to the Merger; the Company’s SEC filings, the accuracy of its financial statements, compliance with the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, internal controls over financial reporting, the absence of undisclosed liabilities, and off-balance sheet arrangements; the absence of certain changes or events since the date of the Company’s most recent audited balance sheet, including that, except in connection with the Merger, the business of the Company and its subsidiaries has been conducted in the ordinary course of business in all material respects and that there has not been any Company Material Adverse Effect or any event, condition, change, or effect that would reasonably be expected to have a Company Material Adverse Effect; tax matters; intellectual property; compliance with laws and possession of required permits (including aviation authorizations issued or recognized by the FAA, EASA, and other applicable aviation authorities); litigation; brokers’ and finders’ fees (other than fees payable to the Company’s financial advisor, Rockefeller); employee benefit and ERISA matters; employment law matters; real property and personal property matters; environmental matters; material contracts; insurance; the accuracy and completeness of the information supplied by the Company for inclusion in this Proxy Statement; anti-corruption matters; trade compliance laws; government contracts; interested party transactions; and the Company’s receipt of the opinion of Rockefeller to the effect that, as of the date of the Merger Agreement and based upon and subject to the assumptions and qualifications set forth in the opinion, the Merger Consideration to be received by the holders of shares of Common Stock is fair, from a financial point of view, to such holders. The Company also makes customary disclaimers to the effect that, except for the representations and warranties expressly set forth in the Merger Agreement (as qualified by the Company Disclosure Letter), neither the Company nor any other person makes any other express or implied representation or warranty, including any representation or warranty with respect to any projections, forecasts, estimates, budgets, or other forward-looking information.

The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub to the Company, relating to, among other things: their corporate organization, standing, and good standing; their corporate power and authority to enter into the Merger Agreement, the absence of conflicts or required consents, the governmental consents and approvals required in connection with the Merger, and the requisite corporate approvals; the accuracy of the information supplied by Parent and Merger Sub for inclusion in this Proxy Statement; the due execution, validity, and enforceability of, and the Guarantors’ financial capacity to perform their obligations under, the limited guarantee delivered by investment funds affiliated with Arcline in favor of the Company; the absence of legal proceedings or governmental orders that would reasonably be expected to impair the ability of Parent or Merger Sub to consummate the Merger; the absence of any ownership of Common Stock by Parent or its affiliates or associates during the five-year period prior to the date of the Merger Agreement; brokers’ fees; the absence of any required vote or consent of Parent’s stockholders (other than the adoption of the Merger Agreement by Parent as the sole stockholder of Merger Sub); the solvency of Parent, the Surviving Corporation, and their subsidiaries immediately after giving effect to the Merger and the payment of the aggregate Merger Consideration and related amounts; and the absence of foreign control of Parent for purposes of the regulations of the Committee on Foreign Investment in the United States. Parent and Merger Sub also make customary acknowledgments regarding their independent investigation of the Company and its subsidiaries and disclaim reliance on any representations or warranties other than those expressly set forth in the Merger Agreement.

The representations and warranties of the parties will not survive the Effective Time and will expire upon the consummation of the Merger.

Conduct of Business Pending the Merger

During the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to use its commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects and, to the extent consistent therewith, to use commercially reasonable efforts to preserve the business organization of itself and its subsidiaries, maintain its material rights and franchises, and retain the services of its key employees .

The Company has also agreed to certain negative covenants, pursuant to which the Company will not, without the prior written consent of Parent, take any of the following actions (subject to certain exceptions specified in the Merger Agreement and the Company’s disclosure letter):

•	amend or modify its articles of incorporation, bylaws, or other organizational documents;

•

issue, sell, grant, split, combine, reclassify or authorize any shares of capital stock or other equity interests (subject to exceptions for awards and exercises under existing equity compensation plans);

•

acquire any business, assets, or equity interests of any third party (whether by merger, consolidation, stock or asset acquisition, or otherwise), or make any loans, advances, or capital contributions to, or investments in, any Person in excess of $500,000 in the aggregate, other than intercompany loans, advances, capital contributions, or investments;

•

sell, lease, license, or otherwise dispose of, or pledge or otherwise encumber, any assets, other than obsolete equipment or assets being replaced, or non-exclusive licenses under the Company’s intellectual property, in each case in the ordinary course of business consistent with past practice;

•	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

•

repurchase, prepay, incur, or guarantee any indebtedness for borrowed money, or issue or sell any debt securities, other than in connection with the financing of ordinary course trade payables consistent with past practice;

•

make any material changes to compensation or benefits payable to directors, officers, or employees, except (i) increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) as required by applicable law, or (iii) as required by existing compensation plans or agreements, provided that the Company may grant transaction bonuses in an aggregate amount of up to $3.0 million to certain of its officers and employees;

•	settle any material litigation, claim, or proceeding, other than settlements that do not involve injunctive or other non-monetary relief and do not exceed specified thresholds;

•	make any material change in accounting methods, principles, or practices, except as required by GAAP or applicable law;

•

make or change any material tax election, materially amend any material tax return, or settle or compromise any material tax claim, audit, or assessment, except as required by applicable law or in the ordinary course of business;

•	declare, set aside, or pay any dividends or other distributions on any shares of capital stock, other than dividends by direct or indirect wholly-owned subsidiaries;

•	repurchase, redeem, or otherwise acquire any shares of capital stock or other equity interests;

•	enter into, materially amend or modify, or consent to the termination of (other than at its stated expiry date) any Company material contract or any lease with respect to material real property;

•	enter into any material joint venture, strategic partnership, or alliance;

•

take any action to exempt any person or entity (other than Parent, Merger Sub, and their affiliates) from, or make any acquisition of Company securities not subject to, any state takeover statute or similar statute or regulation;

•

abandon, allow to lapse, sell, assign, transfer, encumber, or otherwise dispose of any material Company-owned intellectual property, or grant any license to any material Company-owned intellectual property other than non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

•

modify any of its privacy policies, or take any action that would adversely affect the integrity, security, or operation of the Company’s IT systems in any manner that would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole;

•	terminate or materially modify, or fail to exercise renewal rights with respect to, any material insurance policy;

•

engage in any transaction, or enter into any agreement, arrangement, or understanding, with any affiliate of the Company or other person or entity that would be required to be disclosed under Item 404 of Regulation S-K, other than transactions in the ordinary course of business;

•	adopt or implement any stockholder rights plan or similar arrangement;

•

amend, surrender, cancel, terminate, allow to lapse, fail to renew, or otherwise materially and adversely modify any material approvals, licenses, registrations, authorizations, permits, qualifications, and certificates issued by a governmental authority vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness, design, production, operation, or maintenance of any aircraft, or other similar matters relating to civil or military aviation within the jurisdiction required for the Company’s business as currently conducted, subject to exceptions for ordinary course modifications and renewals that do not materially and adversely affect such authorization;

•	settle, waive, or forgive any amount owed to the Company in excess of $250,000 individually or $500,000 in the aggregate;

•	grant any refunds, credits, rebates, or allowances to customers in excess of $250,000 individually or $500,000 in the aggregate; or

•	agree or commit to do any of the foregoing.

No Solicitation of Alternative Proposals

From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company has agreed that it will not, and will cause its representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate, or induce any inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (ii) engage in discussion or negotiations with any person regarding a Takeover Proposal, (iii) provide any non-public information to any person in connection with a Takeover Proposal or inquiry relating thereto, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, (v) approve a transaction under the Rhode Island Business Combination Act, (vi) enter into any agreement, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contracts related to any Takeover Proposal, (vii) effect any Company Adverse Recommendation Change, or (viii) submit to a vote of its shareholders, approving, endorsing or recommending any Takeover Proposal.

Notwithstanding the foregoing, the Company may, subject to compliance with certain notice and other requirements set forth in the Merger Agreement (the “fiduciary out”), furnish nonpublic information to, and participate in discussions or negotiations with, a third party that has made an unsolicited written Takeover Proposal that did not result from a breach of the Company’s “no shop” obligations and the Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisor, constitutes, or is reasonably likely to lead to, a Superior Proposal.

The Merger Agreement permits the Board to make a Company Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event, subject to compliance with applicable notice and matching-period requirements. An “Intervening Event” means any material event, circumstance, change, effect, development, or condition occurring or arising after the date of the Merger Agreement that was not known to, nor reasonably foreseeable by, the Board as of the date of the Merger Agreement and that becomes known to the Board prior to the receipt of shareholder approval of the Merger Agreement, excluding, among other things, the receipt, existence, or terms of a Takeover Proposal; any change in the price or trading volume of the Common Stock; the Company meeting or exceeding its financial projections or forecasts; changes in general economic or geopolitical conditions; events, changes, effects developments or conditions consisting of or resulting from a breach of the Merger Agreement by the Company; or events, circumstances, developments or occurrences that relate solely to Parent and its Affiliates. The required notice and matching period is three (3) Business Days (referred to, in the case of an Intervening Event, as the “Intervening Event Notice Period”). During the applicable Superior Proposal Notice Period or Intervening Event Notice Period, the Company must negotiate in good faith with Parent (to the extent Parent desires to negotiate) to enable Parent to make adjustments to the terms of the Merger Agreement such that the Takeover Proposal would no longer constitute a Superior Proposal (or such that the failure to effect a Company Adverse Recommendation Change in response to an Intervening Event would no longer be inconsistent with the Board’s fiduciary duties). Termination by the Company to accept a Superior Proposal is conditioned on the concurrent payment of the Termination Fee to Parent.

Conditions to Closing

Mutual Conditions

The obligations of each of Parent, Merger Sub, and the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of each of the following conditions:

•	the approval of the Merger Agreement by the requisite vote of AstroNova shareholders (the “Requisite Company Vote”) shall have been obtained;

•	all required filings and waiting periods under the HSR Act and any applicable foreign antitrust or competition laws, shall have been made, expired, or been terminated; and

•

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law, injunction, or order that is in effect and that prohibits, enjoins, or makes illegal the consummation of the Merger.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of each of the following additional conditions:

•

the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date (or, in the case of representations and warranties that address matters only as of a specified date, as of such specified date), subject to specified materiality standards, including that: (i) the representations and warranties relating to organization and standing, corporate authorization, board approval, anti-takeover statutes, and brokers’ and finders’ fees must be true and correct in all material respects; (ii) the representations and warranties relating to the Company’s capital structure must be true and correct in all respects, other than de minimis inaccuracies; (iii) the representation and warranty that there has been no Company Material Adverse Effect since the date of the Merger Agreement must be true and correct in all respects; and (iv) all other representations and warranties of the Company (disregarding any materiality and Company Material Adverse Effect qualifiers) must be true and correct in all respects, except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

•

the Company shall have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing;

•

since the date of the Merger Agreement, no event, occurrence, change, circumstance, or effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and

•	Parent shall have received an officer’s certificate signed by the chief executive officer or chief financial officer of the Company certifying as to the satisfaction of the foregoing conditions.

Conditions to Company’s Obligations

The obligation of the Company to consummate the Merger is further subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct in all respects (without giving effect to any materiality or “material adverse effect” qualifiers) as of the date of the Merger Agreement and as of the closing date (or, in the case of representations and warranties that address matters only as of a specified date, as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger;

•

each of Parent and Merger Sub shall have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing; and

•	the Company shall have received an officer’s certificate signed by an officer of Parent certifying as to the satisfaction of the foregoing conditions.

Termination

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding the receipt of the Requisite Company Vote, as follows:

Mutual Consent. By mutual written consent of Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time.

By Either Party. By either Parent or the Company if: (i) the Merger has not been consummated on or before the Outside Date; provided that, if the closing has not occurred by such date and all conditions to closing other than the regulatory approval condition have been satisfied or are capable of being satisfied, the Outside Date may be extended by either party on one occasion for a period of 30 days by written notice given no later than five business days prior to the then-existing Outside Date; (ii) a governmental authority of competent jurisdiction has issued a final, non-appealable order permanently prohibiting the consummation of the Merger; or (iii) the Requisite Company Vote was not obtained at a duly convened shareholders meeting (including any adjournment or postponement thereof).

By Parent. By Parent if: (i) the Board of Directors of the Company has made a Company Adverse Recommendation Change; or (ii) the Company has materially breached any representation, warranty, covenant, or agreement such that the applicable closing condition would not be satisfied, and such breach is not cured within the applicable cure period.

By the Company. By the Company if: (i) the Board of Directors of the Company determines to accept a Superior Proposal and concurrently pays the Termination Fee to Parent; or (ii) Parent or Merger Sub has materially breached any representation, warranty, covenant, or agreement such that the applicable closing condition would not be satisfied, and such breach is not cured within the applicable cure period.

Termination Fee

Termination Fee Payable by the Company. The Company is required to pay Parent the Termination Fee of $9,648,000 if the Merger Agreement is terminated because the Company pursues or accepts an alternative transaction. Specifically, the Termination Fee is payable if: (i) Parent terminates because the Board has effected a Company Adverse Recommendation Change or has approved, adopted, or recommended a competing acquisition agreement; (ii) the Company terminates in order to accept a Superior Proposal; or (iii) the Merger Agreement is terminated by either party because the Outside Date passes or the Requisite Company Vote is not obtained, a Takeover Proposal had been publicly disclosed before such termination and not withdrawn, and within twelve (12) months after such termination the Company enters into a definitive agreement for, or consummates, a Takeover Proposal (for purposes of this clause (iii), all references to “15%” in the definition of Takeover Proposal are deemed to be “50%”).

Reverse Termination Fee Payable by Parent. Parent is required to pay the Company the Reverse Termination Fee of $9,648,000 if the Merger Agreement is terminated for antitrust-related reasons. Specifically, the Reverse Termination Fee is payable if either party terminates because the Merger has not been completed by the Outside Date, or because a governmental order arising out of a legal action involving antitrust laws permanently prohibits the Merger, and, in each case, at the time of termination all conditions to closing have been satisfied or waived other than obtaining the required antitrust approvals (or the absence of such an antitrust-related order).

Except in the case of willful and material breach of the Merger Agreement or fraud, the Termination Fee (if payable by the Company) or the Reverse Termination Fee (if payable by Parent) will constitute the sole and exclusive monetary remedy of the receiving party against the paying party and its affiliates and their respective directors, officers, employees, partners, managers, members, and shareholders for monetary damages arising out of or relating to the Merger Agreement and the transactions contemplated thereby.

Efforts to Complete the Merger; Regulatory Approvals

Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable.

The Company and Parent and their respective affiliates filed their respective HSR Act notifications on July 1, 2026. The 30-day waiting period with respect to the Merger, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on July 31, 2026, unless the Antitrust Division of the Department of Justice (the “DOJ”) or the Federal Trade Commission (“FTC”) earlier terminates the waiting period, the period is lengthened by a pull-and-refile, or the FTC or the DOJ issues second requests. The filing fees associated with the HSR Act filing were shared equally by Parent and the Company.

Parent has also agreed to take any and all actions necessary or advisable to avoid or eliminate impediments under applicable antitrust, competition, foreign investment, or trade regulation laws so as to enable the parties to consummate the transactions promptly and, in any event, prior to the Outside Date, including, if necessary, proposing, negotiating, committing to, and effecting the sale, divestiture, or disposition of assets or businesses. Parent has represented that it is not a “foreign person” as defined under the regulations of the Committee on Foreign Investment in the United States, and that no “foreign person” will hold a controlling interest in Parent or, following the Merger, in the surviving corporation.

The Shareholders Meeting

The Company has agreed to duly call, give notice of, convene, and hold a meeting of AstroNova shareholders (the “Shareholders Meeting”) as promptly as reasonably practicable for the purpose of obtaining the Requisite Company Vote. The Board of Directors, subject to its fiduciary duties and the right to make a Company Adverse Recommendation Change as provided in the Merger Agreement, shall recommend that the shareholders of the Company vote in favor of approval of the Merger Agreement.

The Company has agreed to prepare and file a preliminary proxy statement with the SEC as soon as reasonably practicable, and in any event within 30 days, following the date of the Merger Agreement.

The Shareholders Meeting shall be held as soon as reasonably practicable after the date of the Merger Agreement and in no event later than 30 days following the date on which the definitive proxy statement is first mailed to holders of Common Stock.

Employee Benefits

For a period of twelve (12) months following the closing of the Merger, Parent has agreed to provide, or cause the surviving corporation to provide, each employee of AstroNova who continues to be employed immediately following the Effective Time with compensation and employee benefits that are, in the aggregate, no less favorable than the compensation and employee benefits provided to such employee immediately prior to the closing of the Merger.

In addition, Parent has agreed to (i) give each continuing employee full credit for purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans of Parent and its subsidiaries for the employee’s prior service with AstroNova and its predecessors and (ii) cause each employee benefit plan to waive any pre-existing condition exclusions and actively-at-work requirements for such employees and their covered dependents, to the extent waived or not applicable under the comparable Company benefit plan.

Indemnification and Insurance

Pursuant to the Merger Agreement, the surviving corporation will assume and honor, and Parent will cause the surviving corporation to honor, all rights to indemnification and exculpation from liability now existing in favor of the current and former directors and officers of AstroNova and its subsidiaries, as provided in the organizational documents of AstroNova and in existing indemnification agreements, for a period of not less than six (6) years following the closing of the Merger.

Prior to the Effective Time, the surviving corporation shall obtain (and Parent shall cause the surviving corporation to obtain) a six-year “tail” directors’ and officers’ liability insurance policy with respect to acts or omissions occurring at or prior to the Effective Time, on terms not less favorable than the existing coverage; provided that the surviving corporation will not be required to pay an annual premium in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement (the “Maximum Premium”). If such coverage cannot be obtained for the Maximum Premium, the surviving corporation will obtain the greatest coverage available for a cost not exceeding the Maximum Premium.

Transaction Litigation

The Merger Agreement contains provisions addressing the handling of shareholder litigation relating to the Merger. The Company will control the defense and settlement of any such litigation, but must keep Parent reasonably informed, give Parent the opportunity to participate (at Parent’s expense and with counsel of its choice), and consider in good faith Parent’s comments. The Company may not compromise or settle such litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), except that the Company may settle if: (i) the payment does not exceed the amount set forth in the Company Disclosure Letter (the confidential disclosure letter delivered by the Company to Parent concurrently with the execution of the Merger Agreement) and/or the settlement consists of disclosures to shareholders; (ii) the settlement provides for no injunctive relief; (iii) Parent, the Company, and their respective subsidiaries and representatives are released from all liability; and (iv) no party is required to admit any wrongdoing.

Specific Performance

Each party to the Merger Agreement is entitled to an injunction, specific performance, and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which such party is entitled at law or in equity.

Governing Law

The Merger Agreement is governed by, and construed in accordance with, the internal laws of the State of Rhode Island, without giving effect to any choice or conflict of law provision. Each of the parties has irrevocably submitted to the exclusive jurisdiction of the Superior Court of the State of Rhode Island sitting in Kent County (or, in the event that such court lacks subject matter jurisdiction, the United States District Court for the District of Rhode Island) for the resolution of all disputes arising out of or relating to the Merger Agreement, and each party has waived its right to a jury trial.

Notwithstanding the foregoing choice-of-law clause, the Merger mechanics, including the filing of the Articles of Merger and the effects of the Merger, are governed by and conducted in accordance with the RIBCA.

Amendments

The Merger Agreement may be amended, modified, or supplemented by the parties at any time prior to the Effective Time by written agreement duly authorized, executed, and delivered by each of the parties, subject to applicable law. Notwithstanding the foregoing, following the receipt of the Requisite Company Vote, no amendment may be made that would reduce the amount or change the form of the Merger Consideration or that would otherwise require further approval of the shareholders of AstroNova under applicable law, without the further approval of such shareholders.

Expenses

Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, the filing fees associated with any required HSR Act filings shall be shared equally between Parent and the Company.

MARKET PRICE OF COMMON STOCK

Market Information

The Company’s Common Stock trades on the Nasdaq Global Market under the symbol “ALOT” and has a par value of $0.05 per share.

The following table sets forth, for the periods indicated, the high and low closing sales prices per share of the Company’s Common Stock for the Company’s second fiscal quarter of fiscal 2027 (through [●], 2026, the latest practicable date before the printing of this Proxy Statement) and each of the Company’s preceding fiscal quarters in fiscal 2027, 2026, 2025 and 2024:

	Market Price (1)
	Low		High
Fiscal 2027
First Quarter		$8.29		$14.15
Second Quarter (through [●], 2026)	$	[●]	$	[●]
Fiscal 2026
First Quarter		$7.83		$12.02
Second Quarter		$8.66		$12.47
Third Quarter		$9.00		$11.86
Fourth Quarter		$7.01		$9.60
Fiscal 2025
First Quarter		$16.49		$18.00
Second Quarter		$13.41		$18.10
Third Quarter		$12.28		$14.96
Fourth Quarter		$11.36		$16.94
Fiscal 2024
First Quarter		$11.90		$15.11
Second Quarter		$13.80		$16.74
Third Quarter		$11.81		$15.02
Fourth Quarter		$13.50		$18.00

(1)

Beginning with the first quarter of the Company’s fiscal year ending January 31, 2026, the Company adjusted our fiscal quarters to end on April 30, July 31, October 31 and January 31. This chart reflects the fiscal quarters as in effect in each of the quarters presented; prior year periods have not been recast to reflect this change.

The closing sales price of the Company’s Common Stock on [●], 2026, the latest practicable date before the printing of this Proxy Statement, was $[●] per share. The closing sales price of the Company’s Common Stock on Nasdaq on June 16, 2026, the last trading day prior to the announcement of the execution of the Merger Agreement, was $16.69 per share.

Shareholders are advised to obtain current market quotations for the Common Stock prior to making any decision with respect to the Merger.

Holders

At the close of business on [●], 2026, the Record Date of the Special Meeting, [●] shares of Common Stock were issued and outstanding, held by approximately [●] holders of record.

Dividends

The Company has not paid a cash dividend to holders of Common Stock in the past five years.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Common Stock. This summary is based upon the Code, Treasury Regulations promulgated thereunder, IRS rulings and published administrative guidance, and judicial decisions, all as in effect as of the date of this Proxy Statement. These authorities are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements made herein. This summary is not binding on the IRS or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought or obtained from the IRS, and no opinion of counsel has been or will be sought or obtained, regarding the United States federal income tax consequences of the Merger. As a result, the Company provides no assurances that the tax consequences discussed below will not be challenged by the IRS or sustained by a court if so challenged. This summary does not address any non-income tax consequences or the tax consequences of the Merger arising under the laws of any state, locality or foreign jurisdiction, or any tax treaties, does not purport to be a complete analysis of all potential tax consequences, and is not intended to constitute tax advice. Moreover, this discussion does not address the tax consequences to shareholders who are subject to any United States federal estate or gift tax laws or any special tax rules under United States federal income tax laws, including but not limited to persons who are not “U.S. holders” (as defined below), persons subject to the alternative minimum tax provisions of the Code, entities treated as partnerships or other flow-through entities for United States federal income tax purposes, financial institutions, tax-exempt organizations, insurance companies, traders in securities that elect mark-to-market, dealers in securities or foreign currencies, persons who received their Common Stock through the exercise of employee stock options or otherwise as compensation, persons who have a functional currency other than the United States dollar, and persons who hold shares of Common Stock as part of a constructive sale, hedge, straddle, conversion transaction, synthetic security or other integrated investment. Shareholders should consult their own tax advisors regarding the particular consequences to them of the Merger.

U.S. Holders

For purposes of this summary, a “U.S. holder” means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Code, or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Treatment of the Merger

The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss equal to the difference between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in the shares surrendered. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder held the shares for more than one year as of the effective date of the Merger. Long-term capital gains of non-corporate U.S. holders are generally subject to preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax

Certain U.S. holders who are individuals, estates, or trusts may be subject to a 3.8% Medicare contribution tax on their net investment income (which generally includes net capital gains recognized in the Merger) to the extent that their adjusted gross income exceeds applicable threshold amounts.

Backup Withholding

Payments made to a U.S. holder pursuant to the Merger may be subject to backup withholding at the applicable rate unless the holder provides its correct taxpayer identification number and certifies that it is not subject to backup withholding by completing and submitting an IRS Form W-9 (or a suitable substitute form), or the holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax; amounts withheld may be credited against a holder’s U.S. federal income tax liability and may entitle the holder to a refund if the withheld amount exceeds the holder’s U.S. federal income tax liability.

Non-U.S. Holders

A non-U.S. holder (i.e., a beneficial owner of Common Stock that is not a U.S. holder as defined above) will generally not be subject to U.S. federal income tax on any gain recognized in the Merger unless: (i) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or (ii) the shares of Common Stock constitute a United States real property interest (“USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). AstroNova does not believe that it is, or has been during the applicable testing period, a United States real property holding corporation for FIRPTA purposes, and therefore does not believe that shares of its Common Stock constitute USRPIs. Backup withholding and withholding obligations under the Foreign Account Tax Compliance Act may apply to payments made to non-U.S. holders pursuant to the Merger.

THE FOREGOING TAX SUMMARY IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND ANY TAX TREATIES.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of Common Stock, as of July 10, 2026 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class(b)
Askeladden Capital Management LLC 14 Sunrise Ct Trophy Club, TX 76262	716,233	(c)	9.1%

Juniper Targeted Opportunity Fund, L.P. 555 Madison Avenue, 24th Floor New York, NY 10022	535,203	(d)	6.8%

Glazer Capital, LLC 250 West 55th Street, Suite 30A New York, NY 10019	449,920	(e)	5.7%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	435,238	(f)	5.6%

Peter Kamin 2720 Donald Ross Road, Unit 311 Palm Beach Gardens, FL 33410	433,065	(g)	5.5%

a)	All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Exchange Act.
b)	Calculated based on 7,838,476 shares of Common Stock outstanding as of July 10, 2026.
c)

According to a Schedule 13D/A filed with the SEC on August 29, 2025, Askeladden Capital Management LLC (“Askeladden”) and Samir Patel reported shared voting power and shared dispositive power with respect to 716,233 shares. These 716,233 shares are held by client accounts of Askeladden, the investment adviser. Askeladden client accounts are the record and direct beneficial owner of the 716,233 shares. Samir Patel is the Principal of Askeladden. As the Principal of Askeladden, Mr. Patel may be deemed to beneficially own these securities.

d)

Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”) has sole voting and dispositive power with respect to 535,203 shares. Juniper HF Investors II, LLC (“Juniper HF”), Juniper Investment Company, LLC (“Juniper Investment Company”), an investment adviser registered under the Advisers Act, Alexis P. Michas and John A. Bartholdson, have shared voting and dispositive power with respect to 535,203 shares based on their relationship with Juniper Fund.

e)

According to a Schedule 13G filed with the SEC on June 25, 2026, Glazer Capital, LLC (“Glazer Capital”), a Delaware limited liability company and an investment adviser, and Paul J. Glazer (“Mr. Glazer”), who serves as the Managing Member of Glazer Capital, have shared voting power and shared dispositive power with respect to 449,920 shares. These shares are held by certain funds and managed accounts to which Glazer Capital serves as investment manager. As the Managing Member of Glazer Capital, Mr. Glazer may be deemed to beneficially own these securities.

f)

According to a Schedule 13G/A filed with the SEC on April 9, 2026, Dimensional Fund Advisors LP, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 430,968 shares and sole dispositive power with respect to 435,238 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser as of March 31, 2026.

g)

According to a Schedule 13D filed with the SEC on December 13, 2022, Peter H. Kamin had sole voting power and sole dispositive power with respect to 433,065 shares as of December 5, 2022, which includes 143,420 shares held by the Peter H. Kamin Revocable Trust dated February 2003, of which Mr. Kamin is the sole trustee, 82,084 shares held by the Peter H. Kamin Children’s Trust dated March 1997 of which Mr. Kamin is the trustee, and 58,823 shares held by 3K Limited Partnership, of which Mr. Kamin is the General Partner.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 10, 2026, based on 7,838,476 shares of Common Stock outstanding as of such date, by each director, by each named executive officer listed in the Summary Compensation Table and by all directors and current executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and for such persons includes shares of our common stock issuable to such persons pursuant to the exercise of stock options, warrants, or other securities that are exercisable or convertible into shares of our common stock within sixty (60) days of July 10, 2026. Unless otherwise noted, all shares of Common Stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares(a)		Right to Acquire Within 60 Days of July 10, 2026(b)	Total Beneficial Ownership (a)	Percent of Class
Non-employee directors
Shawn W. Kravetz	9,464		—	9,464	*
Alexis P. Michas	564,522	(c)	—	564,522	7.2%
Mitchell I. Quain	125,611		10,000	135,611	1.7%
Yvonne E. Schlaeppi	51,921		10,000	61,921	*
Richard S. Warzala	75,711		10,000	85,711	1.1%
Named Executive Officers
Jorik E. Ittmann	2,581		—	2,581	*
Darius G. Nevin	4,313		30,000	34,313	*
Thomas D. DeByle	6,170		—	6,170	*
Thomas W. Carll	33,952		17,500	51,452	*
Gregory A. Woods(d)	209,239		—	209,239	2.7%
All directors and current executive officers of the Company as a group(11)(e)	923,563		95,000	1,018,563	12.8%

*	Indicates less than 1.0%.
a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

b)	All options held by non-employee directors and executive officers are fully vested and currently exercisable.
c)

Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 535,203 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

d)	Mr. Woods’ employment terminated on July 16, 2025.
e)	The total group of eleven includes two additional directors and executive officers of the Company not listed above. The total group does not include former executive officer Gregory A. Woods.

FUTURE SHAREHOLDER PROPOSALS

AstroNova does not currently expect to hold an annual meeting of shareholders in calendar year 2026 (the “2026 Annual Meeting”) because it will not be a public company after the Merger is completed. However, if the Merger is not completed, AstroNova shareholders will continue to be entitled to attend and participate in AstroNova’s annual meeting of shareholders, and AstroNova will hold the 2026 Annual Meeting, in which case AstroNova will provide notice of or otherwise publicly disclose the date on which the 2026 Annual Meeting will be held. If the 2026 Annual Meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2026 Annual Meeting (the “2026 Annual Proxy Statement”) in accordance with Rule 14a-8 under the Exchange Act and AstroNova’s bylaws, as described below.

Shareholders may present proper proposals for inclusion in the 2026 Annual Proxy Statement by submitting their proposals in writing to AstroNova in a timely manner. To be eligible for inclusion in the 2026 Annual Proxy Statement and for consideration at the 2026 Annual Meeting, shareholder proposals must be submitted to AstroNova’s Corporate Secretary at AstroNova, Inc., Attn: Corporate Secretary, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, and shareholders must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Since the date of the 2026 Annual Meeting, if held, will be more than 30 days after May 19, 2026, which is the deadline referenced in AstroNova’s prior proxy statement, then the deadline will be a reasonable time before AstroNova begins to print and send its proxy materials for the 2026 Annual Meeting.

Notices of shareholders’ proposals (including nominations) submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in the 2026 Annual Proxy Statement), pursuant to the advance notice requirements set forth in AstroNova’s bylaws. If less than 70 days’ notice or prior public disclosure of the date of the scheduled 2026 Annual Meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the 2026 Annual Meeting was mailed or the day on which public disclosure of the date of the 2026 Annual Meeting was made.

If the 2026 Annual Meeting is held, in addition to satisfying the requirements under AstroNova’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than AstroNova’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 3, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 days from December 2, 2026, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of AstroNova’s first public announcement of the date of the 2026 Annual Meeting.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two (2) or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one (1) copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company whose shares they hold of their desire to receive multiple copies of this Proxy Statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one (1) copy, please contact the Company at the address identified below. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one (1) copy was mailed. Requests for additional copies should be directed to the Company at its address or phone number below:

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

Attention: Corporate Secretary

Telephone: (401) 828-4000

WHERE YOU CAN FIND MORE INFORMATION

AstroNova files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents with the SEC. These filings are available to the public at the SEC’s website at www.sec.gov. The Company also makes these filings available free of charge through the Investors section of the Company’s website, https://investors.astronovainc.com/investors/investors/default.aspx, and the “SEC Filings” tab therein. The information included on the Company’s website is not incorporated by reference into this Proxy Statement.

Copies of AstroNova’s SEC filings that are incorporated by reference into this Proxy Statement are available, without charge, upon written or oral request to:

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

Attention: Corporate Secretary

Telephone: (401) 828-4000

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that the Company has previously filed with the SEC. These documents contain important information about the Company and its financial condition and are incorporated by reference into this Proxy Statement.

The following documents filed by AstroNova with the SEC are incorporated by reference into this Proxy Statement:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the SEC;

•	Amendment to Annual Report on Form 10-K/A for the fiscal year ended January 31, 2026, as filed with the SEC;

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, as filed with the SEC; and

•

Current Reports on Form 8-K filed by AstroNova with the SEC subsequent to January 31, 2026, including the Current Report on Form 8-K filed on April  16, 2026, May  12, 2026, May  18, 2026, and June 17, 2026 (other than information furnished and not filed).

The Company also incorporates by reference into this Proxy Statement additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied all of the information relating to Parent and Merger Sub contained in this Proxy Statement. You should rely only on the information contained or incorporated by reference in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement to vote on the Merger. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [●], 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement) and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEXES

The following annexes are attached to and form part of this Proxy Statement:

Annex A: Agreement and Plan of Merger, dated as of June 16, 2026, by and among AstroNova, Inc., Orion Merger Parent, Inc., and Orion MergerCo X, Inc.

Annex B: Opinion of Rockefeller Financial LLC

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

By and Among

ORION MERGER PARENT, INC.

ORION MERGERCO X, INC.

And

ASTRONOVA, INC.

Dated as of June 16, 2026

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of June 16, 2026, by and among AstroNova, Inc., a Rhode Island corporation (the “Company”), Orion Merger Parent, Inc., a Delaware corporation (“Parent”), and Orion MergerCo X, Inc., a Rhode Island corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.05 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; (c) directed, subject to the terms and conditions set forth in this Agreement, that the adoption of this Agreement be submitted to a vote at a meeting of the shareholders of the Company; and (d) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement and the transactions contemplated by this Agreement by the shareholders of the Company, in each case, in accordance with the Rhode Island Business Corporation Act (the “RIBCA”);

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective shareholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the applicable governing Laws of Parent and Merger Sub;

WHEREAS, simultaneously with, in connection with and as an inducement to the willingness of the Company to effect, the execution and delivery of this Agreement, Arcline Capital Partners IV LP, a Delaware limited partnership, and Arcline Capital Partners IV-A LP, a Delaware limited partnership (collectively, the “Guarantors”) have entered into, and delivered to the Company, a guarantee (the “Guarantee”) of Parent’s and Merger Sub’s obligations under this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the RIBCA, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the RIBCA as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern time, on the third Business Day after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts), or at such other place as the parties may mutually agree. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause articles of merger, including or with a plan of merger attached, in such form as is required by, and executed in accordance with, the relevant provisions of the RIBCA (the “Articles of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Rhode Island (the “Rhode Island Secretary”), and shall make all other filings or recordings required under the RIBCA. The Merger will become effective upon the issuance of a certificate of merger by the Rhode Island Secretary following the filing of the Articles of Merger, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the RIBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the RIBCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, interests, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05 Articles of Incorporation; By-Laws. At the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in their entirety as set forth in Exhibit A, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until, subject to Section 5.08(a), thereafter amended in accordance with the terms thereof and applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to Section 5.08(a), thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, and applicable Law.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and officers, respectively, of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive $29.00 in cash, without interest (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.01(a), each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.05 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.02 Surrender and Payment.

(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time (but in any event, no later than on the Closing Date) Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than Cancelled Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time (and in any event within three Business Days thereafter), Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b) Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or

(ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares, and Parent shall promptly replenish the Payment Fund to the extent of any such losses. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs, only after all amounts payable to holders of shares of Company Common Stock pursuant to this ARTICLE II have been paid.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

(f) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock 12 months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws.

Section 2.03 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.04 Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any U.S. federal, state, local or non-U.S. income Tax Laws. To the extent that amounts are so deducted and withheld by the applicable Withholding Agent and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the applicable Withholding Agent made such deduction and withholding. Each Withholding Agent shall use commercially reasonable efforts to provide the Person in respect of which such deduction or withholding is to be made with advance written notice of any amounts that such Withholding Agent intends to withhold under this Section 2.04.

Section 2.05 Lost Certificates. Notwithstanding the requirements of Section 2.02, if any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if reasonably required by the Paying Agent, the posting by such Person of a customary indemnity bond, in such reasonable amount as the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

Section 2.06 Treatment of Stock Options and Other Stock-Based Compensation.

(a) Company Stock Options. The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time, whether or not then vested or exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested and be cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (and in any event no later than the Surviving Corporation’s first regularly scheduled payroll date occurring at least ten Business Days after the Effective Time), an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any applicable Taxes withheld with respect to such Company Stock Option in accordance with Section 2.04. For the avoidance of doubt, if the per share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(b) Company RSUs. The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit that vests solely based on continued service (each, a “Company RSU”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time, whether or not then vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested and be cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (and in any event no later than the Surviving Corporation’s first regularly scheduled payroll date occurring at least ten Business Days after the Effective Time), an amount in cash, without interest, equal to the product of (i) the number of shares of Company

Common Stock subject to such Company RSU multiplied by (ii) the Merger Consideration, less any applicable Taxes withheld with respect to such Company RSU in accordance with Section 2.04.

(c) Company PSUs. The Company shall take all requisite action so that, at the Effective Time, each performance-based restricted stock unit (each, a “Company PSU”) that is outstanding and earned under any Company Stock Plan and the terms of the applicable Company Equity Award with respect to such Company PSU immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, become fully vested and be cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (and in any event no later than the Surviving Corporation’s first regularly scheduled payroll date occurring at least ten Business Days after the Effective Time), an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock determined to be subject to the earned and vested portion of such Company PSU multiplied by (ii) the Merger Consideration, less any applicable Taxes withheld with respect to such Company PSU in accordance with Section 2.04.

(d) Company RSAs. The Company shall take all requisite action so that, at the Effective Time, each restricted stock award covering shares of Company Common Stock (each, a “Company RSA”) that is outstanding under any Company Stock Plan or under the Non-Employee Director Annual Compensation Program immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted into the right to receive from the Paying Agent or the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSA, less any applicable Taxes withheld with respect to such Company RSA in accordance with Section 2.04.

(e) Company SSPAs. The Company shall take all requisite action so that, at the Effective Time, each stock-settled performance award outstanding under the Company’s Long-Term Incentive Program (each, a “Company SSPA”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time (and in any event no later than the Surviving Corporation’s first regularly scheduled payroll date occurring at least ten Business Days after the Effective Time), an amount in cash, without interest, to be determined by the Human Capital and Compensation Committee of the Company Board in its reasonable discretion, no later than the fifth day prior to the Effective Time, provided that any such payments in respect of a Company SSPA shall reduce, on a dollar-for-dollar basis, the amount of transaction bonuses available for award by the Company to its officers and employees in accordance with Section 5.01(d) and Section 5.01(d) of the Company Disclosure Letter.

(f) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the Human Capital and Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that may be necessary (a) to effectuate the provisions of this Section 2.06, including providing for the full vesting and cash-out of the Company Stock Options, Company RSUs, Company PSUs, Company RSAs and Company SSPAs as contemplated by this Section 2.06, (b) to terminate the Company Stock Plan and (c) to ensure that no further rights with respect to Company Common Stock or any other awards shall be outstanding thereunder. Notwithstanding anything in this Agreement to the contrary, no consent or other action by the holder of any Company Stock Option, Company RSU, Company PSU, Company RSA or Company SSPA shall be required to effectuate the treatment contemplated by this Section 2.06. The amounts described in this Section 2.06 shall be deemed to have been paid in full satisfaction of any and all rights pertaining to the Company Stock Options, Company RSUs, Company PSUs, Company RSAs and Company SSPAs.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except: (a) as disclosed in the Company SEC Documents filed by the Company with the SEC since February 1, 2023, and that are publicly available at least three Business Days prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors”, “Forward-Looking Statements”, and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature (it being understood that in no event shall any disclosure in any Company SEC Documents qualify or limit the representations and warranties of the Company set forth in Section 3.01 (Organization; Standing and Power; Charter Documents; Subsidiaries), Section 3.02 (Capital Structure), Section 3.03(a) (Authorization), Section 3.03(e) (Anti-Takeover Statutes), Section 3.05(a) (Absence of Company Material Adverse Effect), and Section 3.10 (Brokers’ and Finders’ Fees)) provided that any factual information contained within such disclosures shall not be excluded); or (b) as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, since the Lookback Date, have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company.

Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 13,000,000 shares of Company Common Stock; and (ii) 100,000 shares of preferred stock, $10.00 par value per share, of the Company (the “Company Preferred Stock”). As of the close of business on June 15, 2026 (the “Capitalization Date”): (A) 7,771,326 shares of Company Common Stock were issued and outstanding (not including shares held in treasury but inclusive of Company RSAs); (B) 3,435,898 shares of Company Common Stock were issued and held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock or Company Preferred Stock.

(b) Stock Awards.

(i) As of the close of business on the Capitalization Date, an aggregate of no shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plans. As of the close of business on the Capitalization Date, 201,874 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 278,933 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company SSPAs, no shares of Company RSAs were issued and outstanding and 444,225 shares of Company RSUs were issued and outstanding. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) Company RSUs, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities or contractual obligations or agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any capital stock of the Company or capital stock of (or other equity or voting interest in) the Company’s Subsidiaries. No dividends or similar distributions have accrued or been declared but are unpaid on any Company Common Stock or other Company Securities or Company Subsidiary Securities, and neither the Company nor any of the Company’s Subsidiaries is subject to any obligation (contingent or otherwise) to pay any dividend or otherwise make any distribution or payment to any current or former holder of any Company Common Stock or Company Security or Company Subsidiary Security. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which shareholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) Company RSUs, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, approval and adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated in Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Rhode Island Secretary; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq National Market (the “Nasdaq”); (v) such Consents as may be required by any Aviation Authority; (vi) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s shareholders for approval and adoption at the Company Shareholders Meeting; and (iv) resolved to recommend that Company shareholders vote in favor of approval and adoption of this Agreement in accordance with the RIBCA (collectively, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way after the date hereof (except in compliance with this Agreement).

(e) Anti-Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions so that the restrictions contained in the Business Combination Act applicable to a “business combination” (as defined therein) will not apply to the execution, delivery, or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 3.04 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since February 1, 2023 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K but excluding the Company Proxy Statement, being collectively referred to as the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied, and each Company SEC Document filed subsequent to the date hereof will when so filed comply, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity. The Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on the one hand, and the Company, on the other hand, since February 1, 2023, other than system-generated or administrative communications that do not constitute substantive SEC correspondence, including ordinary course confirmations of the filing, receipt, or acceptance of documents submitted through EDGAR and similar routine EDGAR acknowledgments.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material); and (iv) were prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.

(d) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to provide reasonable assurances that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. To the Knowledge of the Company, neither the Company nor the Company’s independent registered public accounting firm has, since April 15, 2026, identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that is reasonably likely to materially adversely affect the Company’s ability to record, process, summarize, and report financial information and that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(e) Undisclosed Liabilities. The audited balance sheet of the Company dated as of January 31, 2026 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet”. Neither the Company nor any of its Subsidiaries has any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) which are required to be disclosed on a consolidated balance sheet of the Company (including the notes thereto) prepared in accordance with GAAP, other than Liabilities that: (i) are adequately reflected and reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice in all material respects (none of which is a Liability or obligation resulting from breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Law, or that relates to any cause of action, claim or lawsuit); (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Off-Balance Sheet Arrangements. Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC), in each case, that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(g) Sarbanes-Oxley and Nasdaq Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet through the date of this Agreement, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business in all material respects, and there has not been or occurred:

(a) any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b) any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would require the consent of Parent pursuant to Section 5.01.

Section 3.06 Taxes.

(a) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries:

(i) (A) have timely paid or caused to be paid all Taxes required to be paid by it, other than Taxes being contested in good faith for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, and (B) have made adequate provision in their financial statements (in accordance with GAAP) for all obligations for Taxes not yet due and payable; and

(ii) have filed or caused to be filed all Tax Returns required to be filed by such entities with the appropriate Governmental Entity in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are complete and correct.

(b) The Company has made available to Parent complete and correct copies of all United States federal Tax Returns and material state Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for all taxable periods beginning on or after the Lookback Date to the extent that the applicable statute of limitations for such Tax Return has not yet expired.

(c) There are no pending audits, assessments, disputes or claims by a Governmental Entity with respect to any material Tax Returns or material Taxes of the Company or any of its Subsidiaries and no waivers of statutes of limitations in respect of material Taxes have been given or requested by the Company or any of its Subsidiaries that are currently outstanding. Since the Lookback Date, no written claim has been made by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file a Tax Return claiming that either the Company or any of its Subsidiaries is subject to taxation by the jurisdiction.

(d) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, no Liens for Taxes have been filed against the Company or any of its Subsidiaries, except for Permitted Liens.

(e) There are no Contracts relating to the allocation, indemnification or sharing of Taxes to which the Company or any of its Subsidiaries is a party (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes).

(f) Neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any closing agreement pursuant to Section 7121 of the Code (or any predecessor provision).

(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in the two years prior to the date of this Agreement.

(h) Since the Lookback Date, neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return, or (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of U.S. federal, state, local or non-U.S. income Tax Law, or as a transferee or successor or by contract (other than any Contract entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes).

(i) Since the Lookback Date, all material Taxes required by applicable income Tax Law to be withheld or collected by the Company and each of its Subsidiaries have been withheld or collected, and to the extent required by applicable income Tax Law have been paid to the relevant Governmental Entity, and the Company and each of its Subsidiaries has complied in all material respects with applicable recordkeeping requirements related thereto.

(j) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2).

(k) Neither the Company nor any of its Subsidiaries, on a consolidated basis, will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in or incorrect method of accounting for a taxable period or portion thereof ending on or prior to the Closing Date, (ii) intercompany transaction entered into prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) any prepaid amount or deferred revenue received or accrued prior to the Closing other than as reported by the Company in the ordinary course of business, (v) “gain recognition agreement” within the meaning of Treasury Regulation Section 1.367(a)-8 entered into prior to the Closing, or (vi) item pursuant to Section 965 of the Code. Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code prior to the Closing.

Nothing in this Section 3.06 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of the Company or any of its Subsidiaries in any taxable period (or portion thereof) beginning after the Closing Date.

Section 3.07 Intellectual Property.

(a) Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, specifying as to each as applicable, the name of the current owners, jurisdictions, and application or registration numbers, as of the date hereof, of all Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations (“Company-Owned IP Registrations”).

(b) Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (“Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Validity and Enforceability. To the Knowledge of the Company, all Company-Owned IP Registrations are valid, subsisting, and enforceable, except as since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken commercially reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all material trade secrets included in the Company IP, except where the failure to take such actions has not had since the Lookback Date or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Non-Infringement. Except as have not had since the Lookback Date or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the conduct of the businesses of the Company and any of its Subsidiaries has not, since the Lookback Date, infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing, misappropriating, or otherwise violating any Company IP.

(e) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company’s or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order has not had since the Lookback Date or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Company IT Systems. Since the Lookback Date, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Privacy and Data Security. The Company and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the

Company’s and its Subsidiaries’ businesses, in each case except as since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Lookback Date, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification.

Section 3.08 Compliance; Permits.

(a) Compliance. The Company and each of its Subsidiaries are and, since the Lookback Date, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect.

(b) Permits. The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, Consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities, including Aviation Authorizations (collectively, “Permits”), except for any Permits for which the failure to obtain or hold has not had since the Lookback Date or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which, since the Lookback Date has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since the Lookback Date, has been in compliance with the terms of all Permits, except where the failure to be in such compliance has not had since the Lookback Date or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Aviation Authorizations. Company products that are installed onto civil aircraft, are either (i) designed, manufactured, approved, validated, or accepted under all applicable Aviation Authorizations or other design or production approvals issued or recognized by the applicable Aviation Authority, including any Supplemental Type Certificates and Parts Manufacturer Approvals or (ii) authorized commercial parts or standard parts under 14 C.F.R. § 21.9 or any comparable applicable requirements of any Aviation Authority and are marked in accordance with applicable Aviation Authority requirements, including requirements for the marking of life-limited parts. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written or oral notification from any Aviation Authority, including the relevant FAA Certificate Management Section, or any other FAA office or official, EASA, or CAAC stating that such Aviation Authority is not prepared to, or is otherwise unwilling to (i) either issue (A) an amendment to the Company’s Aviation Authorizations or (B) new Aviation Authorizations of the same scope and content as the existing Aviation Authorizations to the Company; in each case promptly following Closing, or (ii) allow the Company to continue its operations uninterrupted after Closing under its existing Aviation Authorizations pending issuance of such amended or new Aviation Authorizations of the same scope and content as the existing Aviation Authorizations.

Section 3.09 Litigation. There is no Legal Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such, except for any such Legal Action that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no Legal Action pending, or, to the Knowledge of the Company, threatened, against the Company that in any manner seeks to prevent, enjoin or materially delay the Company’s ability to consummate the Merger or any of the other transactions contemplated hereby.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to Rockefeller Financial LLC (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Letter (the “Rockefeller Engagement Letter”), a correct and complete copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11 Employee Benefit Matters.

(a) Schedule. Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, retirement, health, major medical, dental, life insurance, death, accidental death & dismemberment, disability, fringe (including under Section 132 of the Code), or wellness benefits, or other employee benefits of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan”, within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, individual service provider, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has any Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c) Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination or opinion letter from the IRS, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status; (iii) the Company and its Subsidiaries have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no material Legal

Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vi) each Company Employee Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and applicable regulatory guidance.

(d) Plan Types and Liabilities. No Company Employee Plan is (i) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iii) subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA. Neither the Company nor any Company ERISA Affiliate has any material liability with respect to any plan subject to Title IV of ERISA, Section 412 of the Code, or any multiemployer plan.

(e) No Company Employee Plan provides post-termination or retiree health benefits to any Person for any reason, except as may be required by COBRA or other applicable Law.

(f) Effect of Transaction. Except as set forth in Section 3.11(f) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan; or (v) result in any payment to any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise that would not be deductible by reason of Section 280G of the Code or be subject to an excise tax under Section 4999 of the Code.

Section 3.12 Employment Law Matters.

(a) The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, meal and rest breaks, salary transparency, salary history bans, and pay equity laws, employee classification, employee health and safety, use of genetic and biometric information, automated employment decision tools, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing has not had since the Lookback Date, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which since the Lookback Date has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13 Real Property and Personal Property Matters.

(a) Owned Real Property. The Company or one or more of its Subsidiaries has good and marketable and insurable fee simple title to the Owned Real Property free and clear of any Liens other than the Permitted Liens. Section 3.13(a) of the Company Disclosure Letter contains a true and complete list by address and legal description of the Owned Real Property as of the date hereof. Neither the Company nor any of its Subsidiaries: (i) lease or grant any Person, other than the Company or any of its Subsidiaries, the right to use or occupy all or any part of the Owned Real Property; (ii) has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of the Company threatened, condemnation proceeding affecting any Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b) Leased Real Property. Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as, since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.13(b) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable obligation of the Company or Subsidiary which is a party thereto, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Property or any portion thereof.

(c) Real Property Used in the Business. The Owned Real Property identified in Section 3.13(a) of the Company Disclosure Letter and the Leased Real Property identified in Section 3.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(d) Personal Property. Except as, have not had since the Lookback Date, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14 Environmental Matters. Except for such matters that, since the Lookback Date have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect: (i) the Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all applicable Environmental Laws, including the possession and maintenance of all Permits required under Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted; (ii) there has been no Release of Hazardous Substances at, on, under, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by the Company or any of its Subsidiaries that is reasonably likely to result in liability to the Company or any of its Subsidiaries under applicable Environmental Laws; (iii) there is no Legal Action pending, or to the Knowledge of the Company, threatened, alleging any liability or non-compliance under any Environmental Law; and (iv) neither the Company nor any of its Subsidiaries is subject to any Order imposing any material obligation under any Environmental Law.

Section 3.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $175,000;

(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly owned Subsidiary thereof or (2) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person (A) with a fair market value or aggregate consideration under such Contract in excess of $1,000,000 or (B) pursuant to which the Company or any of its Subsidiaries has a continuing material earn-out or other contingent payment obligation or any material indemnification obligation;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(ix) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(x) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $1,000,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xi) any employee collective bargaining agreement or other Contract with any labor union;

(xii) any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by or for the Company or any of its Subsidiaries;

(xiii) any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after the Closing in excess of $1,000,000 in the aggregate or any injunctive or similar equitable obligations that impose material restrictions on the Company or any of its Subsidiaries;

(xiv) any Government Contracts; or

(xv) any other Contract under which the Company or any of its Subsidiaries is expected to generate revenue or obligated to make payment or incur costs, in each case, in excess of $1,000,000 in any year and which is not otherwise described in clauses (i)–(xiv) above.

(b) Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto. For purposes of Government Contracts listed in Section 3.15(b) of the Company Disclosure Letter, such schedule includes for each Government Contract: (i) all parties to the Contract, (ii) the contract number and award date, (iii) the set-aside status of the Contract (including any Contract awarded on a set-aside basis based on the Company or any of its Subsidiaries representing itself as a small business concern, a small disadvantaged business, or qualification under any other preferential status), and (iv) whether the Contract, if a prime Government Contract, was awarded on a noncompetitive or sole source basis.

(c) No Breach. (i) All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and are in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract except, in the case of (ii) and (iii) as, since the Lookback Date, have not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from the counterparty to any Company Material Contract regarding an intent to terminate, cancel, or materially modify any Company Material Contract (whether as a result of a change of control or otherwise).

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all material insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate; (b) neither the Company nor any of its Subsidiaries is in breach or default of any such material insurance policies; and (c) to the Knowledge of the Company, (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation, and (ii) no written notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17 Proxy Statement. None of the information included or incorporated by reference in the letter to the shareholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s shareholders, or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18 Anti-Corruption Matters. Since the Lookback Date, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or other applicable anti-corruption, anti-bribery, or anti-money laundering Laws; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. In the five years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity, or otherwise received any notice or information, that it violated or may have violated any Law relating to anti-corruption, bribery, money laundering, or similar matters. To the Knowledge of the Company, no Governmental Entity is, or in the last five years, was investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, money laundering, or similar matters.

Section 3.19 Trade Compliance Laws. (i) Since the Lookback Date, to the Knowledge of the Company, the Company and its Subsidiaries have been in compliance in all material respects with all applicable statutory and regulatory requirements of the United States and other jurisdictions to the extent applicable to its operations related to export controls, economic sanctions, anti-boycott laws, imports of goods, and payment of customs duties and fees (collectively, the “Trade Compliance Laws”); and (ii) since April 24, 2019, neither the Company nor any of its Subsidiaries, or their directors, officers, or employees has (A) disclosed to any Governmental Entity, or otherwise received any notice or information that it violated or may have violated any Trade Compliance Laws, (B) to the Knowledge of the Company, no investigation, audit, or proceeding with respect to any alleged material non-compliance with Trade Compliance Laws is, or was, pending or threatened against the Company, (C) been or is currently a Sanctioned Person or engaged in any business or other dealings with, on behalf of, or involving any Sanctioned Country or any Sanctioned Person, or (D) imported, or to the Knowledge of the Company, sourced any items from Persons Engaging in Forced Labor.

Section 3.20 Government Contracts.

(a) Section 3.20 of the Company Disclosure Letter sets forth all outstanding Government Bids, including: (i) the name of the customer; (ii) the date of bid submission; (iii) the approximate anticipated value of the Government Contract to be awarded in connection with the bid; and (iv) whether such bid is a small business or other preferential status set-aside.

(b) (i) To the Company’s Knowledge, no reasonable basis exists to give rise to a claim for fraud (as such concept is defined under the Laws of the United States) by the Company or any of its Subsidiaries in connection with any Government Contract held by the Company or any of its Subsidiaries; (ii) since the

Lookback Date, all representations and certifications made by the Company and its Subsidiaries in connection with any Government Contract or Government Bid were accurate in all respects as of their effective date, except for such inaccuracies that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (iii) since the Lookback Date, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, received written notification from a Governmental Entity that it has been under or subject to any indictment, subpoena, or administrative proceeding, or made any voluntary or mandatory disclosure to any Governmental Entity with respect to any alleged irregularity, misstatement, noncompliance, or omission by the Company or any of its Subsidiaries arising under or relating to a Government Contract, Government Bid, or any Law applicable thereto; (iv) since the Lookback Date (except for claims, requests, or disputes that have been resolved prior to the date of this Agreement), neither the Company nor any of its Subsidiaries has (A) received written notice of any outstanding claims arising under or relating to any Government Contract by any Governmental Entity or prime contractor, subcontractor, or other Person against the Company or (B) initiated any claims or requests for equitable adjustment or disputes against a Governmental Entity or any prime contractor, subcontractor, vendor, or other Person arising under or relating to any Government Contract; and (v) none of the Company, any of its Subsidiaries, or any of their directors or officers has been debarred, suspended, or excluded from participation in the award of any Government Contract, nor has any debarment, suspension, or exclusion proceeding, to the Company’s Knowledge, been threatened or initiated against the Company, its Subsidiaries, or any of their directors or officers.

(c) Neither the Company nor any of its Subsidiaries holds or has ever held a facility security clearance such that it would be subject to the requirements of 32 C.F.R. § 117, the National Industrial Security Program Operating Manual Rule.

(d) No Governmental Entity has rights in any Company IP other than Limited Rights in technical data and/or Restricted Rights in computer software (as each term is defined in Federal Acquisition Regulation (“FAR”) 52.227-14 and Defense Federal Acquisition Regulation Supplement (“DFARS”) 252.227-7013 and -7014). No prime contractor or subcontractor at any tier under a Government Contract with the Company or any of its Subsidiaries has been granted or otherwise is entitled to any rights in any Company IP pursuant to the terms of such Government Contract other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice.

(e) The Company and each of its Subsidiaries is compliant with all contractually mandated restrictions imposed by FAR clauses implementing National Defense Authorization Act (“NDAA”) FY19 Section 889 regarding certain telecommunications equipment and services produced or provided by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of those entities) and certain video surveillance products or telecommunications equipment services produced or provided by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of those entities).

(f) The Company and each of its Subsidiaries is in compliance with the requirements of DFARS 252.204-7012, Safeguarding Covered Defense Information and Cyber Incident Reporting, including, but not limited to, compliance with the cybersecurity standards set forth in the National Institute of Standards and Technology Special Publication 800-171, if applicable to its Government Contracts. Within the past three years, neither the Company nor any of its Subsidiaries has experienced any “cyber incidents” for which reporting is required under DFARS 252.204-7012.

Section 3.21 Fairness Opinion. The Company has received the opinion of the Company Financial Advisor (and, if it is in writing, has provided a copy of such opinion to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

Section 3.22 Interested Party Transactions. As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company SEC Documents, since the Lookback Date no event has occurred, and no relationship exists, that would be required to be disclosed under Item  404 of Regulation S-K promulgated by the SEC.

Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Company Disclosure Letter), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or any of its Subsidiaries, and the Company hereby disclaims any such other representations of warranties. Without limiting the generality of the foregoing, neither the Company nor any other Person has made or makes any representation or warranty with respect to any projections, estimates, or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company or any of its Subsidiaries, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent or its Representatives, or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Rhode Island Secretary; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d) Board Approval.

(i) The board of directors of Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.

(ii) The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the RIBCA.

Section 4.03 Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time such Company Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s shareholders, or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

Section 4.04 Guarantee.

(a) Each of the Guarantors has duly executed and delivered the Guarantee and, assuming the due authorization, execution and delivery by the other parties thereto, the Guarantee is such Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution and delivery by each of the Guarantors of the Guarantee does not, and the performance by each of the Guarantors of its obligations under the Guarantee and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or (solely with respect to clause (ii) below) give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Guarantor or Parent under, any provision of (i) the governing or organizational documents of Parent or such Guarantor; (ii) any Contract to which such Guarantor or Parent is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 4.02(c), as of the date of this Agreement, any judgment, Law or Permit, in each case, applicable to such Guarantor or Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c) No Consents of or from, or registration, declaration, notice or filing made to or with any Governmental Entity, is required to be obtained or made by or with respect to each Guarantor or Parent in connection with the execution and delivery of any Guarantee or its performance of its obligations under the Guarantee or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the HSR Act, and (B) such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust or competition Laws in order to complete the Merger and the other transactions contemplated by this Agreement; and (ii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d) The Guarantors have, and will have, the financial capacity to pay and perform their obligations under the Guarantee and cash or access to available funds in an amount not less than the Guaranteed Obligations (as defined in the Guarantee) for such Guarantors to fulfill the Guaranteed Obligations under the Guarantee.

(e) The Guarantee is in full force and effect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of any Guarantor under the Guarantee.

Section 4.05 Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates or Associates “owns” (as defined in the Business Combination Act), or has owned at any time during the five (5)-year period prior to the date of this Agreement, any shares of Company Common Stock.

Section 4.07 Brokers. Except for fees payable to Mesirow Financial, Inc., the fees and expenses of which will be paid by Parent, neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

Section 4.08 No Vote of Parent Stockholders. No vote or consent of the holders of any class or series of capital stock or other securities of Parent (other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub) is necessary under any applicable Law, the Charter Documents of Parent, or the rules of any stock exchange on which any securities of Parent are listed, to approve and adopt this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section 4.09 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors. Immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger, the payment of the aggregate Merger Consideration, the payment of all amounts required to be paid in respect of Company Equity Awards in accordance with this Agreement, the repayment or refinancing of any Company indebtedness becoming due as a result of the Merger, and the payment of all related fees and expenses, none of Parent, the Surviving Corporation, or any of their respective Subsidiaries, taken as a whole, will: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred, or plan to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.10 No Foreign Control. Parent is not a “foreign person” as defined by 31 C.F.R. § 800.224 nor will a “foreign person” hold a controlling interest (as defined in 31 C.F.R. § 800.208) in Parent or, following the consummation of the Merger, in the Surviving Corporation.

Section 4.11 No Additional Representations; Independent Investigation; Disclaimer of Reliance. Except for the representations and warranties made by Parent and Merger Sub in this ARTICLE IV, none of Parent, Merger Sub or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Parent or Merger Sub, and Parent and Merger Sub each hereby disclaim such representations or warranties and the Company disclaims reliance on any other representations or warranties of Parent or Merger Sub. Each of Parent and Merger Sub has conducted its own independent review and analysis of the businesses, assets, condition, operations, and prospects of the Company and its Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided certain access to the properties, premises, and records of the Company and its Subsidiaries for this purpose. Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub each acknowledges and agrees that none of the Company or any other Person has made or is making, and Parent and Merger Sub expressly disclaim reliance upon, any representations, warranties, or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in ARTICLE III (as qualified by the Company Disclosure Letter), including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub, or any of their respective Representatives. Without limiting the generality of the foregoing and in connection with Parent’s and Merger Sub’s investigation of the Company and its Subsidiaries, each of Parent and Merger Sub has received from the Company and its Representatives certain projections and other forecasts, including projected financial statements, cash flow items and other data of the Company and its Subsidiaries and certain business plan information of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts, plans, and information, and accordingly is not relying on them, that each of Parent and Merger Sub is familiar with such uncertainties, that each of Parent and Merger Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts, plans, and information so furnished to it, and that each of Parent and Merger Sub and its Representatives shall have no claim against any Person with respect thereto, except, only to the extent any claim is not prohibited to be made against the Company hereunder, as expressly and specifically covered by a representation or warranty set forth in ARTICLE III. Accordingly, each of Parent and Merger Sub acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets, or prospects information that may have been made available to Parent, Merger Sub, or any of their respective Representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement).

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business of the Company. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, except (i) as expressly required or contemplated by this Agreement, (ii) as set forth in Section 5.01 of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) as taken in good faith in response to any pandemic, epidemic, natural disaster, or other extraordinary event affecting the Company, its Subsidiaries, or its industry, or (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to conduct its business in the ordinary course of business in all material respects, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact in all material respects its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, and to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having material business relationships with it; provided, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of this Section 5.01 shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly required or contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend or propose to amend its Charter Documents;

(b) (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries);

(c) issue, sell, pledge, dispose of, or encumber any Company Securities, Company Subsidiary Securities or Company Equity Awards (except for Company Equity Awards issued in the ordinary course of business in connection with new hires), other than the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms;

(d) except as required by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle, in the ordinary course of business or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by applicable Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $500,000 in the aggregate, other than intercompany loans, advances, capital contributions or investments;

(f) (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Property or any other Contract or Lease that, if in effect as of the date hereof, would constitute a Company Material Contract or Lease with respect to material Real Property hereunder;

(i) institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business, and (iii) the settlement of any stockholder Legal Action governed by Section 5.14;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k) (i) settle or compromise any material Tax claim, audit, or assessment by a Governmental Entity for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, or (iii) materially amend any material Tax Returns, in the case of each of the foregoing except as required by applicable Law or in the ordinary course of business;

(l) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m) except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in the Business Combination Act, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company-Owned IP, or grant any right or license to any material Company-Owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o) modify any privacy policies of the Company or any of its Subsidiaries or the integrity, security, or operation of the Company IT Systems in any adverse manner that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(p) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K, other than transactions in the ordinary course of business;

(r) adopt or implement any stockholder rights plan or similar arrangement;

(s) amend, supplement, surrender, cancel, terminate, allow to lapse, fail to renew, materially limit, or otherwise adversely modify any material Aviation Authorization, or modify in any material respect any related ratings, operations specifications, capability lists, approved manuals, quality systems, accountable manager or nominated person designations, or other approvals or conditions required to maintain any material Aviation Authorization; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from (i) making ordinary course modifications, amendments or supplements to any Aviation Authorization that do not materially and adversely affect the scope, validity, or effectiveness of such Aviation Authorization or (ii) renewing any Aviation Authorization in the ordinary course of business consistent with past practice;

(t) settle, waive, or forgive any amount owed to the Company in excess of $250,000 individually or $500,000 in the aggregate;

(u) grant any refunds, credits, rebates, or allowances to customers in excess of $250,000 individually or $500,000 in the aggregate; or

(v) agree or commit to do any of the foregoing.

Notwithstanding anything to the contrary herein, (1) the Company shall not initiate, seek, request, provide or discuss any notice of or consent or waiver with respect to the Merger or the transactions contemplated by this Agreement with the counterparty to any Company Material Contract without the prior written consent of the Parent (which consent shall not be unreasonably withheld, delayed, or denied); and (2) if the Company receives any communication regarding this Agreement or the transactions contemplated by this Agreement from the counterparty to a Company Material Contract, the Company shall notify Parent in writing (email being sufficient) as promptly as practicable following the receipt of such communication (but in no event later than two

(2) Business Days following receipt) and, prior to providing any response to such counterparty, work in good faith with Parent to coordinate such response; provided, however, that any consent of Parent to the Company’s response to such counterparty shall not be unreasonably withheld, delayed, or conditioned. Any consent of Parent or notice required to be provided to Parent pursuant to this Section 5.01 shall be provided to those Persons designated by Parent on Section 5.01 of the Parent Disclosure Letter.

Section 5.02 Conduct of Parent. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, except as expressly permitted, required, or contemplated by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, knowingly take, or agree or commit to take, any action that is intended to or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03 Access to Information; Confidentiality.

(a) Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, during normal business hours and upon reasonable advance notice, and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to (i) provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege, contravene any Law, or breach the confidentiality provisions of any Contract to which the Company or any of its Subsidiaries is a party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy, contravention, or breach), or (ii) disclose any information related to any Takeover Proposal, the deliberations of the Company Board with respect thereto, or the deliberations of the Company Board with respect to this Agreement and the transactions contemplated hereby. No investigation by Parent or its Representatives shall affect the Company’s representations, warranties, covenants, or agreements contained herein.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Confidentiality Agreement, dated May 14, 2026, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04 No Solicitation.

(a) Takeover Proposal. Except as permitted by this Section 5.04, during the period from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with its terms, the Company shall not, and shall direct and cause its Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives not to directly or indirectly: (i) solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that, to the Knowledge of the Company, is seeking to make, or has made, any Takeover Proposal; (iii) except where the Company Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) approve any transaction under, or any third party becoming an “interested stockholder” under, the Rhode Island Business Combination Act; (v) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”); (vi) effect any Company Adverse Recommendation Change; (vii) submit to a vote of its shareholders, approve, endorse or recommend any Takeover Proposal; or (viii) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall request (A) in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Takeover Proposal or possible Takeover Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Takeover Proposal by such Person and its Representatives.

(b) Permitted Conduct Related to Certain Takeover Proposals. Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited, written Takeover Proposal after the date of this Agreement that did not result from a breach of this Section 5.04 and that the Company Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; and (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be provided promptly to Parent for informational purposes (and in all events within 24 hours of execution)); provided, in each such case that the Company Board first shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(c) Notification to Parent. The Company shall notify Parent promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by the Company of any Takeover Proposal. In such notice, the Company shall identify the third party making, and the material terms and conditions of, any such Takeover Proposal and, if applicable, shall provide copies of any written request, proposal or offer, including proposed agreements and any other documents or written communications related thereto. The Company shall keep Parent reasonably informed on a prompt basis (and, in any event, within 24 hours) of the status and material terms of any such Takeover Proposal, including any material amendments as to price or other material terms thereof.

(d) Permitted Conduct Related to a Superior Proposal. Except as expressly permitted by this Section 5.04(d) or Section 5.04(e), neither the Company Board nor any committee thereof shall effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may: (i) effect a Company Adverse Recommendation

Change with respect to a Superior Proposal or (ii) terminate this Agreement pursuant to Section 7.04(a) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of this Section 5.04, if: (A) the Company has notified Parent, in writing, at least three Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (i) or (ii) of this Section 5.04(d), of its intention to take such action with respect to such Superior Proposal, which notice shall describe the material terms and conditions of the Superior Proposal and identify the party making it and, if applicable, copies of any written request, proposal or offer, including proposed agreements and any other documents or written communications related thereto; (B) the Company and its Representatives during the Superior Proposal Notice Period have negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal (it being agreed that, in the event of any material revision to the financial terms of a Superior Proposal after commencement of the Superior Proposal Notice Period, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remain after the time the Company notifies Parent of any such material revision) and upon the end of such Superior Proposal Notice Period, the Company Board shall have considered in good faith any such revisions to the terms of this Agreement proposed by Parent that, if accepted by the Company, would be binding upon Parent; and (C) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal would nevertheless continue to constitute a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(e) Permitted Conduct Related to Intervening Events. Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company has notified Parent, in writing, at least three Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect a Company Adverse Recommendation Change would no longer be inconsistent with the Company Board’s fiduciary duties; and (iii) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. The Company acknowledges and agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) and not pursuant to this Section 5.04(e).

(f) Compliance with Tender Offer Rules. Nothing contained herein shall prevent the Company Board or any committee thereof from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a publicly disclosed Takeover Proposal, if the Company determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly and publicly reaffirms the Company Board Recommendation within five (5) Business Days after Parent so requests in writing following a publicly announced Takeover Proposal.

Section 5.05 Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Stockholder of Merger Sub.

(a) Company Shareholders Meeting. The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Shareholders Meeting as soon as reasonably practicable after the date of this Agreement and in no event later than thirty days following the date on which the definitive version of the Company Proxy Statement is first mailed to holders of the Company Common Stock. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the approval and adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to obtain the Requisite Company Vote and (iii) otherwise comply in all material respects with all legal requirements applicable to the Company Shareholders Meeting. The Company shall not submit any other proposals for approval at the Company Shareholders Meeting without the prior written consent of Parent. The Company may, after good faith consultation with Parent, postpone or adjourn the Company Shareholders Meeting (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies to obtain the Requisite Company Vote or ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting, or (C) to comply with applicable Law; provided, that the Company Shareholders Meeting shall not be postponed or adjourned to a date that is later than five Business Days prior to the Outside Date. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the approval and adoption of this Agreement and the approval of the Merger to the holders of Company Common Stock at the Company Shareholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Shareholders Meeting.

(b) Preparation of Company Proxy Statement. In connection with the Company Shareholders Meeting, as soon as reasonably practicable (and in any event within 30 days) following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company); provided, that the Company may amend or supplement the Company Proxy Statement without the review or comment of Parent from and after any Company Adverse Recommendation Change. The Company shall use its reasonable best efforts to cause the Company Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholder an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c) Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger in accordance with the RIBCA.

Section 5.06 Notices of Certain Events. Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (c) any Legal Action commenced, or to such party’s Knowledge, threatened against, relating to, or involving or otherwise affecting such party or any of its Subsidiaries or Affiliates, which relate to the transactions contemplated by this Agreement; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.06 or the failure of any condition set forth in ARTICLE VI to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE VI to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.06 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.07 Employees; Benefit Plans.

(a) Comparable Salary and Benefits. During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the applicable employee’s termination of employment with Parent and its Subsidiaries (including the Surviving Corporation)), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with (i) annual base salary or wage level and annual target bonus opportunities (excluding equity-based compensation) that are no less favorable than those provided by the Company and its Subsidiaries on the date of this Agreement, and (ii) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than those provided by the Company and its Subsidiaries on the date of this Agreement.

(b) Crediting Service. With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries (including the Surviving Corporation), excluding (i) any retiree health plans or programs maintained by Parent or any of its Subsidiaries (including the Surviving Corporation), (ii) any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries (including the Surviving Corporation), and (iii) any equity compensation arrangements maintained by Parent or any of its Subsidiaries (including the Surviving Corporation) (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries (or any predecessor employer to the extent the Company provided past-service credit) as if such service were with Parent, for purposes of eligibility to participate, vesting, vacation entitlement, and the level of severance benefits (but not for purposes of benefit accrual under any defined benefit plan) under each Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that such crediting would result in a duplication of benefits with respect to the same period of service.

(c) Welfare Plan Transition. Parent shall use commercially reasonable efforts to cause each Parent Benefit Plan that is a welfare benefit plan in which Company Continuing Employees are eligible to participate following the Effective Time to (i) waive any pre-existing condition limitations, evidence-of-insurability requirements, and waiting periods applicable to Company Continuing Employees and their eligible dependents, to the extent such limitations were waived or satisfied under the analogous Company Employee Plan, and (ii) recognize for purposes of applying annual deductibles, co-payments, and out-of-pocket maximums any deductibles, co-payments, and out-of-pocket expenses paid by the Company Continuing Employee (and his or her eligible dependents) under the analogous Company Employee Plan during the plan year in which the Effective Time occurs.

(d) Employees Not Third-Party Beneficiaries. This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(e) Communications. The Company shall consult with Parent in good faith on the form and substance of any broad-based written communications to Company Employees concerning the Merger, the transactions contemplated hereby, or post-closing employment matters, and shall consider Parent’s comments in good faith; provided, that this Section 5.07(e) shall not apply to communications that are consistent in all material respects with prior communications previously approved in writing by Parent or solely to the extent required by applicable Law.

Section 5.08 Directors’ and Officers’ Indemnification and Insurance.

(a) Indemnification. From and for a period of six years after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, hold harmless, and advance expenses (in advance of the final disposition of any action) to each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an “Indemnified Party”) against all costs, expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, losses, claims, settlements, damages, and liabilities in connection with any actual or threatened action, suit, claim, proceeding, or investigation arising out of or pertaining to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including in connection with this Agreement and the transactions contemplated hereby, including the Merger), in each case to the fullest extent permitted by the RIBCA and any other applicable Law. All rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Indemnified Party as provided in the Charter Documents of the Company in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08(a) of the Company Disclosure Letter (including any indemnification agreements between the Company and any Indemnified Party), shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as those set forth in the Charter Documents of the Company as of the date of this Agreement, and during such six-year period such provisions shall not be repealed, amended, or otherwise modified in any manner that would adversely affect the rights of any Indemnified Party, except as required by applicable Law.

(b) Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.

(c) Survival. The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(d) Assumption by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09 Reasonable Best Efforts.

(a) Governmental and Other Third-Party Approvals; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the Outside Date), the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in substantial compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, or to enter into any agreement not to consummate the transactions contemplated by this Agreement, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed).

(b) Governmental Antitrust Authorities. Without limiting the generality of the undertakings pursuant to Section 5.09(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings required under any other Antitrust Laws as identified in Section 5.09 of the Company Disclosure Letter as promptly as practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within 10 Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.09(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.09(b) or otherwise as “outside counsel only” and such materials may also be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns.

(c) Actions or Proceedings. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub, and the Company shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement.

(d) Notwithstanding anything herein to the contrary, Parent shall take any and all actions necessary or advisable (i) to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent, delay, unwind, declare void or unlawful, or otherwise prohibit the Closing and the transactions contemplated hereby, including defending through litigation on the merits any claim asserted in any court by any Person; and (ii) to avoid or eliminate each and every impediment under any antitrust, competition, foreign investment or trade regulation law that may be asserted by any Governmental Entity so as to enable the parties to consummate the transactions promptly and, in any event, prior to the Outside

Date. Parent’s obligations under this Section 5.09 shall be at its sole expense, shall be done in a timely manner sufficient to ensure the Closing occurs by the Outside Date, and shall include (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent (or any of its Subsidiaries) and (y) otherwise taking or committing to take any actions, including any action that limits Parent’s or its Affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Affiliates’ businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing, materially delaying, unwinding, declaring void or unlawful, or otherwise prohibiting the Closing.

Section 5.10 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release, statement, announcement, or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.04; (ii) any other disclosure issued or made in compliance with Section 5.04; or (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.10. Notwithstanding the foregoing, Arcline and its affiliated investment funds may engage in ordinary course communications consistent with past practice with their current or prospective investors of Arcline or its affiliated investment funds, in each case, who are subject to customary confidentiality obligations with respect to such communications.

Section 5.11 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall use reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.12 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 5.13 Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.

Section 5.14 Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall control the defense and settlement of any such stockholder litigation. The Company shall: (a) give Parent the opportunity to participate (at Parent’s sole expense and with counsel of its choice) in the defense of any such stockholder litigation, (b) keep Parent reasonably apprised on a prompt basis of significant developments with respect to any such stockholder litigation, and (c) consider in good faith Parent’s comments with respect to the defense and settlement of any such stockholder litigation. None of the Company, any Subsidiary of the Company or any Representative of the Company shall compromise, settle or come to an arrangement regarding any such stockholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Company or its Subsidiaries may compromise, settle or come to an agreement regarding stockholder litigation made or pending against the Company or any of its Subsidiaries, if each of the following conditions are met: (i) the resolution of all such litigation requires payment from the Company or any Subsidiary of the Company or Representatives in an amount not to exceed the amount set forth in Section 5.14 of the Company Disclosure Letter and/or the provision of disclosures to the shareholders of the Company relating to the Merger (which disclosures shall be subject to Parent’s review and comment, which reasonable comments the Company shall consider in good faith); (ii) the settlement provides for no injunctive relief; (iii) the settlement provides that each of Parent, Parent’s Subsidiaries, Parent’s Representatives, the Company, and the Company’s Subsidiaries are released from all liability in connection therewith; and (iv) none of Parent, Merger Sub, the Company, and their respective Subsidiaries and Representatives are required to admit any wrongdoing as part of the settlement.

Section 5.15 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.16 Resignations. At the written request of Parent, the Company shall use its reasonable best efforts to cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.18 Credit Agreement Payoff. The Company shall use commercially reasonable efforts to cause the agent under the Credit Agreement to deliver to the Company (and the Company shall provide to Parent) on or prior to the Closing Date an executed payoff letter in customary form with respect to the Credit Agreement (the “Pay-off Letter”). The Pay-off Letter shall (a) indicate the Credit Agreement Payoff Amount and state that, upon receipt of the Credit Agreement Payoff Amount, the Credit Agreement and all related loan documents shall be terminated (subject to customary reinstatement language, customary exceptions for contingent obligations thereunder that are not yet due and payable, and subject to the survival of provisions which by their express terms survive any such termination and provisions with respect to any obligations in respect of any letters of credit that may survive Closing) and (b) provide that all Liens (other than Liens on cash collateral securing any letters of credit that may survive Closing) and all guarantees in connection with the Credit Agreement relating to the assets and properties of the Company or any Company Subsidiaries securing such obligations shall be released and terminated upon the payment of the Credit Agreement Payoff Amount. The Parent shall pay (or cause to be paid)

to each Person designated in the Pay-off Letter, by wire transfer of immediately available funds, an aggregate amount equal to the Credit Agreement Payoff Amount upon the Closing Date. Parent shall reasonably cooperate with the Company’s efforts under this  Section 5.18.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been duly approved and adopted by the Requisite Company Vote.

(b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof), and any commitment by the parties (if any) not to consummate the Merger before a certain date under a timing agreement with a Governmental Entity shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws.

(c) No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02, Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.03(e), Section 3.05(a) and Section 3.10) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects (other than de minimis inaccuracies) as of that date); (iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.03(e), and Section 3.10 shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date); and (iv) the representations and warranties contained in Section 3.05(a) shall be true and correct in all respects as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct have not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b) Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Section 6.04 Frustration of Closing Conditions. Neither the Company, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s willful breach in any material respect of any provision of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT, AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):

(a) if the Merger has not been consummated on or before the date that is one hundred and fifty (150) days after the date of this Agreement (the “Outside Date”); provided that, if the Closing shall not have occurred prior to such date and all conditions to Closing other than the conditions set forth in Section 6.01(b) shall have been satisfied or capable of being satisfied at such time, the Outside Date may be extended by either Company or Parent on one occasion for a period of thirty days by written notice to the other party no later than five Business Days prior to the then existing Outside Date, and such date, as so extended, shall be the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the Merger to be consummated on or before the Outside Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order or such Law or Order becoming final and nonappealable; or

(c) if this Agreement has been submitted to the shareholders of the Company for approval and adoption at a duly convened Company Shareholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Shareholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 7.03 Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a) If a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the Outside Date; or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) by the Outside Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied.

Section 7.04 Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a) if prior to the receipt of the Requisite Company Vote at the Company Shareholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement and substantially concurrently pays Parent the Termination Fee as contemplated by Section 7.06(a); or

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the Outside Date; or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent or (ii) by the Outside Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied; or

(c) if (i) all of the conditions set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions would be satisfied if the Closing Date were the date on which the Company is seeking to terminate), (ii) the Company has irrevocably confirmed in writing to Parent that all conditions set forth in Section 6.01, Section 6.02 and Section 6.03 have been satisfied or, with respect to Section 6.03, that the Company is willing to waive any unsatisfied conditions set forth in Section 6.03 and that it stands ready, willing and able to consummate the Merger at such time, (iii) the Company shall have given Parent written notice at least three Business Days prior to termination that the Company’s intention is to terminate this Agreement pursuant to this Section 7.04(c), and (iv) Parent and Merger Sub shall have failed to consummate the Closing within three Business Days after the delivery of such written notice and confirmation by the Company to Parent.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability or obligation on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) no such termination shall relieve any party from any liabilities or damages arising out of its deliberate fraud or its Willful and Material Breach of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 7.06 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two Business Days following such termination, the Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), concurrently with such termination, the Termination Fee.

(c) Termination Fee. If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b), (ii) by the Company or Parent pursuant to (A) Section 7.02(a) hereof, or (B) Section 7.02(c) hereof; or (iii) pursuant to any other provision of this Article VII and at such time this Agreement could have been terminated pursuant to Section 7.03(b), Section 7.02(a) or Section 7.02(c), and in each case: (1) prior to such termination a Takeover Proposal shall have been publicly disclosed after the date of this Agreement and not withdrawn prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)) or the later of the Company Shareholders Meeting and any postponement or adjournment thereof (in the case of termination pursuant to Section 7.02(c)), and (2) within 12 months following the date of such termination of this Agreement the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any transaction included within the definition of Takeover Proposal (whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated, or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to the entry of such transaction, the Termination Fee (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to “15%” shall be deemed to be references to “50%” instead).

(d) Reverse Termination Fee. If this Agreement is terminated by the Company or Parent pursuant to Section 7.02(a) or Section 7.02(b) (but with respect to Section 7.02(b), solely in the case that the applicable Law or Order of a Governmental Entity of competent jurisdiction is pursuant to a Legal Action involving an Antitrust Law), and, in each case, at the time of such termination, the conditions set forth in Section 6.01, Section 6.02 and Section 6.03 (other than those conditions that by their terms are to be satisfied at the

Closing) have been satisfied or waived except for Section 6.01(b) or Section 6.01(c) (but with respect to Section 6.01(c), solely in the case that the applicable Law or Order of a Governmental Entity of competent jurisdiction is pursuant to a Legal Action involving an Antitrust Law), then Parent shall pay to the Company (by wire transfer of immediately available funds), within three Business Days after such termination, the Reverse Termination Fee.

(e) The parties acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. If any party shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the other party makes a claim that results in a judgment, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that: (i) the right to receive the Termination Fee or the Reverse Termination Fee under this Agreement shall not limit or otherwise affect Parent’s or Merger Sub’s right to specific performance as provided in Section 8.13 prior to any termination of this Agreement; (ii) in no event shall the Company be obligated to pay the Termination Fee on more than one occasion; (iii) in no event shall Parent be obligated to pay the Reverse Termination Fee on more than one occasion; and (iv) notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee is paid by the Company to Parent, or the Reverse Termination Fee is paid by Parent to the Company, in each case, in accordance with this Section 7.06, the Termination Fee or the Reverse Termination Fee, as applicable, shall be the sole and exclusive monetary remedy of Parent and Merger Sub against the Company or the Company against Parent and Merger Sub, as applicable, their respective Subsidiaries, directors, officers, employees, stockholders, and Representatives in connection with this Agreement and the transactions contemplated hereby, except in the case of a Willful and Material Breach of this Agreement or deliberate fraud, and upon payment of such Termination Fee or Reverse Termination Fee, none of the Company, Parent, Merger Sub or any of their respective Subsidiaries, directors, officers, employees, stockholders, or Representatives shall have any further liability or obligation to the Company, Parent or Merger Sub, as applicable, relating to or arising out of this Agreement or the transactions contemplated hereby, except in the case of a Willful and Material Breach of this Agreement or deliberate fraud.

(f) Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses; provided, however, that Parent and the Company shall be equally responsible for all filing fees incurred in connection with the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07 Amendment. At any time prior to the Effective Time this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into in compliance with the terms of this Agreement and containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or effectuating foreign investment.

“Arcline” means Arcline Investment Management LP, a Delaware limited partnership.

“Articles of Merger” has the meaning set forth in Section 1.03.

“Associate” has the meaning set forth in the Business Combination Act.

“Aviation Authority” means any Governmental Entity or quasi-governmental authority or entity in the United States or other jurisdiction (foreign or domestic) that is vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness, design, production, operation, or maintenance of any aircraft, or other similar matters relating to civil or military aviation within the jurisdiction, including the FAA, and the United States Department of Transportation, the European Union Aviation Safety Agency, and the CAAC.

“Aviation Authorizations” means all approvals, licenses, registrations, authorizations, Permits, qualifications, and certificates required by Law or contract that are issued by an Aviation Authority to the Company for the conduct and operations of the Company’s business as currently conducted, including, but not limited to, the Supplemental Type Certificates and Parts Manufacturer Approvals issued by the FAA and any other Governmental Entity, the FAA Part 145 Air Agency Certificate, the EASA U.S. Approval Certificate, and the CAAC Maintenance Organization Certificate.

“Book-Entry Share” has the meaning set forth in Section 2.01(c).

“Business Combination Act” means the Rhode Island Business Combination Act.

“Business Day” means any day, other than Saturday, Sunday, or any day on which the SEC or banking institutions located in Providence, Rhode Island are authorized or required by applicable Law or other governmental action to close.

“CAAC” means the Civil Aviation Administration of China and any successor agency thereto.

“Capitalization Date” has the meaning set forth in Section 3.02(a).

“Cancelled Shares” has the meaning set forth in Section 2.01(a).

“Certificate” has the meaning set forth in Section 2.01(c).

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

“Company Adverse Recommendation Change” means the Company Board: (a) withholding, withdrawing, amending, modifying, or materially qualifying, or publicly proposing to withhold, withdraw, amend, modify, or materially qualify, or failing to make, in each case, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is disseminated to the Company’s shareholders; (c) adopting, approving, endorsing, declaring advisable, or recommending, or publicly proposing to adopt, approve, endorse, declare advisable, or recommend, a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within five Business Days after the commencement of such offer; or (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within five Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in ARTICLE III.

“Company Employee” has the meaning set forth in Section 3.11(a).

“Company Employee Plans” has the meaning set forth in Section 3.11(a).

“Company Equity Award” means a Company Stock Option, a Company RSU, or a Company SSPA granted under one of the Company Stock Plans, as the case may be.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreement” means any Contract (i) pursuant to which the Company or any of its Subsidiaries grants or is granted any exclusive license or other exclusive right with respect to any material Intellectual Property (whether inbound or outbound), (ii) that materially limits or restricts the Company’s or any of its Subsidiaries’ ability to own, use, transfer, license, or enforce any material Company-Owned IP (other than Contracts entered into in the ordinary course of business, including with any employees of the Company or any of its Subsidiaries), (iii) arising out of any settled or ongoing Legal Action or dispute relating to any Intellectual Property that resulted in payments by or to the Company or any of its Subsidiaries in excess of $250,000 or that imposes material ongoing restrictions on the Company’s or any of its Subsidiaries’ business operations, including any concurrent use, co-existence, or consent Contract, or covenant not to sue or settlement Contract, or (iv) relating to the acquisition of any material Intellectual Property for aggregate consideration in excess of $500,000.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions, including any tariffs or trade wars; (ii) the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons; (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, terrorism, military actions, or the escalation thereof, or any changes in geopolitical conditions; (v) natural disasters, epidemics, pandemics, public health emergencies; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken at Parent’s written request or direction or with Parent’s consent; or (x) any Legal Action arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company-Owned IP Registrations” has the meaning set forth in Section 3.07(a).

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company PSU” has the meaning set forth in Section 2.06(c).

“Company RSA” has the meaning set forth in Section 2.06(d).

“Company RSU” has the meaning set forth in Section 2.06(b).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Shareholders Meeting” means the special meeting of the shareholders of the Company to be held to consider the adoption of this Agreement.

“Company SSPA” has the meaning set forth in Section 2.06(e).

“Company Stock Option” has the meaning set forth in Section 2.06(a).

“Company Stock Plans” means the following plans, in each case as amended: (i) the Astro-Med, Inc. 2007 Equity Incentive Plan; (ii) the AstroNova, Inc. 2015 Equity Incentive Plan; (iii) the AstroNova, Inc. 2018 Equity Incentive Plan; (iv) the AstroNova, Inc. 2022 Employee Stock Purchase Plan; and (v) the AstroNova, Inc. Non-Employee Director Annual Compensation Program.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 30, 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among the Company, certain Company Subsidiaries party thereto from time to time, and Bank of America, N.A., as the lender thereto.

“Credit Agreement Payoff Amount” means the total amount required to be paid to fully satisfy (or cash collateralize) all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations due and payable under and in connection with the Credit Agreement as of the anticipated Closing Date, as set forth in the Pay-off Letter (including any customary per diem, to the extent applicable).

“DFARS” has the meaning set forth in Section 3.20(d).

“EASA” means the European Union Aviation Safety Agency and any successor agency thereto.

“EDGAR” has the meaning set forth in Section 3.04(a).

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Effective Time” has the meaning set forth in Section 1.03.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under the HSR Act or any other Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.

“FAA” means the U.S. Federal Aviation Administration and any successor agency thereto.

“FAR” has the meaning set forth in Section 3.20(d).

“GAAP” has the meaning set forth in Section 3.04(b).

“Government Bid” means any offer, quotation, bid or proposal made by the Company or any of its Subsidiaries that, if accepted or awarded, would reasonably be expected to result in a Government Contract.

“Government Contract” means any Contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, other transactional authority agreement or change order) for the supply of products or services by the Company or one of its Subsidiaries between the Company or any of its Subsidiaries and: (a) any Governmental Entity or (b) a prime contractor or subcontractor (of any tier) to any Governmental Entity in which such Contract (i) incorporates, by reference or otherwise, provisions of the FAR or DFARS (or similar provisions for a state, local or foreign Governmental Entity) or otherwise, to the Knowledge of the Company, is a prime contractor or subcontractor with an ultimate Government Entity end-customer for such Contract.

“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Party” has the meaning set forth in Section 5.08(a).

“Intellectual Property” means all intellectual property and other similar proprietary rights arising or protected under the Laws of any jurisdiction throughout the world, whether registered, unregistered, or registrable, including all: (a) patents, patent applications, and rights in inventions; (b) trademarks, service marks, trade names, corporate names, trade dress, logos, slogans, internet domain names, social media handles, and other identifiers and indicia of source or origin, and the goodwill associated with any of the foregoing; (c) copyrights, mask works, and rights in works of authorship; (d) trade secrets, know-how, and rights in confidential information; and (e) all applications, registrations, and issuances with respect to any of the foregoing and all renewals, extensions, and foreign counterparts thereof.

“Intervening Event” means, with respect to the Company any material event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that was not known to, nor reasonably foreseeable by, the Company Board, as of or prior to the date hereof and becomes known to the Company Board prior to receipt of the Requisite Company Vote; provided, however, that in no event shall the following events, circumstances, changes, effects, developments or conditions constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal; (b) any change in the price, or change in trading volume, of the Company Common Stock; (c) that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof; (d) changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally; provided, however, that the exceptions to this clause contained in (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred; (e) any event, circumstance, change, effect, development or condition consisting of or resulting from a breach of this Agreement by the Company or its Subsidiaries; or (f) any event, circumstance, development or occurrence that relates solely to Parent and its Affiliates.

“Intervening Event Notice Period” has the meaning set forth in Section 5.04(e).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent Disclosure Letter; in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“ Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Lookback Date” means February 1, 2023.

“Maximum Premium” has the meaning set forth in Section 5.08(c).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Nasdaq” has the meaning set forth in Section 3.03(c).

“NDAA” has the meaning set forth in Section 3.20(e).

“Order” has the meaning set forth in Section 3.09.

“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

“Outside Date” has the meaning set forth in Section 7.02(a).

“Owned Real Property” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).

“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means: (a) statutory Liens for Taxes or other governmental charges (i) not yet due and payable or (ii) being contested in good faith; (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Persons Engaging in Forced Labor” means any Person: (i) included on the Uyghur Forced Labor Prevention Act Entity List administered by U.S. Customs and Border Protection; (ii) subject to a Withhold Release Order; (iii) resident, located, or domiciled in the Xinjiang Uyghur Autonomous Region of China; or (iv) otherwise engaged in any forced, slave, or child labor.

“Proprietary Software” means any and all Software owned or purported to be owned, in whole or in part, by the Company.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating of any Hazardous Substance into, onto, or through the indoor or outdoor environment.

“Representatives” means collectively, with respect to any Person, such Person’s directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Reverse Termination Fee” means an amount equal to the Termination Fee.

“Rhode Island Secretary” has the meaning set forth in Section 1.03.

“RIBCA” has the meaning set forth in the Recitals.

“Sanctioned Country” means any country or region, or government of any country or region, that is or was during the applicable period the subject or target of a comprehensive sanctions or export controls under Trade Compliance Laws (including Afghanistan, Belarus, Cuba, Iran, Myanmar, North Korea, Russia, Syria, Venezuela, and following regions of Ukraine: Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Kherson, and Zaporizhzhia).

“Sanctioned Person” means any Person that is the subject or target of restrictions under Trade Compliance Laws, including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the List of Specially Designated Nationals and Blocked Persons and the Entity List; (ii) any Person located, operating, or ordinarily resident in a Sanctioned Country (iii) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) or (ii); or (iv) any national of a Sanctioned Country with whom U.S. Persons are prohibited from dealing.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach in any material respect of Section 5.04 (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be “more than 50%”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Company Common Stock from a financial point of view than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects and likelihood for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.04(d).

“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 15% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Tax Returns” shall mean any return, report, information, filing, document or similar statement filed or required to be filed with any Governmental Entity with respect to any Tax (including any attached schedules).

“Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, escheat or unclaimed property, transfer or excise tax, social security or tax relating to compensation or benefits provided to employees, or any other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty or addition thereto, whether disputed or not, in each case imposed by any Governmental Entity.

“Termination Fee” means $9,648,000.

“Trade Compliance Laws” has the meaning set forth in Section 3.19.

“Treasury Regulations” means the income tax regulations of the U.S. Treasury Department promulgated under the Code (including any successor regulations).

“Voting Debt” has the meaning set forth in Section 3.02(c).

“Willful and Material Breach” means, with respect to any representation, warranty, covenant, or other agreement set forth in this Agreement, a material breach that is the consequence of an act or omission by the breaching party (including a failure to cure circumstances) with the actual knowledge that such act or omission was, or would reasonably be expected to be or result in, a breach of such representation, warranty, covenant or other agreement.

“Withholding Agent” has the meaning set forth in Section 2.04.

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $, cash, or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Words importing one gender shall include all genders, and words importing the singular shall include the plural and vice versa. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean posted to the electronic data room established in respect to the Merger at least two Business Days prior to the date of this Agreement. All references to a number of days shall mean calendar days unless Business Days are expressly specified. If the last day of any period falls on a day that is not a Business Day, the period shall extend to the next succeeding Business Day. All references to a date or time of day shall mean such date or time in Providence, Rhode Island.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.04 Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Rhode Island without giving effect to any choice or conflict of law provision or rule (whether of the State of Rhode Island or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Rhode Island.

Section 8.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Superior Court of the State of Rhode Island sitting in Kent County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the United States District Court for the District of Rhode Island. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY

AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Orion Merger Parent, Inc. c/o Arcline Investment Management LP 3803 Bedford Avenue, Suite 106 Nashville, TN 37215 Attention: Shyam Ravindran; Robert Nelson Email: shyam@arcline.com; robert@arcline.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Bass Berry & Sims PLC 21 Platform Way S, Suite 3500 Nashville, Tennessee 37203 Attention: Ryan D. Thomas; S. Ryan Hoffman Email: rthomas@bassberry.com; rhoffman@bassberry.com

If to the Company, to:	AstroNova, Inc. 600 East Greenwich Avenue West Warwick, RI 02893 Attention: Jorik Ittmann Email: jittmann@astronovainc.com

with a copy (which will not constitute notice to the Company) to:	Foley Hoag LLP Seaport World Trade Center West 155 Seaport Boulevard Boston, Massachusetts 02210-2600 Attention: William R. Kolb; Dan Clevenger Email: wkolb@foleyhoag.com; dclevenger@foleyhoag.com

Section 8.08 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control. Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, the Company Disclosure Letter and the Parent Disclosure Letter contain “facts ascertainable” outside of this Agreement within the meaning of applicable Law, and therefore do not form a part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

Section 8.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Common Stock to receive the Merger Consideration, (b) the rights of holders of Company Equity Awards to receive the consideration set forth in Section 2.06, and (c) the rights of the Indemnified Parties as set forth in Section  5.08.

Section 8.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of the Company’s, Parent’s or Merger Sub’s respective obligations to consummate the Merger survive any termination of this Agreement.

(b) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASTRONOVA, INC.

By:	/s/ Jorik Ittmann
Name:	Jorik Ittmann
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORION MERGER PARENT, INC.

By:	/s/ Shyam Ravindran
Name:	Shyam Ravindran
Title:	President

ORION MERGERCO X, INC.

By:	/s/ Shyam Ravindran
Name:	Shyam Ravindran
Title:	President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Restated Articles of Incorporation

See attached.

ANNEX B

EXECUTION VERSION

June 16, 2026

The Board of Directors of

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

Members of the Board of Directors (the “Board”):

We understand that it is proposed that AstroNova, Inc., a Rhode Island corporation (the “Company”), enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Orion Merger Parent, Inc., a Delaware corporation (“Parent”), and Orion MergerCo X, Inc., a Rhode Island corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Subject to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) at the closing of the Merger, with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, each share of common stock, par value $0.05 per share, of the Company ( “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries (the “Cancelled Shares”), will be converted into the right to receive $29.00 in cash, without interest (such transactions in this paragraph, the “Proposed Transaction”, and the $29.00 per share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Cancelled Shares) of the Consideration to be received by such holders pursuant to the Proposed Transaction.

In connection with this opinion, we have, among other things:

•	reviewed the financial terms and conditions of a draft of the Merger Agreement furnished to us on June 16, 2026;

•	reviewed certain publicly available financial statements and other business and financial information relating to the Company;

•

reviewed certain internal financial statements and other financial and operating data concerning the Company, including certain projected financial forecasts, analyses and projections relating to the Company (the “Forecasts”), in each case as prepared and furnished to us by the Company’s management and approved for our use by the Company (collectively, the “Internal Data”);

•	discussed with members of the senior management of the Company the past and current operations, financial condition and prospects of the Company and the Internal Data, including the Forecasts;

•	reviewed the reported prices and trading activity of the Company Common Stock;

•	compared the financial performance of the Company and the trading multiples of the Company Common Stock with those of certain other publicly traded companies that we deemed relevant;

•

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant; and

•	performed such other studies and analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have, with your consent, relied upon and assumed the accuracy, reasonableness and completeness of all the information supplied or otherwise made available to us, and we do not assume responsibility for the accuracy, reasonableness or completeness of, and have not independently verified, any such information. We have not undertaken, or been provided with, any evaluation, appraisal or physical inspection of any assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or a third party, and do not express any view or opinion as to the value of any of the foregoing.

Our opinion does not address the underlying business decision of the Company to engage in the Proposed Transaction, or the relative merits of the Proposed Transaction as compared to any other business or financial strategies that may be available to the Company or in which the Company might engage. With respect to the Forecasts, we have assumed, with your consent, that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management, and we have relied, with your consent, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Company Common Stock (other than Cancelled Shares) of the Consideration to be received by such holders pursuant to the Proposed Transaction. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Proposed Transaction, including, without limitation, the fairness of the Proposed Transaction or any term or aspect of the Merger Agreement to, or any consideration to be received in connection therewith by, or the impact of the Proposed Transaction on, the holders of any other class of securities, employees, creditors or any other constituency of the Company or any other party. In rendering our opinion, we have assumed, with your consent, that the final executed Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any way meaningful to our analysis or our opinion. We have also assumed, with your consent, that the Proposed Transaction will be consummated in accordance with the terms set forth therein and in accordance with all applicable laws without any waiver, amendment or delay. We have assumed, with your consent, that any and all governmental, regulatory or other consents, approvals, waivers or releases necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the expected benefits of the Proposed Transaction in any way meaningful to our analysis or our opinion. As you are aware, the credit, financial and stock markets have experienced and continue to experience volatility, and we express no view or opinion as to any potential effects of such volatility on the parties to the Merger Agreement or the Proposed Transaction.

We are not accountants or legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its accountants and legal, tax and regulatory advisors with respect to accounting, legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of compensation to any of the Company’s officers, directors or employees or any class of such persons, relative to any amounts to be paid in the Proposed Transaction. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation or responsibility to update, revise or reaffirm this opinion. Our opinion does not constitute a recommendation to any shareholder of the Company or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the Proposed Transaction or any other matter.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion, regardless of the conclusion reached herein, and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. During the two year period prior to the date hereof, neither Rockefeller Financial LLC nor any controlled affiliate of Rockefeller Capital Management, L.P. has had any investment banking, capital markets or lending engagements with the Company, Parent, Merger Sub or Arcline Investment Management, L.P., the sponsor of Parent (“Arcline”), for which fees have been paid or are payable by the Company, Parent, Merger Sub or Arcline. We and our affiliates may provide financial or other services to the Company, Parent, Merger Sub or Arcline or their respective affiliates in the future, and, in connection with any such services, we may receive compensation.

Please note that Rockefeller Financial LLC and its affiliates and related entities engage in a wide range of financial services activities for their own accounts and the accounts of customers, including, without limitation, asset, wealth and investment management, strategic advisory services and family office services. In the ordinary course of these activities, Rockefeller Financial LLC and its affiliates and related entities may (i) provide such financial services to the Company, Parent, Merger Sub or Arcline and their respective directors, officers, employees, affiliates, subsidiaries, investment funds and portfolio companies (collectively, the “Interested Parties”), for which services Rockefeller Financial LLC and its affiliates and related entities have received, and may receive, compensation, and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to any Interested Party. Furthermore, Rockefeller Financial LLC and its affiliates and related entities and its and their respective managers, partners, members, directors, officers and employees may have investments in the Interested Parties.

This opinion has been approved by a fairness committee of Rockefeller Financial LLC. This opinion (i) is intended solely for the benefit and use of the Board in considering the Proposed Transaction, (ii) is not a recommendation to the Company, the Board or any comparable governing body with respect to the Proposed Transaction or any other matter and (iii) does not constitute a recommendation to the Company’s potential investors, shareholders, creditors or employees or any other constituency with respect to the Proposed Transaction. In addition, we are not expressing any opinion as to the prices at which the Company Common Stock will trade at any time or as to the impact of the Proposed Transaction on the solvency or viability of the Company or any other party or the ability of the Company or any other party to pay their respective obligations when they come due.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Stock (other than Cancelled Shares) pursuant to the Proposed Transaction is fair, from a financial point of view, to such holders.

[Signature Page Follows]

Very truly yours,

/s/ Rockefeller Financial LLC
(Rockefeller Financial LLC)

AstroNova, Inc. Vote Your Proxy on the Internet: Go to https://web.viewproxy.com/ALOT/2026 Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. As a stockholder of AstroNova, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, Eastern Time, on [●], 2026. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ASTRONOVA, INC. SPECIAL MEETING OF STOCKHOLDERS [●], 2026 AT [●] EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTRONOVA, INC. The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Jorik E. Ittmann, Shawn W. Kravetz, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, and Richard S. Warzala, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of AstroNova, Inc. held of record by the undersigned on [●], 2026, the record date, at the Special Meeting of Stockholders (“Special Meeting”) to be held virtually on [●], 2026 at [●] Eastern Time. In order to attend the Special Meeting, you must first register at https://web.viewproxy.com/ALOT/2026 by 11:59 p.m. Eastern Time on [●], 2026. On the day of the Special Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting are contained in the proxy statement in the section titled “QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING.” This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature Date CONTROL NUMBER Title Signature (Joint Owners) NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2026: The Proxy Statement and Annual Report on Form 10-K are available at: https://web.viewproxy.com/ALOT/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. Proposal 2. To approve, by non-binding advisory vote, certain compensation arrangements for AstroNova’s named executive officers that are based on or otherwise relate to the Merger, as described in the accompanying proxy statement. FOR ? AGAINST ABSTAIN Proposal 3. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. FOR AGAINST ABSTAIN Please mark your votes like this Proposal 1. To adopt and approve the Agreement and Plan of Merger, dated as of June 16, 2026, by and among AstroNova, Inc. (“AstroNova”), Orion Merger Parent, Inc. (“Parent”), and Orion MergerCo X, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into AstroNova (the “Merger”), with AstroNova surviving the Merger as a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.05 per share, of AstroNova (other than excluded shares) will be converted into the right to receive $29.00 per share in cash, without interest and subject to any applicable withholding taxes, and approve the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). Such other business as may properly come before the meeting. FOR ? AGAINST ? ABSTAIN